As filed with the U.S. Securities and Exchange Commission on September 15, 2025.

Registration No. 333-278459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fuxing China Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hangbian Industry Area

 Longhu Town, Jinjiang City

Fujian Province 362241

The People’s Republic of China

+86-595-85287788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Benjamin Tan, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

  EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to Form F-1 (this “Post-Effective Amendment No. 1”) to update its Registration Statement on Form F-1, as amended (File No. 333-278459) (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2024 and declared effective by the SEC on May 28, 2025, to include the audited consolidated financial statements for the fiscal year ended March 31, 2025, and to update certain other information contained herein.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1 and no securities have been sold under the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement on April 2, 2024.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED

September 15, 2025

1,500,000 American Depositary Shares

Fuxing China Group Limited

Representing 22,500,000 Ordinary Shares

This is an initial public offering of American depositary shares, or ADSs, representing ordinary shares of Fuxing China Group Limited, a holding company incorporated in Bermuda. We are offering a total of 1,500,000 ADSs. One ADS represents 15 of our ordinary shares, par value Singapore dollars (“SGD”) $0.02 per share (“Ordinary Shares”), on a firm commitment basis. Our Ordinary Shares are listed on the Mainboard of the Singapore Exchange Securities Trading Limited (the “SGX-ST”). On September 12, 2025, the last reported sale price of our Ordinary Shares on the SGX-ST was SGD0.28 (U.S. dollar (“US$”) 0.204 ) per Ordinary Share. Prior to the completion of this offering, there has been no public market for our Ordinary Shares or ADSs in the U.S. We expect the initial public offering price to be in the range of US$4.00 to US$6.00 per ADS. We have reserved the symbol “FFFZ” for purposes of listing the ADSs on the Nasdaq Capital Market (“Nasdaq”) and have applied to list the ADSs on Nasdaq. It is a condition to the closing of this offering that the ADSs qualify for listing on Nasdaq. If Nasdaq does not approve our listing application, this initial public offering will be terminated.

Investing in the ADSs involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 21 to read about factors you should consider before buying the ADSs.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Fuxing China” and the “Company” refer to Fuxing China Group Limited, an exempted company incorporated under the laws of Bermuda; the term “our operating subsidiaries” refer to our indirectly wholly-owned subsidiary incorporated in Hong Kong, Fook Hing Group Trading Company Limited, and our indirectly wholly-owned subsidiaries organized in mainland China, including Jinjiang Fulong Zipper and Weaving Co., Ltd., Jinjiang Fookhing Zipper Co., Ltd., Jinjiang Fuxing Dress Co., Ltd., Jinjiang Fuxin Electroplating Co., Ltd., Jinjiang Jianxin Weaving Co., Ltd., Xiamen Fuxing Industrial Co., Ltd. and Xiamen Xinfuxing Property Management Co., Ltd; the term “Fuxing Group” or “our Group” refers to Fuxing China and our subsidiaries, collectively.

Investors are cautioned that you are purchasing equity interests in a Bermuda holding company with operations conducted in mainland China and Hong Kong by its subsidiaries.

We are an exempted company incorporated in Bermuda and not a Chinese or Hong Kong operating company. As a holding company, we conduct our operations through our subsidiaries located in mainland China and Hong Kong. The Ordinary Shares represented by the ADSs offered in this offering are equity interests of the offshore holding company and are not equity interests of our operating subsidiaries located in mainland China and Hong Kong. Therefore, you will not directly hold any equity interests in our mainland China based or Hong Kong-based operating subsidiaries.

i

We are subject to certain legal and operational risks associated with having the majority of our operations in mainland China and Hong Kong. PRC laws and regulations governing the current business operations of our operating subsidiaries are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our subsidiaries, significant depreciation of the value of the ADSs, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC regulatory authority adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using variable interest entity, or VIE, structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. We directly or indirectly hold 100% of the equity interests in the operating subsidiaries in mainland China, and we do not currently use a VIE structure. As of the date of this prospectus, neither we nor our operating subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. The Cybersecurity Review Measures became effective on February 15, 2022. As confirmed by our PRC counsel, Fujian Yimao Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, since we currently do not have over one million users’ personal information and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we also do not expect to be subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed for the aforementioned reasons. See “Risk Factors-Risks Relating to Doing Business in China-Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

Recent statements by the PRC regulatory authority have indicated an intent to impose more oversight and supervision over offerings conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”) and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial Administrative Measures, together with the Guidance Rules and Notice, impose requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and, particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulators or overseas stock exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained), and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchanges, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancings or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as an obligation to file with the CSRC after it submits an application for initial public offering to competent overseas regulators, and an obligation to file with the CSRC after it completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions. Specifically, pursuant to the Trial Administrative Measures, we are required to file with the CSRC within three business days after submitting the application documents for offering and listing in the U.S., unless we can obtain the exemptions referenced in clause (ii) above. As the Trial Administrative Measures are newly-issued, the interpretation and implementation on its enforcement will be released or adjusted from time to time. Therefore, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all. The closing of this offering is contingent upon our receipt of CSRC approval under the Trial Administrative Measures. On October 7, 2023, we submitted the filing report and related materials to the CSRC in accordance with the requirements of the Trial Administrative Measures, and on May 30, 2024, the CSRC published the notification on our completion of the required filing procedures. Thereafter, we modified the structure of our offering from an offering of Ordinary Shares to an offering of ADSs. As a result, we re-submitted the filing report with the CSRC on June 9, 2025, to reflect the updated offering structure. As of the date of this prospectus, such filing report remains under review by the CSRC. See “Risk Factors—Risks Relating to Doing Business in China—We are required to fulfill the Trial Administrative Measures filing procedures and report relevant information to the CSRC; and, since the further interpretation and implementation of the new regulations are still required, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all.”

ii

As of the date of this prospectus, we and our operating subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC regulatory authorities. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate new laws, regulations, or implementing new rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S., apart from the filing with the CSRC per the requirements of the Trial Administrative Measures. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, apart from the filing with the CSRC per the requirements of the Trial Administrative Measures, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of the ADSs, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline or be worthless.

In addition, the ADSs may be prohibited to trade on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, Onestop Assurance PAC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022,  legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If trading in the ADSs is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Onestop Assurance PAC, at such future time, Nasdaq may determine to delist the ADSs. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the Holding Foreign Companies Accountable Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act and the Consolidated Appropriations Act. See “Risk Factors-Risks Relating to Doing Business in China-Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

iii

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 17 of this prospectus for more information.

Between the date of incorporation of our holding company in 2006 through to the date of this prospectus, Fuxing China has distributed dividends to its shareholders or investors between 2008 and 2011, totaling approximately RMB122.66 million. Since 2012 through to the date of this prospectus, we have not received any dividends or distributions from our subsidiaries, nor have we paid any dividends or distributions to our shareholders or U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company with no material operations of our own, we will be dependent upon the receipt of funds from Jade Star or Fuxing HK. In order for us to pay dividends to our shareholders, we will rely on payments made from our PRC subsidiaries to Jade Star or Fuxing HK, and then the distribution of such payments to Fuxing China. PRC regulations currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. In addition, dividends distributed from our PRC subsidiaries to us are subject to PRC taxes, such as withholding tax. For cash transfers and transfers of other assets among our holding company and our subsidiaries between the date of incorporation of our holding company in 2006 through to the date of this prospectus, see “Prospectus Summary-Transfers of Cash to and from Our Subsidiaries” on page 14 of this prospectus. Except as described above, there have been no other transfers, dividends or distributions made by or among our holding company and our subsidiaries, or to investors as of the date of this prospectus.

	Per ADS	Total Without Over- Allotment Option	Total With Over- Allotment Option
Initial public offering price	US$	US$	US$
Underwriters’ discounts(1)	US$	US$	US$
Proceeds to our Company before expenses(2)	US$	US$	US$

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.

(2)

We expect our total cash expenses for this offering (including cash expenses payable to the underwriters for their accountable out-of-pocket expenses) to be approximately US$[●], exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the ADSs if any such ADSs are taken. We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the ADSs to be offered by us pursuant to this offering (excluding ADSs subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$[●] based on an assumed offering price of US$[●] per ADS, and the total gross proceeds to us, before underwriting discounts and expenses, will be US$[●].

The underwriters expect to deliver the ADSs against payment as set forth under “Underwriting,” on or about [●], 2025.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2025.

iv

v

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for ADSs is made to the public in Bermuda. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“ADRs” are to the American depositary receipts that may evidence the ADSs (defined below);

●	“ADSs” are to the American depositary shares, each of which represents 15 Ordinary Shares (defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Fook Hing Trading” are to Fook Hing Group Trading Company Limited, a company with limited liability incorporated in Hong Kong;

●	“Fookhing Zipper” are to Jinjiang Fookhing Zipper Co., Ltd., a company with limited liability organized in the PRC;

●	“Fulong Zipper” are to Jinjiang Fulong Zipper and Weaving Co., Ltd., a company with limited liability organized in the PRC;

●	“Fuxin Electroplating” are to Jinjiang Fuxin Electroplating Co., Ltd., a company with limited liability organized in the PRC;

●	“Fuxing Dress” are to Jinjiang Fuxing Dress Co., Ltd., a company with limited liability organized in the PRC;

1

●	“Fuxing Group” or “our Group” are to Fuxing China (as defined below) and our subsidiaries, collectively;

●	“Fuxing HK” are to Fuxing China Group Limited (HK), a company with limited liability incorporated in Hong Kong;

●	“HK$” or “HKD” are to the legal currency of Hong Kong;

●	“Jade Star” are to Jade Star Group Holdings Limited, a company incorporated in the British Virgin Islands;

●	“Jianxin Weaving” are to Jinjiang Jianxin Weaving Co., Ltd., a company with limited liability organized in the PRC;

●

“our operating subsidiaries” are to Fulong Zipper, Fookhing Zipper, Fuxing Dress, Fuxing Electroplating, Jianxin Weaving, Xiamen Industrial (defined below) and Xiamen Property (defined below), our wholly-owned subsidiaries organized in the PRC, and Fook Hing Trading, our wholly owned subsidiary incorporated in Hong Kong.

●

“PRC subsidiaries” are to our subsidiaries formed in mainland China, including Fulong Zipper, Fookhing Zipper, Fuxing Dress, Fuxing Electroplating, Jianxin Weaving, Xiamen Industrial (defined below) and Xiamen Property (defined below);

●	“shares,” “Shares,” or “Ordinary Shares” are to the ordinary shares of Fuxing China, par value SGD0.02 per share;

●	“Singapore dollars,” “SGD” and “S$” are to the legal currency of Singapore;

●	“U.S. dollars,” “USD,” and “US$,” are to the legal currency of the United States;

●	“we,” “us,” “our,” “Fuxing China,” or the “Company” are to Fuxing China Group Limited, an exempted company limited by shares incorporated in Bermuda;

●	“Xiamen Industrial” are to Xiamen Fuxing Industrial Co., Ltd., a company with limited liability organized in the PRC; and

●	“Xiamen Property” are to Xiamen Xinfuxing Property Management Co., Ltd., a company with limited liability organized in the PRC.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by our operating subsidiaries in China using Renminbi (“RMB”) and in Hong Kong using Hong Kong Dollar (“HKD”). Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB or HKD to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). This prospectus contains translations of certain RMB, and HK$ amounts into U.S. dollars at specified rates. Unless otherwise stated, the following exchange rates are used in this prospectus:

With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, the conversion of Singapore dollars into U.S. dollars is based on 0.75; the conversion of RMB to U.S. dollars is based on 0.15; the conversion of HKD to U.S. dollars is based on 0.13, as of March 31, 2025.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

2

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ADSs, discussed under “Risk Factors,” before deciding whether to buy the ADSs.

Overview

Through our operating subsidiaries in mainland China and Hong Kong, we are principally engaged in the production and sale of zipper sliders and zipper chains, trading of textile raw and auxiliary materials used in zipper production, and provision of zipper processing services in mainland China and Hong Kong. Since our establishment in 1993, Fuxing Group has built up a credible track record and market reputation with a diversified customer base of over 1,800 customers in China, including many brands such as Erke, 361°, BENEUNDER, Peak, WELLENSTEYN, SANMAR, and Lining. We aim to become one of the leading zipper product manufacturers and to achieve recognition as a market leader for our brand name, quality of products and research and development (“R&D”) capabilities.

Our zipper products consist mainly of zipper sliders and zipper chains and are widely used in apparel (including sportswear), shoes, camping equipment, bags, such as handbags, briefcases, luggage and laptop bags, and upholstery furnishings, such as bedding and sofa covers. Our products are sold mainly to China local manufacturers of apparel and footwear products, camping equipment, bags, manufacturers of upholstery furnishings, as well as other zipper manufacturers which further process or assemble our zipper products in order to customize these according to their customers’ needs. Some of the zipper products which we sell are manufactured under our “3F” brand name. In addition, we sell to trading companies which export our zipper products to overseas markets, including Australia, European countries, such as Russia, Turkey, Spain, Italy, Poland, Belgium, Greece, Slovenia and Lithuania, and Asian countries, such as South Korea, Thailand, Vietnam and Indonesia.

Our operating subsidiary, Fook Hing Trading in Hong Kong, is primarily engaged in the trading of textile raw and auxiliary materials, including rubber thread, nylon fabric and nylon yarn.

Our operating subsidiaries, Fulong Zipper, Fuxin Electroplating and Jianxin Weaving, provide zipper processing services, including color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.

Our manufacturing facilities are located in Jinjiang City, Fujian Province. Our manufacturing operations are highly integrated, and we have an extensive range of machinery and equipment at our manufacturing premises. Building on our technical knowledge and our manufacturing expertise, we are able to integrate our operations and business to cater to our customers’ needs. We have the ability to manufacture the entire zipper product from mold-making for the production of our zipper sliders to the manufacturing of fabric tape for zipper chains. Our range of manufacturing machinery also enables us to produce our zipper chains and zipper sliders using a wide range of materials, colors, and sizes in accordance with our customers’ requirements. Most of our raw materials are mainly procured from our suppliers located in Fujian Province.

We accord high priority to quality control during the production processes of our products. Our subsidiary, Fookhing Zipper, was awarded the GB/T 19001-2016/ISO 9001:2015 Quality Management System Certificate, valid through September 2028, by the World Standards for Certification Center Inc. (“WSF”) (北京世标认证中心有限公司), a third-party certification body headquartered in China. Fookhing Zipper was also awarded the GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate and GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate by the WSF, both valid through September 2028. Fookhing Zipper also holds the GRS Certificate (GRS 4.0), valid through May 2026, evidencing that our products passed the Global Recycled Standard 4.0, issued by Intertek, a multinational assurance, inspection, product testing and certification company headquartered in London, England. Fookhing Zipper is authorized to use the label “STANDARD 100 by OEKO-TEX®”, valid through September 2026, on our zipper products, which is one of the world’s best-known labels for textiles tested for harmful substances, issued by the International Association for Research and Testing in the Field of Textile and Leather Ecology, headquartered in Zurich, Switzerland. All our zipper products are manufactured in accordance with the PRC zipper industry standards as set by China National Light Industry Council.

To ensure continual innovation in product quality and improved efficiency, we place strong emphasis on product and technical R&D. As of June 30, 2025, we had an R&D team comprised of 25 members. Our R&D team leader, Mr. Yanming Luo, has more than 20 years of industry experience and was the inventor of 66 valid patents related to zipper design as of June 2025. Please see “Business-Research and Product development.”

3

We generate revenue primarily from three sources, (i) production and sale of zippers, including zipper chains and zipper sliders (the “Zipper Segment”), (ii) trading of textile raw and auxiliary materials (the “Trading Segment”), and (iii) zipper processing services (the “Processing Segment”).

Our total revenue decreased from approximately US$106.3 million in the fiscal year ended March 31, 2024 to approximately US$106.0 million in the fiscal year ended March 31, 2025. Our net income turned from a profit of approximately US$1.1 million in the fiscal year ended March 31, 2024, to a net loss of approximately US$0.6 million in the fiscal year ended March 31, 2025. The revenue derived from the Zipper Segment accounted for 54% and 64% of our total revenue for fiscal years ended March 31, 2024 and 2025, respectively. The revenue derived from the Trading Segment accounted for 38% and 28% of our total revenue for the fiscal years ended March 31, 2024 and 2025, respectively. The revenue derived from the Processing Segment accounted for 8% and 8% of our total revenue for the fiscal years ended March 31, 2024 and 2025, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our operating subsidiaries’ success and differentiated them from their competitors:

●	we believe that we are one of the few vertically-integrated players in the PRC zipper industry;

●	we have an established track record and reputation;

●	we are one of the largest zipper manufacturers in the PRC;

●	we place great emphasis on the quality of our products, as well as product and technical R&D;

●	we employ semi-automated production processes that allow us to be efficient and maintain our high quality standards and control our production costs; and

●	we have an experienced and capable management team.

Growth Strategies

We intend to implement the following strategies to grow our business:

●	pursue strategic investment and acquisition opportunities;

●	improve our brand awareness;

●	expand customer base;

●	increase R&D efforts and expand our production capacity; and

●	recruit top talent.

4

Our Challenges

Our operating subsidiaries face risks and uncertainties in realizing our business objectives and executing our strategies, including those relating to:

●	our ability to retain our current customers and attract new customers;

●	our ability to expand our product and service offerings;

●	our ability to generate and maintain sufficient net cash inflows from operating activities;

●	our ability to compete effectively against our competitors;

●	our ability to improve our products and services to keep up with the rapidly changing demands, preferences, trends, and technologies in the zipper manufacturing industry;

●	our ability to comply with the relevant laws and regulations in China; and

●	our ability to protect our intellectual property and proprietary rights.

Summary of Risk Factors

Investing in the ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Doing Business in China (for a more detailed discussion, see “Risk Factors-Risks Relating to Doing Business in China” beginning on page 21 of this prospectus)

Our business is conducted in mainland China and Hong Kong through our operating subsidiaries, and therefore, we face risks and uncertainties relating to doing business in mainland China and Hong Kong in general, including, but not limited to, the following:

●

recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering (see “Risk Factors-Risks Relating to Doing Business in China-Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 21 of this prospectus);

●

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the operations of our operating subsidiaries in China (see “Risk Factors-Risks Relating to Doing Business in China-U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the operations of our operating subsidiaries in China” on page 22 of this prospectus);

5

●

recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see “Risk Factors—Risks Relating to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 24 of this prospectus);

●

you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on PRC laws (see “Risk Factors—Risks Relating to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on PRC laws” on page 25 of this prospectus);

●

our operating subsidiaries in China have not made adequate social insurance and housing provident fund contributions for all employees as required by PRC regulations, which may subject us to penalties (see “Risk Factors— Risks Relating to Doing Business in China—Our operating subsidiaries in China have not made adequate social insurance and housing provident fund contributions for all employees as required by PRC regulations, which may subject us to penalties” on page 26 of this prospectus);

●

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties (see “Risk Factors— Risks Relating to Doing Business in China—PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties” on page 26 of this prospectus);

6

●

our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business (see “Risk Factors-Risks Relating to Doing Business in China-Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business” on page 30 of this prospectus);

●

there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our operating subsidiaries in China, and dividends payable by our operating subsidiaries in China to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits (see “Risk Factors—Risks Relating to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our operating subsidiaries in China, and dividends payable by our operating subsidiaries in China to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits” on page 31 of this prospectus);

●

if we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our operating subsidiaries’ business operations, the ADSs price, and our reputation (see “Risk Factors-Risks Relating to Doing Business in China-If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our operating subsidiaries’ business operations, the ADSs price, and our reputation” on page 32 of this prospectus);

●

uncertainties in interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us, and may impact our ability to operate profitably (see “Risk Factors—Risks Relating to Doing Business in China—Uncertainties in interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us, and may affect our ability to operate profitably” on page 32 of this prospectus);

●

the Chinese regulatory authorities exert substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ADSs to significantly decline or be worthless (see “Risk Factors—Risks Relating to Doing Business in China—The Chinese regulatory authorities exert substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ADSs to significantly decline or be worthless” on page 32 of this prospectus); and

●

we are required to fulfill the Trial Administrative Measures filing procedures and report relevant information to the CSRC; and, since the further interpretation and implementation of the new regulations are still required, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all (see “Risk Factors— Risks Relating to Doing Business in China—We are required to fulfill the Trial Administrative Measures filing procedures and report relevant information to the CSRC; and, since the further interpretation and implementation of the new regulations are still required, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all” on page 32 of this prospectus).

7

Risks Related to Our Business (for a more detailed discussion, see “Risk Factors-Risks Related to Our Business” beginning on page 35 of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	we face increasing competition from other manufacturers (see “Risk Factors-Risks Related to Our Business-We face increasing competition from other manufacturers” on page 35 of this prospectus);

●

we generally do not enter into long-term contracts with our customers (see “Risk Factors-Risks Related to Our Business-We generally do not enter into long-term contracts with our customers” on page 35 of this prospectus);

●	we are dependent on the PRC market (see “Risk Factors-Risks Related to Our Business-We are dependent on the PRC market” on page 36 of this prospectus);

●

we are subject to fluctuations in the prices of principal components and raw materials (see “Risk Factors-Risks Related to Our Business-We are subject to fluctuations in the prices of principal components and raw materials” on page 36 of this prospectus);

●

we are exposed to credit risks of our customers. Defaults or delays in payment by customers will adversely affect our financial position and profitability (see “Risk Factors-Risks Related to Our Business-We are exposed to credit risks of our customers. Defaults or delays in payment by customers will adversely affect our financial position and profitability” on page 37 of this prospectus); and

●

our financial condition, results of operations, and cash flows for 2021 have been adversely affected by COVID-19 (see “Risk Factors-Risks Related to Our Business-Our financial condition, results of operations, and cash flows for 2021 have been adversely affected by COVID-19” on page 40 of this prospectus).

8

Risks Relating to this Offering and the Trading Market (for a more detailed discussion, see “Risk Factors-Risks Relating to this Offering and the Trading Market” beginning on page 40 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●

there has been no public market for our Ordinary Shares or the ADSs in the U.S. prior to the completion of this offering, and you may not be able to resell the ADSs at or above the price you pay for them, or at all (see “Risk Factors-Risks Relating to this Offering and the Trading Market-There has been no public market for the ADSs in the U.S. prior to the completion of this offering, and you may not be able to resell the ADSs at or above the price you pay for them, or at all” on page 40 of this prospectus);

●

the voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct how the Ordinary Shares which are represented by your ADSs are voted (see “Risk Factors-Risks Relating to this Offering and the Trading Market- The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct how the Ordinary Shares which are represented by your ADSs are voted” on page 42 of this prospectus);

●

holders or beneficial owners of the ADSs have limited recourse if we or the depositary fail/fails to meet our respective obligations under the deposit agreement (see “Risk Factors-Risks Relating to this Offering and the Trading Market-Holders or beneficial owners of the ADSs have limited recourse if we or the depositary fail/fails to meet our respective obligations under the deposit agreement” on page 44 of this prospectus);

●

our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the ADSs (see “Risk Factors-Risks Relating to this Offering and the Trading Market-Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the ADSs” on page 49 of this prospectus); and

●

the price of the ADSs could be subject to rapid and substantial volatility (see “Risk Factors-Risks Relating to this Offering and the Trading Market-The price of the ADSs could be subject to rapid and substantial volatility” on page 52 of this prospectus).

Permission Required from PRC Authorities

According to the Circular of the General Office of the State Council on the Full Implementation of the List of Administrative Licensing Items (No. 2 [2022] of the General Office of the State Council) and its attachment, the List of Administrative Licensing Items Set by Laws, Administrative Regulations, and Decisions of the State Council (2022 Edition), as of the date of this prospectus, our PRC subsidiaries have obtained and currently maintain the approvals, permits, licenses, registrations or filings from PRC authorities needed to engage in the businesses currently conducted in mainland China. Such permits, licenses, registrations and permissions (the “Governmental Permits”) include, but are not limited to, the following:

1.	Business License, which is a permit issued by Market Supervision and Administration that allows companies to conduct specific businesses within the government’s geographical jurisdiction;

2.	Pollutant Discharge Permit, which is a permit issued by Administration of Ecology and Environment in the PRC that allows companies to discharge pollutants in accordance with regulations; and

3.

Receipt of Pollution Discharge Registration for Fixed Pollution Sources, which is a receipt issued by the National Pollution Discharge Permit Management Information Platform that allows companies with little production and little impact on the environment to discharge small amounts of pollutants but not yet required to apply for a Pollutant Discharge Permit in accordance with regulations.

Please refer to “Business-Licenses, Awards and Certificates” for a detailed discussion of the licenses that our operating subsidiaries have obtained as of the date of this prospectus. We cannot assure you that our PRC subsidiaries will always be able to successfully update or renew the Governmental Permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our PRC subsidiaries’ present or future business. The PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially eliminated; and the value of our securities might significantly decline, by existing or future laws and regulations relating to the business of the subsidiaries and the PRC subsidiaries or our industry, or by legal restrictions by PRC regulatory authority, if we or our PRC subsidiaries (i) do not receive or maintain such Governmental Permits, (ii) inadvertently conclude that such Governmental Permits are not required, (iii) applicable laws, regulations, or interpretations change and the PRC subsidiaries are required to obtain such Governmental Permits in the future.

9

On February 17, 2023, the CSRC, promulgated the Trial Administrative Measures, which came into force on March 31, 2023. On the same date, the CSRC circulated the Notice and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial Administrative Measures, together with the Guidance Rules and Notice impose requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulators or overseas stock exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained), and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchanges, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancings or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as an obligation to file with the CSRC after an issuer submits an application for initial public offering to competent overseas regulators, and an obligation to file with the CSRC after an issuer completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions. Specifically, pursuant to the Trial Administrative Measures, we are required to file with the CSRC within three business days after submitting the application documents for offering and listing in the U.S., unless we can obtain the exemptions referenced in clause (ii) above. As the Trial Administrative Measures are newly-issued, the interpretation and implementation on its enforcement will be released or adjusted from time to time. Therefore, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all. The closing of this offering is contingent upon our receipt of CSRC approval under the Trial Administrative Measures. On October 7, 2023, we submitted the filing report and related materials to the CSRC in accordance with the requirements of the Trial Administrative Measures, and on May 30, 2024, the CSRC published the notification on our completion of the required filing procedures. Thereafter, we modified the structure of our offering from an offering of Ordinary Shares to an offering of ADSs. As a result, we re-submitted the filing report with the CSRC on June 9, 2025, to reflect the updated offering structure. As of the date of this prospectus, such filing report remains under review by the CSRC. See “Risk Factors——Risks Relating to Doing Business in China—We are required to fulfill the Trial Administrative Measures filing procedures and report relevant information to the CSRC; and, since the further interpretation and implementation of the new regulations are still required, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all.”

Transfers of Cash to and from Our Subsidiaries

We currently have not maintained any cash management policies that dictate the purpose, amount and procedures for cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash or assets.

10

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. See “Risk Factors-Risks Relating to Doing Business in China-PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties.” Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC regulatory authority may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except for transfer of funds involving money laundering and criminal activities. Fuxing China has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and, as of the date of this prospectus, there are no restrictions in Bermuda on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends in any foreign currency to United States residents who are holders of our Ordinary Shares. See “Risk Factors - Risks Related to Doing Business in China - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business,” “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash or assets,” and “Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in mainland China, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Fuxing China is permitted under the laws of Bermuda to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions as our board of directors may determine from time to time. Our subsidiaries are permitted under the respective laws of the British Virgin Islands and Hong Kong to provide funding to Fuxing China through dividend distribution without restrictions on the amount of the funds. There are no restrictions by the British Virgin Islands and Hong Kong governments on dividend distributions from Hong Kong to the British Virgin Islands and the British Virgin Islands to Bermuda.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (U.S. Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through current lending. The transfer of funds among companies is subject to the Provisions on Private Lending Cases, the latest revision of which was implemented on January 1, 2021, which regulates the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Fujian Yimao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

11

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing with the local administration for market regulation, while a shareholder loan requires a filing with the SAFE or its local bureau. Aside from the declaration to the SAFE, there is no restriction or limitation on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.

PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.

Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay shareholder dividends or make other cash distributions; and

5.

When the bank handles the repatriation of profits worth more than US$50,000 for a domestic institution, it shall check board resolutions regarding profit distributions, the original version of tax filing records and audited financial statements in accordance with the principle of genuine transactions, and before remittance of profits, domestic entities should first hold income to account for previous years’ losses.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC. The PRC regulatory authority may continue to strengthen its capital supervisions and our PRC subsidiaries’ dividends and other distributions may be subject to adjustment in the future.

Between the date of incorporation of our holding company in 2006 through to the date of this prospectus, Fuxing China had distributed dividends to its shareholders or investors between 2008 and 2011, totaling approximately RMB122.66 million. Since 2012 through to the date of this prospectus, we have not received any dividends or distributions from our subsidiaries, nor have we paid any dividends or distributions to our shareholders or U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent upon the receipt of funds from our operating subsidiaries in mainland China and Hong Kong. If we declare dividends on our Ordinary Shares, the depositary will pay to ADS holders the dividends it receives on our Ordinary Shares after deducting its fees and expenses and any other deductions, in accordance with the terms set forth in the deposit agreement. We do not anticipate any difficulties or limitations on our ability to transfer cash between our subsidiaries. Between the date of incorporation of our holding company in 2006 through to the date` of this prospectus, cash transfers and transfers of other assets among our holding Company and our subsidiaries are as follows:

●	in 2007, Fuxing China transferred SGD86,500,000 to its subsidiary Jade Star to increase the capital of its subsidiaries in mainland China and fund acquisitions of other entities;

●	in 2009, Fuxing China transferred SGD3,500,000 to its subsidiary Jade Star for the same purpose above;

●	in 2010, our subsidiary Jade Star transferred SGD80,000 to Fuxing China to pay agency fees;

●

in 2011, Fuxing China transferred EUR1,810,530 and HKD1,600,000, respectively, to its subsidiary Jade Star to increase the capital of its subsidiaries in mainland China. During the same year, Jade Star transferred HKD51,012,000 to Fuxing China;

●	in 2012, Jade Star transferred USD2,950,000 to Fuxing China and Fuxing China transferred USD2,940,000 to Jade Star;

●	in 2016, Jade Star transferred SGD29,990 to Fuxing China to pay agency fees;

●	in 2017, Jade Star transferred HKD229,648 to Fuxing China and Fuxing China transferred HKD50,000 to Jade Star; and

●

for each year between 2017 and 2024, our subsidiary Fook Hing Trading transferred the following amounts to Fuxing China: HKD4,500,000, HKD4,424,055, HKD4,000,000, HKD4,500,000, HKD5,000,000, HKD6,500,000 and HKD7,600,000, and HKD3,500,000, respectively. The funds were used to pay agency fees.

Except as described above, there have been no other transfers, dividends or distributions made by or among our holding company and our subsidiaries, or to investors as of the date of this prospectus.

12

Corporate Information

Our Ordinary Shares have been listed on the Mainboard of SGX-ST since September 2007. Our principal executive office is located at Hangbian Industry Area, Longhu Town, Jinjiang City, Fujian Province, the PRC, and our phone number is +86-595-85287788. Our registered office in Bermuda is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, and the phone number of our registered office is +1-441-295-5950. We maintain a corporate website at www.3fzipper.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

We are a holding company incorporated in Bermuda. As a holding company with no material operations of our own, we conduct our operations through our operating subsidiaries in mainland China and Hong Kong. The Ordinary Shares represented by the ADSs offered in this offering are equity interests in our offshore holding company incorporated in Bermuda and not equity interests in our operating subsidiaries in mainland China and Hong Kong. Therefore, you will not directly hold any equity interests in our operating subsidiaries that are all located in mainland China and Hong Kong. We were incorporated on October 2, 2006 as an exempted company limited by shares in Bermuda.

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”) based on 17,205,438 Ordinary Shares issued and outstanding as of July 22, 2025 (excludes 277,720 treasury shares) and 1,500,000 ADSs to be offered in this IPO, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

Mr. Qingliang Hong
HSBC (Singapore) Nominees PTE LTD
U.S. IPO Public Shareholders
Other Shareholders
Pre-IPO% / Post-IPO%
58.52% / 25.36%
5.93% / 2.57%
0% / 56.67%
35.55% / 15.40%
Fuxing China Group Limited "Fuxing China" (Bermuda, 2006)
100%
100%
Jade Star Group Holdings Limited "Jade Star" (BVI, 2005)
Fuxing China Group Limited (HK) "Fuxing HK" (Hong Kong, 2011)
100%
Xiamen Fuxing Industrial Co., Ltd "Xiamen Industrial" (PRC, 2011)
80%
Xiamen Xinfuxing Property Management Co., Ltd "Xiamen Property" (PRC, 2017)
100%
Fulong Zipper and Weaving Co., Ltd. "Fulong Zipper" (PRC, 1998)
Jinjiang Fookhing Zipper Co., Ltd. "Fookhing Zipper" (PRC,1993 )
Jinjiang Fuxing Dress Co., Ltd. "Fuxing Dress" (PRC, 1995)
Jinjiang Fuxin Electroplating Co., Ltd. "Fuxin Electroplating" (PRC, 2003)
Fook Hing Group Trading Company Limited "Fook Hing Trading" (HK, 2007)
Jinjiang Jianxin Weaving Co., Ltd. "Jianxin Weaving" (PRC, 2000)

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

13

Risks Related to Our Corporate Structure

We are subject to certain legal and operational risks associated with having the majority of our operations in China. PRC laws and regulations governing the current business operations of our PRC and Hong Kong subsidiaries are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our operating subsidiaries, significant depreciation of the value of the ADSs, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC regulatory authority adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our operating subsidiaries in mainland China and Hong Kong have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, we are not subject to cybersecurity review with the CAC, if the draft Measures for Cybersecurity Censorship become effective as they are published, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the draft Measures for Cybersecurity Censorship. See “Risk Factors-Risks Relating to Doing Business in China-Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” According to our PRC counsel, apart from the filing with the CSRC per the requirements of the Trial Administrative Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan. As of the date of this prospectus, we and our operating subsidiaries in mainland China and Hong Kong have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC regulatory authority. Since these statements and regulatory actions are newly- published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may, in the future, promulgate new laws, regulations, or implementing new rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S., apart from the filing with the CSRC per the requirements of the Trial Administrative Measures. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operating subsidiaries’ operations and the value of the ADSs, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline or be worthless.

In addition, the ADSs may be prohibited to trade on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, Onestop Assurance PAC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If trading in the ADSs is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Onestop Assurance PAC, at such future time, Nasdaq may determine to delist the ADSs. On August 26, 2022, the PCAOB signed SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the Holding Foreign Companies Accountable Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act and the Consolidated Appropriations Act. See “Risk Factors-Risks Relating to Doing Business in China-Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

14

Impact of COVID-19 on Our Operating Subsidiaries’ Operations and Our Financial Performance

In December 2019, COVID-19 was first identified and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic-the first pandemic caused by a coronavirus. The pandemic resulted in the implementation of significant governmental measures, intended to control the spread of the virus.

The COVID-19 pandemic has adversely affected our Group’s business operations. Specifically, significant governmental measures implemented by the PRC regulatory authority, caused disruptions in transportation of raw materials as well as disruptions in distribution and delivery of our products to customers in 2020 and 2021, which led to a decrease in orders. However, our Group recorded improvements in sales and gross profit in fiscal year 2022, compared to fiscal year 2021. This was mainly attributable to the fact that our Group has been constantly automating its manufacturing process progressively to mitigate the cost pressure arising from the increased production costs. Our Group has also improved the quality of its zippers through the automation process, which would eventually translate to higher margin sales orders from new customer segment. In addition, our Group has been endeavoring to manage its operating costs and is monitoring its receivables and collections closely.

In December 2022, the uncertainty and risk associated with China’s COVID-19 policies and restrictions were significantly mitigated. The PRC regulatory authority unveiled a series of new COVID-19-related policies to loosen its zero-COVID-19 policy, uplifted the COVID-19 prevention and control measures and provided a clear timetable to re-open the border. As of the date of this prospectus, our operating subsidiaries are operating normally without any disruption in production and operations.

Although COVID-19 seems to be under relative control in China since May 2020, a resurgence could negatively affect the execution of customer contracts and the collection of customer payments, and the continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. Because of the significant uncertainties that remain concerning the COVID-19or the spread of new variants, we cannot reasonably estimate the potential for, or the extent of any future business disruption and the related financial impact at this time.

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

15

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than US$1.235 billion in annual revenues, have more than US$700 million in market value of the ADSs held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

16

THE OFFERING

ADSs offered by us	1,500,000 ADSs

Price per ADS	We currently estimate that the initial public offering price will be in the range of US$4.00 to US$6.00 per ADS.

Ordinary Shares issued and outstanding prior to completion of this offering	17,205,438(1) Ordinary Shares

ADSs issued and outstanding immediately after this offering

1,500,000 ADSs, assuming no exercise of the underwriters’ over-allotment option and excluding 90,000 ADSs underlying the Representative’s Warrants

1,725,000 ADSs, assuming full exercise of the underwriters’ over-allotment option and excluding 103,500 ADSs underlying the Representative’s Warrants

Ordinary shares issued and outstanding immediately after this offering

39,705,438(1) Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option and excluding 1,350,000 Ordinary Shares represented by 90,000 ADSs, underlying the Representative’s Warrants

43,080,438(1) Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option and excluding 1,552,500 Ordinary Shares represented by 103,500 ADSs, underlying the Representative’s Warrants

Listing	We have applied to have the ADSs listed on the Nasdaq Capital Market.

Nasdaq Capital Market symbol	“FFFZ”

(1)	Excludes 277,720 Ordinary Shares held by the Company as treasury shares.

17

Use of proceeds

We intend to use the proceeds from this offering to build a new factory, upgrade our manufacturing machines, invest in R&D, and fund our working capital and other general corporate purposes. See “Use of Proceeds” on page 52 for more information.

Lock-up

We, our officers, directors and the holders of 5% or greater of our Ordinary Shares have agreed, for a period of six months from the date on which the trading of the ADSs commences, without the prior written consent of the representative of the underwriters, that they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, the Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

Risk factors	The ADSs offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 21 for a discussion of factors to consider before deciding to invest in the ADSs.

Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of The Depository Trust Company on [●], 2025.

18

RISK FACTORS

An investment in the ADSs involves a high degree of risk. Before deciding whether to invest in the ADSs, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the ADSs to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the ADSs if you can bear the risk of loss of your entire investment.

Risks Relating to Doing Business in China

Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the Holding Foreign Companies Accountable Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the Holding Foreign Companies Accountable Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

19

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is currently subject to inspection by the PCAOB on a regular basis. On August 26, 2022, the PCAOB signed SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the Holding Foreign Companies Accountable Act, if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act and the Consolidated Appropriations Act. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the Accelerating Holding Foreign Companies Accountable Act, which requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the operations of our operating subsidiaries in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

Changes, application and interpretation with respect to the applicable legal laws/regulations, and economic policies for our PRC subsidiaries, could result in a material change in our operations and/or the value of the securities we are registering for sale.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, The China regulatory authority has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, as China is not a common law country, interpretation and application of these laws and regulations are subject to change. These laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of the ADSs. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which have not been promptly and significantly publicized. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation.

20

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the PRC regulatory authority, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our products, and weaken our competitive position. The PRC regulatory authority has implemented various measures to encourage foreign investment and sustainable economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government supervision over capital investments or changes in tax regulations. In addition, in the past the PRC regulatory authority has implemented certain measures, including interest rate adjustments, to adjust the pace of economic growth. These measures may affect economic activities in China, which may impact our business and operating results.

As of the date of this prospectus, we have not received, nor were we denied, permission from Chinese authorities to list on U.S. exchanges. However, there is no guarantee that we will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

21

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

On December 28, 2021, the CAC and other relevant PRC regulatory authority jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On September 24, 2024, the Data Security Regulations were promulgated by the State Council, which came into effect on January 1, 2025 (the “Data Security Regulations”). The Data Security Regulations reiterate and refine the general regulations for cyber data processing activities, rules of personal information protection, important data security protection, cyber data cross-border transfer management, and the responsibilities of online platform service providers. In particular, the Data Security Regulations provide that cyber data processors whose cyber data processing activities affect or may affect national security shall be subject to national security review in accordance with the relevant regulations. However, the Data Security Regulations provide no further explanation or interpretation for the criteria on determining the risks that “affect or may affect national security.”

As of the date of this prospectus, neither we nor our operating subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. The Cybersecurity Review Measures became effective on February 15, 2022. If the Security Administration Draft is enacted as proposed in the future, we believe that our operations and listing will not be affected by both the Cybersecurity Review Measures and  Security Administration Draft , and that we will not be subject to cybersecurity review by the CAC for this offering, given that: (i) as a company that mainly manufactures and sells zippers, our operating subsidiaries in China are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) our customers are enterprises and we do not have individual customers; as a result, we possess personal data of fewer than one million individual clients in our business operations as of the date of this prospectus and do not anticipate that we will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject us to the Cybersecurity Review Measures; and (iii) since we are in the zipper manufacturing industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. However, the relevant PRC regulatory authorities may take a view that is contrary to or otherwise different from the opinion stated above. The enforcement as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented will still require further clarification and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect and may have an adverse effect on us, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review in the future. During such review, we may be required to suspend our operating subsidiaries’ operation or experience other disruptions to their operations. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

22

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on PRC laws.

As an exempted company incorporated under the laws of Bermuda, we conduct a majority of our operations in China and a majority of our assets are located in China. In addition, three of our directors and officers reside in China, including our executive director and chairman of the board of directors, Mr. Qingliang Hong, our chief executive officer, Mr. Shaolin Hong, our Executive Director and Director of Finance and Administration, Mr. Pengyou Hong, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China in accordance with the PRC Civil Procedures Law. It may be difficult for you to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S. In addition, there is uncertainty as to whether the judicial branch outside the U.S. would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, nor is there a treaty between China and Bermuda and many other countries and regions for the reciprocal recognition and enforcement of judgments of courts. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision, directly under the provisions of the PRC Civil Procedures Law, may be difficult or impossible. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Due to the lack of reciprocity and treaties between the U.S., on the one hand, and the PRC, on the other hand, and the additional time and cost constraints in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in the PRC, you may experience difficulties in effecting service of legal process in the U.S. and enforcing civil liabilities in the PRC against us and certain of our directors and officers who reside in the PRC in accordance with the PRC Civil Procedures Law. See “Enforceability of Civil Liabilities.”

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its amendments that became effective in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

23

Our operating subsidiaries in China have not made adequate social insurance and housing provident fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

According to the PRC Social Insurance Law and the Administrative Regulations on the Housing Funds, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance (collectively known as “social insurance”), and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees. For more details, see “Regulations-Regulations Related to Labor and Social Welfare-Social Insurance and Housing Provident Funds.” The requirement of social insurance and housing provident fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our operating subsidiaries in China have not made adequate social insurance and housing provident fund contributions for all employees. Our operating subsidiaries in China may be required to make up the social insurance contributions as well as to pay late fees at the rate of 0.05% per day of the outstanding amount from the due date. If they fail to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities will impose a fine of one to three times the outstanding amount upon our PRC subsidiaries. With respect to housing fund plans, our operating subsidiaries in China may be required to pay and deposit housing provident funds in full and on time within the prescribed time limit. If our operating subsidiaries in China fail to do so, relevant authorities could file applications to competent courts for compulsory enforcement of payment and deposit. As of the date of this prospectus, our operating subsidiaries in China have not received any notice from local authorities or any claim or request from the employees in this regard. However, if the relevant PRC authorities determine that our operating subsidiaries in China shall be required to make supplemental social insurance and housing fund contributions, or that our operating subsidiaries in China are subject to fines and legal sanctions in relation to their failure to make social insurance and housing fund contributions in full for their employees, their business, financial condition, and results of operations may be adversely affected.

Failure to adapt to changes in laws and regulations governing the zipper manufacturing industry on a timely basis may result in fines, create limitations or uncertainties with respect to our operating subsidiaries’ business activities, make it difficult for them to obtain or maintain the necessary approvals, permits or licenses or render their operations non-compliant, any of which could materially and adversely affect our operating subsidiaries’ business.

The zipper manufacturing market is a fragmented and evolving industry in China, and the laws and regulations governing the industry are still developing. There are substantial uncertainties as to the legal system and the interpretation and implementation of the PRC laws and regulations applicable to the industry.

Any significant changes to the laws, regulations and government policies governing the zipper manufacturing industry could impose substantial costs on us, create limitations or uncertainties regarding the way our operating subsidiaries conduct or expand their business, or affect our rights or obligations under our existing agreements with investors, target companies or other parties as well as the extent to which we can engage in, or charge fees for our business.

We will continue to monitor any new rules in this area to ensure that we remain in compliance with relevant laws and regulations. Any failure to adapt to and other changes in applicable laws, regulations and other government policies on a timely basis may result in fines, restrictions on our operating subsidiaries’ business activities or revocations of approvals, permits or licenses, or render our operating subsidiaries’ operations to be non-compliant, any of which would have a material adverse effect on our business, financial condition and results of operations.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Notice 13,” effective in June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

24

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

We may not be informed of the identities of all the PRC residents holding direct or indirect interest in our Company, however, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC residents beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC subsidiaries may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our operating subsidiaries in China, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or “FIEs,” in China, trans-border shareholder loans to our PRC subsidiaries, Fookhing Zipper, Fulong Zipper, Fuxin Electroplating, Fuxing Dress, Jianxin Weaving and Xiamen Industrial, which are FIEs, are subject to registration with SAFE or its local branches in advance. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our operating subsidiaries in China. The reason is that there is no statutory limit on the amount of registered capital for our operating subsidiaries in China, and we are allowed to make capital contributions to our operating subsidiaries in China by subscribing for their initial registered capital and increased registered capital, provided that the operating subsidiaries in China complete the relevant filing and registration procedures.

On the other hand, any foreign loan provided by us to our operating subsidiaries in China is required to be registered with SAFE or its local branches or filed with SAFE in its information system, and our operating subsidiaries in China may not procure foreign loans which exceed the difference between its total investment amount and registered capital (the “Current Foreign Debt Mechanism”) or, as an alternative, only procure loans subject to the calculation approach and limitations as provided in the PBOC’s Circular on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or “PBOC Notice No. 9” (the “PBOC Notice No. 9 Mechanism”), which shall not exceed 200% of the net asset of the relevant PRC subsidiaries. According to PBOC Notice No. 9, after a transition period of one year since its promulgation, PBOC and SAFE will determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date of this prospectus, neither PBOC nor SAFE has promulgated and made public any material change to PBOC Notice No. 9. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our operating subsidiaries in China. Currently, our operating subsidiaries in China have the flexibility to choose between the Current Foreign Debt Mechanism and the PBOC Notice No. 9 Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, our ability to provide loans to our operating subsidiaries in China may be significantly limited, which may adversely affect our business, financial condition, and results of operations.

25

If we seek to make capital contributions to our operating subsidiaries in China or provide any loan to our operating subsidiaries in China in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our operating subsidiaries in China may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or “SAFE Circular 19,” effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or “SAFE Circular 16,” effective on June 9, 2016. SAFE Circular 19 and SAFE Circular 16 allow FIEs to settle their foreign exchange capital at their discretion, but prohibit FIEs from using the RMB fund converted from their foreign exchange capitals for (i) expenditures beyond the enterprise’s business scope or expenditures prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license providing entrusted loans, or repaying loans between non-financial enterprises; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or “SAFE Circular 28,” which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. As a result, we are required to apply RMB funds converted from the net proceeds we received from this offering within the business scopes of our PRC subsidiaries. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 could potentially limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our operating subsidiaries in China or to invest in or acquire any other PRC companies through our operating subsidiaries in China, which may adversely affect our business, financial condition, and results of operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC regulatory authority changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. Since we sell a majority of the products of our brand partners in the U.S., the fluctuations in exchange rates would have a negative effect on our business and results of operations and financial condition.

Our business is conducted in mainland China and Hong Kong, and our books and records are maintained in RMB and HKD. The financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rates between the RMB and U.S. dollar affect the value of our assets and the results of our operations, when presented in U.S. dollars. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue, and financial condition. Further, since the ADSs offered by this prospectus are offered in U.S. dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate among the U.S. dollar and the RMB will affect the amount of proceeds we will have available for our business.

26

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into more hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management organ of Fuxing China is within the territory of China, Fuxing China may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of the ADSs may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs. Although as of the date of this prospectus, Fuxing China has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a resident enterprise in the future.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or “SAT Circular 7.” SAT Circular 7 provides comprehensive guidelines relating to indirect transfers of PRC taxable assets (including equity interests and real properties of a PRC resident enterprise) by a non-resident enterprise. In addition, in October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or “SAT Circular 37,” effective in December 2017, which, among others, amended certain provisions in SAT Circular 7 and further clarify the tax payable declaration obligation by non-resident enterprise. Indirect transfer of equity interest and/or real properties in a PRC resident enterprise by their non-PRC holding companies are subject to SAT Circular 7 and SAT Circular 37.

27

SAT Circular 7 provides clear criteria for an assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. As stipulated in SAT Circular 7, indirect transfers of PRC taxable assets are considered as reasonable commercial purposes if the shareholding structure of both transaction parties falls within the following situations: i) the transferor directly or indirectly owns 80% or above equity interest of the transferee, or vice versa; ii) the transferor and the transferee are both 80% or above directly or indirectly owned by the same party; iii) the percentage in bullet point i) and ii) shall be 100% if over 50% the share value of a foreign enterprise is directly or indirectly derived from PRC real properties. Furthermore, SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers PRC taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority and the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. If the non-resident enterprise, however, voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares by investors who are non-PRC resident enterprises, our operating subsidiaries in China may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in Bermuda. We may need dividends and other distributions on equity from our operating subsidiaries in China to satisfy our liquidity requirements. Current PRC regulations permit our operating subsidiaries in China to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our operating subsidiaries in China are required to set aside at least 10% of its respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our operating subsidiaries in China may also allocate a portion of its respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at its discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our operating subsidiaries in China to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

28

In response to the persistent capital outflow and Renminbi’s depreciation against U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and SAFE implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, PBOC issued the Circular on Further Clarification of Relevant Matters Relating to Offshore RMB Loans Provided by Domestic Enterprises, or “PBOC Circular 306,” on November 26, 2016, which provides that offshore RMB loans provided by a domestic enterprise to offshore enterprises with which it has an equity relationship shall not exceed 30% of the domestic enterprise’s most recent audited owner’s equity. PBOC Circular 306 may constrain our PRC subsidiaries’ ability to provide offshore loans to us. The Circular of the State Administration of Foreign Exchange on Further Advancing Foreign Exchange Administration Reform to Enhance Authenticity and Compliance Reviews, promulgated by SAFE in January 2017, provides for several capital control measures with respect to outbound remittances of profits from domestic entities to offshore entities, including the following: when a bank handles the remittances of profits of an amount exceeding the equivalent of US$50,000 for a domestic entity, the resolutions of the board of directors on profit distributions, the original tax filing forms and the audited financial statements should be verified in accordance with the principle of genuine transaction, and the domestic entity should hold income to account for previous years’ losses before remittances of profits. In addition, the domestic entity is required to make a detailed description of sources and use arrangements of capital, as well as proof of board resolutions, contracts, etc., when completing the registration procedures in connection with an outbound investment. The PRC regulatory authority may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our operating subsidiaries in China, and dividends payable by our operating subsidiaries in China to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the “Double Tax Avoidance Arrangement,” a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Xiamen Industrial is wholly-owned by our Hong Kong subsidiary. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiary, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our operating subsidiaries’ business operations, the ADSs price, and our reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and the price of the ADSs. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of the ADSs.

29

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us, and may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court rulings, as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involve uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in Mainland China. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China. These risks may result in material changes in operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. The Anti-Monopoly Law, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

30

The Chinese regulatory authorities exert substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ADSs to significantly decline or be worthless.

The Chinese regulatory authorities have exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership and may intervene with or control our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC regulatory authorities have recently published new policies that significantly affected certain industries, such as the cryptocurrency industry and the education industry. Even though as of the date of this prospectus, we have not been affected by any newly published policies concerning our industry or our business operations that have limited or may limit our business operations to a significant degree, to the extent that the PRC regulatory authorities publish any policies in the future that concern and affect the zipper manufacturing industry that our subsidiaries operate in, the ability of our PRC subsidiaries to continue operating their business or serving their customers in China may be severely restricted. We cannot assure you that government authorities in China will not introduce any enhanced regulation over the industry our PRC subsidiaries operate in that may lead to our inability to operate in China at all. Additionally, the operating subsidiaries’ ability to operate in China may also be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. In any of these events, our PRC subsidiaries’ ability to continue their operations may be significantly impacted, and the value of the ADSs may significantly decline or become worthless. Furthermore, the PRC regulatory authorities have recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us.

We are required to fulfill the Trial Administrative Measures filing procedures and report relevant information to the CSRC; and, since there is still uncertainty regarding the interpretation and implementation of the new regulations, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Administrative Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Filing Measures”). The Draft Administrative Provisions and the Draft Filing Measures lay out requirements for filing and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation.

31

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”) and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial Administrative Measures, together with the Guidance Rules and Notice reiterate the basic principles of the Draft Administrative Provisions and Draft Filing Measures and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulators or overseas stock exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained), and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchanges, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancings or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as an obligation to file with the CSRC after an issuer submits an application for initial public offering to competent overseas regulators, and an obligation to file with the CSRC after an issuer completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions. Specifically, pursuant to the Trial Administrative Measures, we are required to file with the CSRC within three business days after submitting the application documents for offering and listing in the U.S., unless we can obtain the exemptions referenced in clause (ii) above. As the Trial Administrative Measures are newly-issued, there remains uncertainty regarding their interpretation and implementation. Therefore, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all. The closing of this offering is contingent upon our receipt of CSRC approval under the Trial Administrative Measures. On October 7, 2023, we submitted the filing report and related materials to the CSRC in accordance with the requirements of the Trial Administrative Measures, and on May 30, 2024, the CSRC published the notification on our completion of the required filing procedures. Thereafter, we modified the structure of our offering from an offering of Ordinary Shares to an offering of ADSs. As a result, we re-submitted the filing report with the CSRC on June 9, 2025, to reflect the updated offering structure. As of the date of this prospectus, such filing report remains under review by the CSRC.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. We do not believe our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. The Ministry of Commerce or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to  the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash or assets.

The transfer of funds and assets among Fuxing China and its subsidiaries in mainland China and Hong Kong is subject to restrictions. The PRC regulatory authority imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors-Governmental control of currency conversion may affect the value of your investment and our payment of dividends.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax residents. See “Risk Factors - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash or assets.

32

We rely on dividends and other distributions on equity paid by our operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our operating subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our operating subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust their taxable income in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory common reserves, and may stop setting aside such after-tax profits after the aggregate amount of such funds reaches 50% of its registered capital. This portion of such operating subsidiaries’ respective statutory common reserves are prohibited from being distributed to their shareholders as dividends except in the event of liquidation. If the shareholders’ meeting or the board of directors distributes the profits to the shareholders by violating the above-mentioned provisions before the losses are made up and the statutory common reserves are drawn, the profits distributed shall be refunded to the company.

Risks Related to Our Business

We face increasing competition from other manufacturers.

We operate in a competitive environment and are subject to competition from both existing competitors and new market entrants. Competitive factors in our industry include pricing and quality, technical and manufacturing capabilities, resources and production scale, range of products, and management ability.

We face competition from international and domestic zipper manufacturers which may have longer track records and substantially greater financial, technical and marketing positions, enjoy stronger relationships with their suppliers than us and may engage in aggressive pricing strategies to increase their market share. Should our competitors be able to offer a wider range of superior products or services, procure new substitute raw materials at a lower price than us, develop newer manufacturing technologies which may offer lower unit production costs of zipper products, or offer better pricing and/or shorter delivery time, our sales and market share will be adversely affected. As such, there is no assurance that we will be able to remain competitive. Our business and profitability may be adversely affected if the competition intensifies and/or we are unable to match the demands of our customers while our competitors are able to do so.

We are dependent on our relationship with our major customers, with a limited number of customers accounting for a substantial portion of our recent revenues.

We are dependent on our relationships with our major customers and have derived a significant portion of our revenues from our major customers. For the fiscal year ended March 31, 2025, one customer accounted for approximately 18% of our total revenue. For the fiscal year ended March 31, 2024, four customers accounted for approximately 16%, 13%, 11% and 11% of our total revenue each.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our products that will be generated by these customers. In addition, revenues from these major customers may fluctuate from time to time based on the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. If any of these major customers terminates our contracts, such termination would negatively affect our revenues and results of operations.

We generally do not enter into long-term contracts with our customers.

Our revenue is mainly generated on an order-by-order basis as our existing customers do not generally enter into long-term contracts with us. We usually receive orders from our customers two to four weeks prior to the date of delivery. As such, our Group may not experience a continuous and steady source of revenue generated from our business.

In addition, while some of our major customers provide us with their future plans and production forecasts in advance (usually for 12 months in advance) stating that their product requirements and specifications, such information is intended merely to assist us in planning and allocating our resources to meet the potential orders. Our customers can still unilaterally vary and amend these plans without informing us.

33

Any of the above situations may result in a reduction of our customers’ demand for our products, thereby adversely affecting our profitability and financial performance. There is no guarantee that our customers will continue to give us their orders or that the level of their orders with us will be maintained. If our customers decide to source for similar products and services from other suppliers or reduce their orders with us and we are unable to secure sufficient additional orders to replace these lost and/or replaced orders, our revenue and financial performance will be adversely affected.

We depend on our founding members and other key personnel, and the loss of their services could have a material adverse effect on our business, results of operations and financial condition.

The success of our Company is attributable to the contribution and experience of our key management team, headed by our director and chairman of the board of directors, Mr. Qingliang Hong. He is responsible for implementing overall business strategies and identifying business opportunities. The key management team also includes our Executive Director and Director of Finance and Administration, Mr. Pengyou Hong. Please refer to “Management” of this prospectus for further details of our directors and executive officers. As such, our continued success is dependent on our ability to retain the services of our key management team, which has collectively amassed over 30 years of experience in the zipper manufacturing industry and contributed to the financial and operational aspects of our business. We do not maintain key person life insurance. Our management team currently has no immediate plans to cease providing services to our Company, but our founders and other key personnel are not obligated to remain employed with us. In addition, our other key personnel may leave us in the future, and we cannot predict the impact that the departure of any key personnel will have on our ability to achieve our investment objectives. The loss of the services of any of them could have a material adverse effect on our revenues, net income, and cash flow.

In order to recruit and retain existing and future senior professionals and other key personnel, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new senior professionals and other key personnel over time or attempt to retain the services of certain of our key personnel, we may increase compensation we pay to these individuals, which could cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability.

We are dependent on the PRC market.

We are dependent on the PRC market, as most of our customers are located in Fujian, Jiangsu and Zhejiang provinces, as well as Shanghai. We anticipate that the PRC market will continue to be a significant sales and production base for our Group in the near future and we are therefore susceptible to the market conditions in the PRC. Any adverse changes in the economic conditions in the PRC will affect consumers’ spending patterns and purchasing power and may negatively impact the demand for our products resulting in our revenue, future performance and profitability being materially and adversely affected.

We are subject to fluctuations in the prices of principal components and raw materials.

The key components and raw materials used in our production and manufacturing processes are zinc, Drawn Texturized Yarn (or “DTY”, a type of polyester filament yarns) and polyester chips. As these materials constitute key components of our manufacturing processes, we are exposed to fluctuations in the prices of such raw materials which may, in turn, have an impact on our production costs. In addition, as DTY and polyester chips are dependent on oil prices, our production costs are subject to fluctuations in oil prices.

For fiscal years 2024 and 2025, the cost of raw materials accounted for approximately 69% and 70% of our total cost of goods sold, respectively. As we do not have any long-term arrangements with our suppliers for such key raw materials, there is no assurance that we will be able to obtain the key raw materials at competitive prices in required amounts within the desired timeframes. Market prices of such raw materials may also fluctuate due to changes in the level of global demand and supply. Any substantial increase in the prices of these raw materials is likely to have a material adverse impact on our production costs. In the event of any significant increase in the cost of such raw materials, and should we be unable to pass on such costs to our customers on a timely basis, our profit margins will be materially and adversely affected. In addition, we have made arrangements with certain of our suppliers to order our zinc supply in advance to meet our medium-term needs when we expect the prices of zinc to increase, and payment is made on the then-prevailing prices. To a lesser extent, we also have similar arrangements with our DTY and polyester chips suppliers. As such, we are subject to the fluctuations in the prices of zinc, DTY and polyester chips. In the event that the prices of these raw materials fall below the order price, our profit margins may be materially and adversely affected.

34

We are exposed to credit risks of our customers. Defaults or delays in payment by customers will adversely affect our financial position and profitability.

We typically grant credit terms of 90 to 120 days to our customers and, based on our experience in fiscal years 2024 and 2025, our smaller customers typically made payment within 120 days. We are therefore exposed to payment delays and/or defaults by our customers. In addition, this risk increases with, inter alia, the quantum of purchases made by our customers from our operating subsidiaries. For fiscal years 2024 and 2025, our average trade receivables turnover days were 102 days and 96 days, respectively and our provisions for doubtful debts amounted to US$7,360,000 and US$7,012,000, respectively. Any deterioration in the financial position of our customers, and particularly our major customers, may materially or adversely affect our profits and cash flow as these customers may default on their payments to us. We cannot assure you that the risks of default by our customers will not increase in the future or that we will not experience cash flow problems as a result of such defaults. Should these events develop into actual events, our operations and profitability will be adversely affected.

We are subject to risks associated with technological changes.

Our future success depends upon our ability to cater to the changing trends in the zipper and/or apparel industries by developing new products in accordance with our customers’ changing needs. Advances in technology may render our investments in machinery and capital commitment obsolete and our operating subsidiaries may not be able to manufacture products that conform to our customers’ requirements. If our competitors are able to put these advances in technology to better use than us, and are thus able to produce products that can better suit our customers’ changing needs, the demand for our products and our business will be adversely affected.

Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. To mitigate these risks, we have taken certain measures, including i) establishing a supply chain security risk assessment mechanism to evaluate the security capabilities of suppliers and third-party service providers, ii) implementing a data isolation mechanism to ensure external organizations will not be able to access sensitive data, iii) enhancing security monitoring and detection, and establishing a swift response mechanism, and iv) strengthening security training and awareness with suppliers and third-party service providers.

Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, and/or expose us to liability to our customers, third parties or government authorities. As of the date of this prospectus, we have not experienced any material cybersecurity risks in our supply chain. However, there is no assurance that we will not experience such cybersecurity risks in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for our products, adversely affect our revenues and harm our competitive position.

Some of our zipper products are manufactured and marketed under our trademark “3F”. In addition, we have registered various intellectual property rights in the PRC, which includes trademarks, invention patents, design patents and utility model patents. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or prevent piracy will prove to be sufficient. Current or potential competitors may use our intellectual property without our authorization in the development of products that are substantially equivalent or superior to it, which could reduce demand for our products, adversely affect our revenues and harm its competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

In order to preserve and enforce our intellectual property rights, we may have to resort to litigation against the infringing parties. Such litigation could result in substantial costs and diversion of management resources which may have an adverse effect on our financial performance. Please refer to “Business-Intellectual Property” of this Prospectus for further details of our intellectual property rights.

We are faced with risks associated with expiration of our patents.

Our success has historically been reliant upon our patented zipper technologies. However, a significant number of these patents are set to expire in the near term, exposing us to heightened competition. As of the date of this prospectus, we, through our subsidiaries Fookhing Zipper, Fulong Zipper and Fuxing Dress, own 76 valid patents in the PRC, all of which will expire between 2026 and 2044. See “Business-Intellectual Property.” The expiration of patents may result in new entrants to the market, potentially saturating the industry and posing challenges to our market share. Intensified competition could also lead to price erosion, as competitors vie for market share, potentially impacting our profit margins. In response to those risks associated with expiration of our patents, we are committed to ongoing R&D efforts to introduce new and innovative zipper technologies. We believe that this strategy will help us maintain a competitive edge and minimize the impact of imminent patent expirations. However, there is no assurance that our strategies to mitigate such risks will be successfully implemented. The expiration of patents inherently involves uncertainties, and the actual impact on our market position, financial performance, and the competitive landscape may differ from current expectations.

We may face intellectual property infringement claims against us, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business even if the claim is without merit. We cannot assure you that such infringement claims will not be asserted against us in the future. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from, third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

35

We are required to obtain and/or maintain quality/product certifications for certain markets.

In some countries, certain certifications for products with regard to specifications/quality standards are necessary or preferred in order for these products to be accepted by customers/markets. An example of such a requirement that is applicable to us is the Intertek GRS Certificate (GRS 4.0), which is a mark for certain products to be sold in the international markets. As such, we must be able to obtain and/or maintain the relevant certifications according to our customers’ requirements, so that our customers are able to sell the zipper products which are manufactured by our operating subsidiaries in these markets, including the United Kingdom, Spain, Germany and France. If we are unable to meet and/or maintain the requirements needed to secure or renew such certifications, our product sales may be affected in certain markets, and consequently our financial results may be adversely affected.

We may be affected by disruptions to our production.

Our production facilities and storage warehouses are located at Hangbian Industrial Area, Longhu Town, Jinjiang City, Fujian Province, the PRC. Any disruption in the supply of utilities or loss or damage to our properties, machinery and inventories due to fire, theft and natural disasters such as earthquakes, flood, typhoons or other calamity resulting in significant damage to our production facilities and storage warehouses will severely affect our operations and have a material and adverse impact on our business, operating results and financial position. The occurrence of any of the above events may cause us to stop or suspend our production process and we may not be able to deliver our products to our customers on a timely basis, which would have an adverse impact on our business, financial position and profitability.

We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

Our business may be adversely affected by instability, disruption or destruction in a geographic region where our operating subsidiaries operate, regardless of cause, including international supply chain disruptions or delays, war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease (including the COVID-19 pandemic). Such events may cause our clients to suspend their decisions on purchasing our products, as well as give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel, physical facilities, and operations, which could materially adversely affect our financial results.

Our financial performance could be materially and adversely affected by rising costs associated with inflation and the imposition of U.S. tariffs on imports from China.

Our business operations are sensitive to inflationary pressures, which could result in increased production and operating costs for our subsidiaries in mainland China. In particular, rising prices of raw and auxiliary materials used in the production of zipper sliders and chains — such as rubber thread, nylon fabric, and nylon yarn—could increase our cost of sales. In addition, inflation may drive up labor costs, utility expenses, and transportation charges, all of which could adversely affect our profitability if we are unable to pass these increased costs on to our customers.

Further, our business may be negatively impacted by ongoing geopolitical and trade tensions, including the imposition of tariffs by the United States on goods imported from China. While we primarily sell our zipper products to local manufacturers and trading companies in China, a portion of our products might be exported to overseas markets by third-party trading companies, including the United States. U.S. tariffs on zipper-related products originating from China may lead to higher prices for end customers in the U.S., which could reduce demand for our products or prompt trading partners to source from alternative suppliers located outside of China. These developments could in turn reduce our sales volume or limit our ability to maintain competitive pricing.

The future of these tariff policies and their wider impact on inflation are uncertain. The duration and scope of these measures, as well as potential responses from local manufacturers, trading companies and other countries, could significantly influence our business. We cannot predict the ultimate consequences of these developments, and there is no assurance that we will be able to fully absorb or mitigate the negative financial impacts resulting from increased costs driven by both general inflation and these tariffs.

We are subject to risks of loss of proprietary information.

Our ability to compete successfully and/or to achieve future growth in sales will depend, in part, on our ability to protect our proprietary information relating to our product development, production and marketing of zippers and other related accessories. Our directors and executive officers and all other employees, who may come into possession of such proprietary information including our technical know-how and our customer database in the course of their employment with us, are under an obligation to maintain confidentiality on any such information during their term of employment with us, as well as for a prescribed period after the cessation of their employment. However, there is no assurance that such confidentiality obligations will not be breached. In the event of a disclosure of our proprietary information by any employee in breach of their confidentiality obligations, in particular, where disclosure is made to third parties who may be our competitors or prospective competitors, our ability to compete against such parties may be materially and adversely affected. This would, in turn, have a material adverse impact on our business and profitability as well as our prospects.

We may be exposed to product liability claims.

Our products are sold mainly to manufacturers and trading companies operating in the apparel (including sportswear), shoes, camping equipment, bags including but not limited to handbags, briefcases, luggage and laptop bags, and upholstery furnishings such as beddings and sofa covers. In the event that the products supplied by us do not meet our customers’ product specifications or are defective, their production schedules and unfinished products may be affected, which may, in turn, result in claims being brought against us. We do not have insurance coverage against such product liability claims and we may incur additional costs in any legal proceedings and/or claims which our customers may bring against us. In the event that there are significant claims for product liability made against us, our business operations may be disrupted and our financial results and profitability may be adversely affected. Such product liability claims may also harm our reputation and adversely affect our production process and revenue.

36

Negative publicity on PRC products may adversely affect our business and profits.

Negative publicity on the safety of products manufactured in the PRC may affect the general demand for goods manufactured in the PRC. Our customers comprise mainly local manufacturers of apparel and footwear products, camping equipment, bags, manufacturers of upholstery furnishings, other zipper manufacturers, as well as trading companies which export our zipper products to overseas markets. Where our customers export their products, demand for their products may be affected by negative publicity bringing about a reduction in the demand for goods manufactured in the PRC. This, in turn, may result in a reduction in the demand for our zipper products, which would adversely affect our business and profits.

The business of our operating subsidiaries is geographically concentrated, which subjects them to greater risks from changes in local or regional conditions.

Our operating subsidiaries are mainly in Jinjiang City, Fujian Province, the PRC. Due to this geographic concentration, its results of operations and financial condition are subject to greater risks from changes in general economic and other conditions, such as:

●	changes in economic conditions and unemployment rates;

●	changes in laws and regulations;

●	changes in competitive environment; and

●

adverse weather conditions and natural disasters (including weather or road conditions that limit access to our office and limit our activities to host events and forums, and visit our clients on a regular basis).

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that Jinjiang City in which most of our operating subsidiaries operate is more severely impacted by any such adverse condition, as compared to other regions.

We may be affected by adverse changes in taxation law, tax treaties and in the practice of tax authorities.

Changes in taxation legislation, tax treaties and in the practice of tax authorities can affect investment behavior which can have the effect of making specific kinds of investment products either more or less attractive to existing or potential investors.

We cannot predict the impact of future changes to tax legislation, tax treaties and the practice of tax authorities on our business or on the attractiveness of our investment projects. Amendments to existing tax legislation (in particular if there is a withdrawal of any available tax relief or an increase in tax rates) and tax treaties or the introduction of new rules and new tax treaties or changes in the practice of tax authorities may affect the investment decisions of either existing or potential investors. Changes from time to time in the interpretation of existing tax laws, amendments to existing tax rates, the introduction of new tax legislation and tax treaties, a change in the interpretation of tax legislation, any change in the practice of enforcement of such legislation or any particular change in our tax treatment could have a material adverse effect on our business, growth prospects, fee income, results of operations and/or financial condition.

Operational risks may disrupt our businesses, result in losses or limit our growth.

We depend on our headquarters in Jinjiang City, Fujian Province, the PRC, where most of our administrative and operations personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including our manufacturing facilities, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

37

Sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the fact that the market for hiring talented professionals is competitive, we may not be able to grow at the pace we desire.

Our financial condition, results of operations, and cash flows for 2021 have been adversely affected by COVID-19.

In December 2019, COVID-19 was first identified and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic-the first pandemic caused by a coronavirus. The pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus.

The COVID-19 pandemic has adversely affected our Group’s business operations. Specifically, significant governmental measures implemented by the PRC regulatory authority, including various stages of lockdowns, closures, quarantines, and travel bans, caused disruptions in transportation of raw materials as well as disruptions in distribution and delivery of our products to customers in 2020 and 2021, which led to a decrease in orders. Our Group recorded improvements in sales and gross profit in fiscal year 2022, compared to fiscal year 2021. This was mainly attributable to the fact that our Group has been constantly automating its manufacturing process progressively to mitigate the cost pressure arising from the increased production costs. Our Group has also improved the quality of its zippers through the automation process, which would eventually translate to higher margin sales orders from new customers. In addition, our Group has been endeavoring to manage its operating costs and is monitoring its receivables and collections closely.

In December 2022, the uncertainty and risk associated with China’s COVID-19 policies and restrictions were significantly mitigated. The PRC regulatory authority unveiled a series of new COVID-related policies to loosen its zero-COVID policy, uplifted the COVID prevention and control measures and provided a clear timetable to re-open the border. As of the date of this prospectus our operating subsidiaries are operating normally without any disruption in production and operations.

Although the COVID-19 pandemic seems to have been under relative control in China since May 2020, a resurgence could negatively affect the execution of customer contracts and the collection of customer payments, and the continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. Because of the significant uncertainties that remains concerning the COVID-19 or the spread of new variants, we cannot reasonably estimate the potential for, or the extent of any future business disruption and the related financial impact at this time.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares or the ADSs in the U.S. prior to the completion of this offering, and you may not be able to resell the ADSs at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our Ordinary Shares or the ADSs in the U.S. Since September 2007, our Ordinary Shares have been listed on the Mainboard of the SGX-ST. Investors who purchase the ADSs in this offering may not be able to sell the ADSs at or above the initial public offering price.

38

An active or liquid market for the ADSs in the U.S. may not develop upon completion of this offering or, if it does develop, it may not be sustainable given the limited number of ADSs being issued in this offering. The initial public offering price for the ADSs will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the ADSs after this offering. This initial public offering price will vary from the market price of the ADSs after the offering. As a result of these and other factors, you may be unable to resell the ADSs at or above the initial public offering price.

The following factors, in addition to other risks described in this prospectus, may have a significant effect on the market price of the ADSs:

●	variations in our operating results;

●	actual or anticipated changes in the estimates of our operating results;

●	changes in stock market analyst recommendations regarding the ADSs, other comparable companies or our industry, generally;

●	currency exchange fluctuations and the denominations in which we conduct business and hold our cash reserves;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	changes in the market valuation of similar companies;

●	the trading volume of the ADSs on The Nasdaq Capital Market;

●	sales of the ADSs by us or our shareholders; and

●	the adoption or modification of regulations, policies, procedures or programs applicable to our business.

In addition, if the zipper manufacturing market or the stock market in general experiences a loss of investor confidence, the trading price of the ADSs could decline for reasons unrelated to our business, financial condition or operating results. The trading price of the ADSs might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in the ADSs. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially adversely affect our business, operating results and financial condition.

39

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct how the Ordinary Shares which are represented by your ADSs are voted.

Holders of ADSs do not have the same rights as our registered shareholders. As a holder of the ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. As an ADS holder, you will only be able to exercise the voting rights attached to the Ordinary Shares which are represented by your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary, as the holder of the Ordinary Shares underlying your ADSs. Where any matter is to be put to a vote at a general meeting, then upon receipt of your voting instructions, the depositary will try, as far as is practicable, to vote the underlying Ordinary Shares which are represented by your ADSs in accordance with your instructions. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying Ordinary Shares in accordance with these instructions. If we do not instruct the depositary to ask for your instructions, the depositary may still vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise your right to vote with respect to the underlying Ordinary Shares represented by your ADSs, unless you cancel the ADSs and withdraw the underlying Ordinary Shares and become the registered holder of such Ordinary Shares prior to the record date for the general meeting. Under our Bye-laws, the minimum notice period required to be given by our Company to our registered shareholders to convene a general meeting will be 14 clear days (or, in respect of a general meeting at which the passing of a special resolution is to be considered, 21 clear days). When a general meeting is convened, you may not receive sufficient advance notice of the meeting to withdraw the Ordinary Shares underlying your ADSs and become the registered holder of such shares to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our Bye-laws, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the Ordinary Shares underlying your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We have agreed to give the depositary at least 30 days’ prior notice of shareholder meetings. Nevertheless, we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Ordinary Shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the Ordinary Shares underlying your ADSs are voted and you may have no legal remedy if the Ordinary Shares underlying your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting.

You may experience dilution of your holdings, due to your inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings, as a result of the foregoing.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate actions such as a rights offering. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time, if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

40

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Ordinary Shares provides that, subject to the depositary’s right to require a claim to be submitted to arbitration, the federal or state courts in The City of New York have jurisdiction to hear and determine claims arising under the deposit agreement and, in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Ordinary Shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable U.S. state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under U.S. federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if the foregoing jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and the Exchange Act.

Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement.

Under the deposit agreement, any action or proceeding against or involving the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may be instituted in a state or federal court in New York, New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding.

In addition, the depositary may, in its sole discretion, require that any dispute or difference arising from the relationship created by the deposit agreement be referred to and finally settled by arbitration conducted under the terms described in the deposit agreement, which may include claims arising under the federal securities laws, although the arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or Exchange Act in state or federal courts. The costs associated with arbitration, including arbitrator fees and administrative expenses, may be higher than those of traditional litigation, potentially increasing the overall expenses required to resolve a claim arising under the deposit agreement. Purchasers of ADSs in secondary transactions will be subject to the arbitration provision and jury trial waiver provision to the same extent as purchasers of the ADSs offered in this offering. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs, or by us or the depositary, of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. The state and federal courts sitting in New York generally respect the contractual decision of the parties to submit their disputes to arbitration and such arbitration provisions are generally enforceable under the U.S. federal laws and the laws of the State of New York, subject to certain exceptions, such as corruption, fraud or undue means. Therefore, we believe that the arbitration provision in the deposit agreement is enforceable under the U.S. federal laws and the laws of the State of New York.

41

The deposit agreement may be amended or terminated without your consent.

We and the depositary may amend or terminate the deposit agreement without your consent. Such amendment or termination may be done in favor of our Company. Holders of the ADSs, subject to the terms of the deposit agreement, will receive notice in the event of an amendment that prejudices a substantial existing right or a termination. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended. The deposit agreement may be terminated at any time upon a prior written notice. Upon the termination of the deposit agreement, our Company will be discharged from all obligations under the deposit agreement, except for our obligations to the depositary thereunder. See “Description of American Depositary Shares” for more information.

Holders or beneficial owners of the ADSs have limited recourse if we or the depositary fail/fails to meet our respective obligations under the deposit agreement.

The deposit agreement expressly limits the obligations and liability of us and the depositary. For example, the depositary is not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the People’s Republic of China, Hong Kong, Bermuda or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our Bye-laws, or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure). See “Description of American Depositary Shares” for more information.

In addition, the depositary and any of its agents also disclaim any liability for (i) any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities or the credit-worthiness of any third party, (iv) any tax consequences that may result from ownership of ADSs, Ordinary Shares or deposited securities, or (v) any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary. These provisions of the deposit agreement will limit the ability of holders or beneficial owners of the ADSs to obtain recourse if we or the depositary fail to meet our respective obligations under the deposit agreement.

42

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected.

In preparing our consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board, and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements and (ii) certain audit adjustments proposed by the auditor and recorded by the Company into the financial statements. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of the ADSs, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending March 31, 2026. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company in the U.S., our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

Our holding company structure and potential restrictions on the payment of dividends could materially adversely affect our market price.

Fuxing China is a holding company with no direct business operations other than its ownership of the capital stock of its subsidiaries and equity investees. Fuxing China’s principal assets are the equity interests it directly or indirectly holds in its operating subsidiaries. As a holding company, Fuxing China’s ability to pay dividends and meet its other obligations depends upon the amount of distributions, if any, received from its operating subsidiaries and other holdings and investments. Fuxing China’s operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to Fuxing China, including, but not limited to, as a result of restrictive covenants contained in loan agreements, restrictions on the conversion of local currency earnings into U.S. dollars or other currency, and other regulatory restrictions. For example, PRC legal restrictions permit payments of dividends by our business entities in the PRC only out of their retained earnings, if any, determined in accordance with relevant PRC accounting standards and regulations. Under PRC law, such entities are also required to set aside a portion of their net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends. The foregoing restrictions may also affect Fuxing China’s ability to fund operations of one subsidiary with dividends and other payments received from another subsidiary. Distributions may also be limited from time to time by reason of restrictions protective of the rights of minority shareholders of Fuxing China’s subsidiaries and by reason of the current cash requirements of Fuxing China’s operating subsidiaries. Such restrictions on payments involving entities organized in the PRC could adversely affect our liquidity, our business results and thus, the price of the ADSs.

43

In addition, we must comply with the provisions of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”) regulating the payment of dividends and the making of distributions from contributed surplus. Under the Bermuda Companies Act, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than its liabilities.

We may need to raise additional funds to support our business operations or to finance future acquisitions, including through the issuance of equity or debt securities, which could have a material adverse effect on our ability to grow our business.

If we do not generate sufficient cash from operations or do not otherwise have sufficient cash and cash equivalents to support our business operations or to finance future acquisitions, we may need raise addition capital through the issuance of debt or equity securities. We may not be able to raise cash in future financing on terms acceptable to us, or at all.

Financings, if available, may be on terms that are dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price of the ADSs. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of the ADSs. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our plans to the extent of available funding, which could harm our ability to grow our business.

We are a Bermuda company and it may be difficult for you to enforce judgments against us or certain of our directors or officers.

We are an exempted company incorporated under the laws of Bermuda. As a result, the rights of holders of our Ordinary Shares will be governed by Bermuda law, our memorandum of association and our bye-laws, as may be amended from time to time (“Bye-laws”). The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. As an ADS holder, you will have the rights of an ADS holder as provided in the deposit agreement. New York law governs the deposit agreement and the ADSs. All of our directors and officers reside outside the United States and our material assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability provisions of the United States securities laws. Additionally, there is uncertainty as to whether the courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Furthermore, we have been advised by our counsel as to the laws of Bermuda, Conyers Dill & Pearman Pte. Ltd. (“Conyers”), that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by a court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would, therefore, not be automatically enforceable in Bermuda. We have been advised by Conyers that the courts of Bermuda may recognize as a valid judgment, a final and conclusive judgment in personam obtained in a federal or state court in the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple or punitive damages, taxes or other charges of a like nature or in respect of a fine or penalty) and may give a judgment based thereon, provided that (a) the court which gave the judgment had proper jurisdiction over the parties to such judgment; (b) such court did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

44

Our second amended and restated Bye-laws adopted on December 23, 2024 (“Amended and Restated Bye-laws”) restrict shareholders from bringing legal action against our officers and directors.

Our Amended and Restated Bye-laws contain a broad waiver by our shareholders of any claim or right of action such shareholder may have, whether individually or by or in our right, against any of our directors or officers on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for us; provided that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. This waiver limits the right of shareholders to assert claims against our directors and officers unless the act or failure to act involves any fraud or dishonesty of such director or officer.

We have provisions in our Amended and Restated Bye-laws that may discourage a change of control.

Our Amended and Restated Bye-laws contain provisions that could delay or prevent a change of control of our Company that a shareholder might consider favorable. These provisions include, among others:

●

subject to the prior approval of our shareholders, our board of directors is permitted to issue any of the authorized but unissued shares and to fix the price, rights, preferences and restrictions of any such shares, provided that, among other things, no shares shall be issued to transfer a controlling interest in the Company without the prior approval of our shareholders in general meeting;

●	provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders;

●

the approval of a majority of not less than three-fourths of the votes cast by our shareholders, being entitled so to do, voting in person or by proxy, is required to effect amendments to our Bye-laws; and

●	the requirement for shareholders wishing to propose a person for election as a director to give the Company advance written notice of nomination of such person for the election of director.

These provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

45

We will incur substantial increased costs as a result of being a public company in the U.S.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company in the U.S. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the ADSs that is held by non-affiliates exceeds US$700 million as of the end of the second quarter of that fiscal year, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of the ADSs or the anticipation of future sales of the ADSs in the public market could cause the price of the ADSs to decline.

Sales of substantial amounts of the ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of the ADSs to decline. An aggregate of 17,205,438 Ordinary Shares are issued and outstanding before the consummation of this offering (excluding 277,720 treasury shares held by the Company) and 1,500,000 ADSs (representing 22,500,000 Ordinary Shares) will be issued and outstanding immediately after the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option or the Representative’s Warrants, or 1,725,000 ADSs (representing 25,875,000 Ordinary Shares) if the underwriters exercise their over-allotment option in full, assuming no exercise of the Representative’s Warrants. Sales of these ADSs into the market could cause the market price of the ADSs to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in the ADSs if the market price of the ADSs increases.

46

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding the ADSs, the price of the ADSs and trading volume could decline.

Any trading market for the ADSs may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of the ADSs would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of the ADSs and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the ADSs.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of the ADSs.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. We are not required by the corporate governance practice in our home country, Bermuda, to have a majority of our board of directors consisting of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and, as a result, the level of board oversight on the management of our Company may be less than if a majority of our board consisted of independent directors. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, the ADSs may not be listed or may be delisted, which could negatively impact the price of the ADSs and your ability to sell them.

We will seek to have the ADSs approved for listing on the Nasdaq Capital Market, which will be a condition to this offering. We cannot assure you that we will be able to maintain those initial listing requirements, even if  the ADSs are listed on the Nasdaq Capital Market, and we cannot assure you that the ADSs will continue to be listed on the Nasdaq Capital Market.

47

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●

a determination that the ADSs is a “penny stock,” which will require brokers trading in the ADSs to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the ADSs;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares or ADSs to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) except in the case of a transfer to executors, administrators or trustees of the estate of a deceased shareholder, in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed three; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as the SGX-ST or Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer of Ordinary Shares, they shall, within one month after the date on which the instrument of transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal. The registration of transfers of shares may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of any stock exchange on which our shares or ADSs are listed or by electronic means as may be accepted by such stock exchange(s), be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the ADSs purchased by investors in the public offering. Once the ADSs have been listed on the Nasdaq Capital Market, the legal title to such ADSs trading on the Nasdaq Capital Market will remain with the Depository Trust Company (“DTC”). All market transactions with respect to the ADSs will then be conducted through the DTC systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and the ADSs.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find the ADSs less attractive as a result, there may be a less active trading market for the ADSs and the ADSs price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company’.”

48

If we are classified as a passive foreign investment company, United States taxpayers who own the ADSs may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●

The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds the ADSs, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2024 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Considerations-United States Federal Income Taxation-Passive Foreign Investment Company.”

Our Company may become subject to taxes in Bermuda, which could negatively impact our Group’s results of operations.

Bermuda enacted the Corporate Income Tax Act 2023 on December 27, 2023 (the “CIT Act”). Entities subject to tax under the CIT Act are the Bermuda constituent entities of multinational enterprise groups with consolidated annual revenue of at least EUR 750 million in at least two of the four preceding fiscal years. If Bermuda constituent entities of a multinational enterprise group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of the net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities). No tax is chargeable under the CIT Act until fiscal years starting on or after January 1, 2025.

Our Company may become subject to taxes on capital gains and/or income in Bermuda under the CIT Act and/or after March 31, 2035, which may have a material adverse effect on our Group’s business, prospects, financial condition or results of operations. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that in the event that any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Company or any of its operations, shares, debentures or other obligations until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable in respect of real property owned or leased by our Company in Bermuda. However, a Bermuda constituent entity’s liability for tax pursuant to the CIT Act shall apply notwithstanding any assurance given pursuant to the Exempted Undertakings Tax Protection Act 1966. In addition, it cannot be certain that our Company will not be subject to any Bermuda taxes after March 31, 2035.

Legislation enacted in Bermuda as to Economic Substance may affect our operations.

Pursuant to the Economic Substance Act 2018 (as amended) of Bermuda (the “ES Act”) that came into force on January 1, 2019, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda (“non-resident entity”) that carries on as a business any one or more of the “relevant activities” referred to in the ES Act must comply with economic substance requirements. The ES Act may require in-scope Bermuda entities which are engaged in such “relevant activities” to be directed and managed in Bermuda, have an adequate level of qualified employees in Bermuda, incur an adequate level of annual expenditure in Bermuda, maintain physical offices and premises in Bermuda or perform core income-generating activities in Bermuda. The list of “relevant activities” includes carrying on any one or more of: banking, insurance, fund management, financing and leasing, headquarters, shipping, distribution and service centre, intellectual property and holding entity. Any entity that must satisfy economic substance requirements but fails to do so may face financial penalties, restriction or regulation of its business activities and/or may be struck off as a registered entity in Bermuda. As the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to predict the nature and effect of these requirements on the Company. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with the requirements under the ES Act. The new economic substance requirements may impact the manner in which our Group operates, which could adversely affect our Group’s business, prospects, financial condition or results of operations.

49

The price of the ADSs could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the ADSs may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the ADSs.

In addition, if the trading volumes of the ADSs are low, persons buying or selling in relatively small quantities may easily influence prices of the ADSs. This low volume of trades could also cause the price of the ADSs to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the ADSs may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the ADSs. As a result of this volatility, investors may experience losses on their investment in the ADSs. A decline in the market price of the ADSs also could adversely affect our ability to issue additional ADSs or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the ADSs will develop or be sustained. If an active market does not develop, holders of the ADSs may be unable to readily sell the ADSs they hold or may not be able to sell their ADSs at all.

We will be traded on more than one market and this may result in price variations and adversely affect the liquidity and value of the ADSs and potentially facilitate market manipulation.

Our Ordinary Shares have traded on the Mainboard of SGX-ST since September 2007 and, assuming our listing application is accepted, the ADSs will be traded on the Nasdaq Capital Market. Trading in the ADSs or Ordinary Shares on these markets takes place in different currencies (U.S. dollars on the Nasdaq Capital Market and Singapore dollars on the SGX-ST), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Singapore). The trading prices of our Ordinary Shares and the ADSs on these two markets may differ due to these and other factors. Any decrease in the price of our Ordinary Shares on the SGX-ST could cause a decrease in the trading price of the ADSs on the Nasdaq Capital Market. Investors could seek to sell or buy our Ordinary Shares to take advantage of any price differences between the markets through a practice referred to as arbitrage. Arbitrage can disrupt markets and reduce liquidity. It may facilitate market manipulation and harm long-term shareholders by increasing trading costs and spreading false information. Additionally, it can fragment markets, making it harder for investors to achieve best execution and eroding market efficiency.

50

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the financial consulting services industry;

●	the COVID-19 pandemic; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the zipper manufacturing industry in China. These industry data include projections that are based on a number of assumptions, which have been derived from industry and government sources, which we believe to be reasonable. The zipper manufacturing industry may not grow at the rate projected by industry data, or at all. The failure of these industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of the ADSs. In addition, the rapidly changing nature of the zipper manufacturing industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

51

RECENT DEVELOPMENTS

On August 14, 2025, we announced certain unaudited interim financial information for the six months ended June 30, 2025 and 2024 on the SGX-ST. In compliance with Item 8.A.5 of Form 20-F, Appendix A attached to this prospectus contains such unaudited interim financial information.  Such unaudited interim financial information does not purport to be in conformity with International Accounting Standard 34, Interim Financial Reporting, as issued by the IASB.

The unaudited interim financial information for the six months ended June 30, 2025 and 2024 in Appendix A is not necessarily indicative of any future period and actual results may differ materially from those described above. You should read this information together with “Risk Factors” included elsewhere in this prospectus and our consolidated financial statements and the notes thereto included in our Annual Report on Form 20-F incorporated by reference into this prospectus.

The unaudited interim financial information in Appendix A has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Onestop Assurance PAC, has not audited, reviewed or performed any procedure with respect to such unaudited interim financial information, and Onestop Assurance PAC does not express an opinion or provide any form of assurance on such information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated under the laws of Bermuda. As a result, the rights of holders of our Ordinary Shares will be governed by Bermuda law and our memorandum of association and Bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Substantially all of our assets are located in the PRC. In addition, three our directors and officers reside in China, including our executive director and chairman of the board of directors, Mr. Qingliang Hong, our chief executive officer, Mr. Shaolin Hong, our Executive Director and Director of Finance and Administration, Mr. Pengyou Hong, and all or a substantial portion of their assets are located outside the United States. As a result, it will be more difficult for investors to effect service of process within the United States upon us or these individuals, to bring an action against us or these individuals in the United States, or to enforce against us or these individuals judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Conyers, our counsel with respect to the laws of Bermuda, has advised us that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

52

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Fujian Yimao Law Firm, our counsel with respect to PRC law, has advised us that there is no clarification or interpretation as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Fujian Yimao Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, nor is there a treaty between China and Bermuda and many other countries and regions for the reciprocal recognition and enforcement of judgments of courts. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision, directly under the provisions of the PRC Civil Procedures Law, may be difficult or impossible. Our PRC Counsel, Fujian Yimao Law Firm, has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in Bermuda. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The foreign shareholder must entrust PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of Bermuda and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Due to the lack of reciprocity and treaties between the U.S., on the one hand, and the PRC, on the other hand, and the additional time and cost constraints in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in the PRC, our shareholders may experience difficulties in effecting service of legal process in the U.S. and enforcing civil liabilities in the PRC against us and certain of our directors and officers who reside in the PRC.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5.00 per ADS, which is the middle of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$4.8 million if the underwriters do not exercise their over-allotment option, and US$5.8 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes in the order of priority:

●	approximately 20% for upgrading our manufacturing machines, the cost of which is anticipated to be approximately RMB110 million;

●	approximately 10% for R&D;

●	approximately 20% to fund working capital and for other general corporate purposes; and

●	approximately 50% for building a new factory, the cost of which is anticipated to be approximately RMB384 million (see “Business-Facilities”).

To the extent that our actual net proceeds are not sufficient to fund all of the foregoing proposed purposes, we will prioritize the allocation of funds in the order listed above. We anticipate raising additional capital through equity, debt financing, or by sale of underperforming assets to provide supplement funding for our proposed purposes above, should that become necessary.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

53

DIVIDEND POLICY

Between the date of incorporation of our holding company in 2006 through to the date of this prospectus, Fuxing China had distributed dividends to its shareholders or investors between 2008 and 2011, totaling approximately RMB122.66 million. Since 2012 through to the date of this prospectus, we have not received any dividends or distributions from our subsidiaries, nor have we paid any dividends or distributions to our shareholders or U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to shareholders with respect to our Ordinary Shares and to the depositary, as the registered holder of our Ordinary Shares represented by the ADSs (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to our Bye-laws and the Bermuda Companies Act, our board of directors has discretion as to whether we will pay dividends in the future. Subject to our Bye-laws and the Bermuda Companies Act, our shareholders in general meeting may declare dividends to be paid to the shareholders of the Company but no dividend shall be declared in excess of the amount recommended by our board of directors. Under the Bermuda Companies Act, we may not declare or pay dividends if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due, or (b) the realizable value of our assets would thereby be less than our liabilities. See “Description of Share Capital.”

As a holding company with no material operations of our own, we will be dependent upon the receipt of funds from Jade Star or Fuxing HK. In order for us to pay dividends to our shareholders, we will rely on payments made from our PRC subsidiaries to Jade Star or Fuxing HK, and then the distribution of such payments to Fuxing China. PRC regulations currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. In addition, dividends distributed from our PRC subsidiaries to us are subject to PRC taxes, such as withholding tax.

PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. The PRC regulatory authority also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may encounter difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

The principal regulations governing the distribution of dividends by companies in the PRC include the Company Law of the PRC, which was promulgated by the SCNPC on December 29, 1993, and was most recently amended on December 29, 2023, with such amendment taking effect on July 1, 2024. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory common reserves, and may stop setting aside such after-tax profits after the aggregate amount of such funds reaches 50% of its registered capital. And for the purpose of avoiding misunderstanding, this portion of our PRC subsidiaries’ respective statutory common reserves are prohibited from being distributed to their shareholders as dividends, except in the event of liquidation. If the shareholders’ meeting or the board of directors distributes the profits to the shareholders by violating the above-mentioned provisions before the losses are made up and the statutory common reserves are drawn, the profits distributed shall be refunded to the Company. Upon contribution to the statutory common reserve using its after-tax profits, our PRC subsidiaries may also make further contribution to the discretionary common reserve using its after-tax profits in accordance with a resolution of the shareholders’ meeting. The above-mentioned common reserves shall be used to expanding the production and business scale, increase the registered capital or eliminate future losses in excess of retained earnings of the respective companies. According to the Company Law of the PRC, shareholders shall be distributed with the dividends based on the percentages of the capital that they actually contributed. The exception shall be given if all shareholders agree that they will not be distributed with the dividends based on the percentages of the capital that they contributed.

54

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC- resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Jade Star and Fuxing HK may be considered as non-resident enterprises for tax purposes, so that any dividends paid by our PRC subsidiaries to Jade Star or Fuxing HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

Nevertheless, pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the “Double Tax Avoidance Arrangement”, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than a 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by our PRC subsidiary Xiamen Industrial to Fuxing HK. If the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. See “Risk Factors-There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our operating subsidiaries in China, and dividends payable by our operating subsidiaries in China to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.”

If we pay any dividends on our Ordinary Shares, we will pay those dividends which are payable in respect of the Ordinary Shares underlying the ADSs to the depositary, as the registered holder of such Ordinary Shares, and the depositary then will pay such amounts to the ADS holders in proportion to the number of Ordinary Shares represented by the ADSs held by such ADS holders, subject to the terms of the deposit agreement. See “Description of American Depositary Shares.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●

on an as adjusted basis to reflect the issuance and sale of the ADSs by us in this offering at the assumed initial public offering price of US$5.00 per ADS, which is the middle of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the underwriters, the non-accountable expense allowance and the estimated offering expenses payable by us.

55

You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31,2025
	Actual	As adjusted (Over-allotment option not exercised)	As adjusted (Over-allotment option exercised in full)
	US$’000	US$’000	US$’000

Cash and cash equivalents	25,401	32,301	33,336
Debt:
Short-term bank borrowings	25,315	25,315	25,315
Shareholders’ Equity:
Ordinary shares, *S$0.02 par value, 10,000,000,000 Ordinary Shares authorized, 17,205,438 Ordinary Shares issued and outstanding; 39,705,438 Ordinary Shares issued and outstanding, as adjusted, assuming the over-allotment option is not exercised, and 43,080,438 Ordinary Shares issued and outstanding, as adjusted, assuming the over-allotment option is exercised in full	436	2,124	2,377
Additional paid-in capital	108,399	111,870	112,652
Treasury shares, at cost (represented 277,720 Ordinary shares)	(903)	(903)	(903)
Statutory Reserve	9,578	9,578	9,578
Merger reserve	(11,031)	(11,031)	(11,031)
Accumulated deficits	(16,870)	(17,321)	(17,321)
Accumulated other comprehensive income	(1,016)	(1,016)	(1,016)
Total shareholders’ Equity	88,593	93,301	94,336
Non-controlling interest	157	157	157
Total shareholder’ equity	88,750	93,458	94,493
Total Capitalization	114,065	118,773	119,808

A US$1.00 increase in the assumed initial public offering price of US$5.00 per ADS would increase each of additional paid-in capital, total shareholders’ equity and total capitalization by US$1.38 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in the ADSs, your interest will be diluted for each ADS you purchase to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the initial public offering price per ADS is substantially less than the net tangible book value per ADS attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares.

Our net tangible book value as of March 31, 2025, was US$83.2 million, or US$4.84 per Ordinary Share and US$72.55 per ADS as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the assumed initial public offering price of US$5.00 per ADS, which is the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus, and after deducting the estimated underwriting discounts to the underwriters, the non-accountable expense allowance and the estimated offering expenses payable by us.

After giving effect to our sale of 1,500,000 ADSs offered in this offering based on an assumed initial public offering price of US$5.00 per ADS, which is the middle of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts, the non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025, would have been US$89.87 million, or US$2.26 per Ordinary Share and US$33.9 per ADS. This represents an immediate decrease in net tangible book value of US$2.58 per Ordinary Share, or US$38.7 per ADS to the existing shareholders, and an immediate anti-dilution in net tangible book value of US$1.93 per Ordinary Share, or US$28.95 per ADS to investors purchasing ADSs in this offering. The as adjusted information discussed above is illustrative only.

A $1.00 increase in the assumed initial public offering price of US$5.00 per ADS would increase our pro forma as adjusted net tangible book value after giving effect to this offering by US$1.38 million, the pro forma as adjusted net tangible book value after giving effect to this offering by US$0.04 per Ordinary Share or US$0.60 per ADS, and the dilution in pro forma as adjusted net tangible book value to new investors in this offering by US$0.03 per Ordinary Share or US$0.45 per ADS, assuming no change to the number of ADSs offered by us as set forth on the front cover of this prospectus, and after deducting underwriting discounts, the non-accountable expense allowance and estimated offering expenses payable by us.

56

An increase of 1,000,000 ADS in the number of ADSs offered by us would increase our pro forma as adjusted net tangible book value after giving effect to this offering by US4.6 million, decrease the pro forma as adjusted net tangible book value after giving effect to this offering by US$0.53 per Ordinary Share or US7.95 per ADS, and increase the dilution in pro forma as adjusted net tangible book value to new investors in this offering by US$0.53 per Ordinary Share or US$8.0 per ADS, based on an assumed initial public offering price of US$5.00 per ADS, which is the middle of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts, the non-accountable expense allowance and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value after this offering would be US$2.11 per Ordinary Share or US$31.65 per ADS. The decrease in net tangible book value to existing shareholders would be US$2.73 per Ordinary Share or US$40.95 per ADS, and the immediate anti-dilution in net tangible book value to new investors in this offering would be US$1.78 per Ordinary Share or US$26.70 per ADS.

The following tables illustrate such dilution:

	No Exercise of Over-Allotment Option		Full Exercise of Over-Allotment Option
	Per Ordinary Share	Per ADS	Per Ordinary Share	Per ADS
Assumed Initial public offering price	0.33	5.00	0.33	5.00
Net tangible book value as of March 31, 2025	4.84	72.60	4.84	72.60
Increase in net tangible book value attributable to payments by new investors	(2.58)	(38.70)	(2.73)	(40.95)
Pro forma net tangible book value immediately after this offering	2.26	33.90	2.11	31.65
Amount of dilution in net tangible book value to new investors in the offering	(1.93)	(28.95)	(1.78)	(26.70)

The following tables summarize, on a pro forma as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares (represented by ADSs) purchased from us, the total consideration paid and the average price per Ordinary Share and per ADS before deducting the estimated underwriting discounts, the non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary	Average Price per
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share	ADS
	(US$ in thousands)
Existing shareholders	17,205,438	43.33%	$107,932	93.50%	$6.27	$94.10
New investors	22,500,000	56.67%	$7,500	6.50%	$0.33	$5.00
Total	39,705,438	100.00%	$115,432	100.00%	$2.91	$43.61

	Ordinary Shares purchased		Total consideration		Average price per Ordinary	Average Price per
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share	ADS
	(US$ in thousands)
Existing shareholders	17,205,438	39.94%	$107,932	92.60%	$6.27	$94.10
New investors	25,875,000	60.06%	$8,625	7.40%	$0.33	$5.00
Total	43,080,438	100.00%	$116,557	100.00%	$2.71	$40.58

57

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the ADSs and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Our operations commenced in December 1993 through our wholly-owned subsidiary Fookhing Zipper in the PRC.  Having identified the potential growth of manufacture and production of zippers in the PRC market, our then non-executive chairman of the board of directors, Mr. Wo Chiu Hung and our current director and chairman of the board of directors, Mr. Qingliang Hong, established Fookhing Zipper in December 1993 as a wholly foreign-owned enterprise in Jinjiang City, Fujian Province, the PRC, which engaged primarily in the production and sale of nylon continuous zipper chains and other related products. In an effort to integrate vertically, Fookhing Zipper commenced production of fabric tape in 1994.

In 1995, our “3F” brand, symbolizing our policy of prioritizing customer satisfaction, service excellence and quality, was established. In the same year, Fuxing Dress was established and was engaged principally in the production and sale of zipper sliders.

Fookhing Zipper and Fuxing Dress expanded their product range to include finished zippers in 1996, plastic zipper chains in 1998 and metal zipper chains in 1999.

In preparation for listing on SGX-ST, we carried out a restructuring exercise from 2005 to 2007, including i) the incorporation of Jade Star on October 6, 2005 in the British Virgin Islands, ii) the acquisition of Fookhing Zipper and Fuxing Dress in 2006 by Jade Star, iii) the incorporation of Fuxing China in Bermuda on October 2, 2006, and iv) the sub-division and increase in authorized share capital of Fuxing China and the acquisition of Jade Star by Fuxing China in 2007. As a result, Fuxing China became the holding company of Jade Star and Jade Star became the holding company of Fookhing Zipper and Fuxing Dress. Following the completion of the restructuring exercise, our holding company Fuxing China applied to list on the Mainboard of the SGX-ST and has been listed on the SGX-ST since September 2007.

In October 2007, Fook Hing Trading was incorporated in Hong Kong as a wholly-owned subsidiary of Jade Star. In 2011, we completed the acquisition of Fulong Zipper, Fuxing Electroplating and Jianxin Weaving in mainland China, after which they became wholly-owned subsidiaries of Jade Star. In 2011, Fuxing HK was incorporated in Hong Kong as a wholly-owned subsidiary of Fuxing China. In 2011, Xiamen Industrial was incorporated as a wholly-owned subsidiary of Fuxing HK, and in 2017, Xiamen Property was incorporated as a 80% owned subsidiary of Xiamen Industrial.

58

Our Corporate Structure

The following diagram illustrates our corporate structure as of July 22, 2025 and upon completion of our IPO based on a proposed number of 1,500,000 ADSs being offered, assuming no exercise of the underwriters’ over-allotment option.

59

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Recent Development

Disposal of Jianxin Weaving

On December 11, 2024, our wholly-owned subsidiary, Jade Star, entered into a conditional Share Transfer Agreement (the “STA”) with Liansheng (Jinjiang) New Materials Group Co., Ltd. (the “Purchaser”), for the disposal of all of the equity interest held by Jade Star in Jianxin Weaving, representing 100% of the total registered and paid up capital of Jianxin Weaving (the “Proposed Disposal”). Pursuant to the STA, the aggregate purchase consideration payable by the Purchaser to Jade Star for the Proposed Disposal is RMB8.8 million in cash, payable by the Purchaser in full to the bank account designated by Jade Star by way of bank remittance within 90 business days from the date of the STA. The completion of the Proposed Disposal is conditional on the fulfilment of the following conditions: (a) the delivery of a corporate guarantee by Liansheng (Fujian) Textile Technology Development Co., Ltd. to Jade Star to be also liable in respect of all of the Purchaser’s obligations under the STA; (b) Jade Star and the Purchaser having obtained all authorizations necessary for completion of the Proposed Disposal, including relevant board and shareholders’ resolutions; (c) there being no breach of the representations and warranties given by the Purchaser or Jade Star as set forth in the STA; (d) the approval of Fuxing China’s Board of Directors of the Proposed Disposal; and (e) the approval of Fuxing China’s shareholders of the Proposed Disposal at a general meeting to be convened.

Pursuant to the STA, following completion of the Proposed Disposal, the Purchaser shall ensure and has guaranteed that Jianxin Weaving complies with the following schedule to repay all outstanding debts owed by Jianxin Weaving to the related corporations of Jade Star as at the date of the completion of the Proposed Disposal up to a maximum of RMB40 million (the “Outstanding Debt”):

(a) 30% of the Outstanding Debt within 45 business days from the date of completion of the Proposed Disposal;

(b) 30% of the Outstanding Debt within 90 business days from the date of completion of the Proposed Disposal; and

(c) remaining 40% of the Outstanding Debt within 120 business days from the date of completion of the Proposed Disposal.

Such Outstanding Debt is comprised of interest-free loans and advances extended to Jianxin Weaving by the creditor listed below. The creditor is an indirect wholly-owned subsidiary of the Company.

Name of Creditor	Amount Owed by Jianxin Weaving As of March 31, 2025
Jinjiang Fookhing Zipper Co., Ltd	RMB36,994,704
Total

The Proposed Disposal was completed on August 14, 2025.

Capital Reorganization

On December 23, 2024, the shareholders of the Company approved a capital reorganization to reduce the par value from S$5.00 per share to S$0.02 per share, and to increase the authorized share capital from 40,000,000 shares to 10,000,000,000 shares. This reorganization took effect on December 24, 2024. As of the date of this prospectus, our authorized share capital is S$200,000,000 divided into 10,000,000,000 shares, par value of S$0.02 per share. We currently only have one class of shares, namely, the Ordinary Shares. As of the date of this prospectus, 17,205,438 Ordinary Shares are issued and outstanding (excluding 277,720 treasury shares).

Surrender of Shares

On May 27, 2025, in anticipation of the closing of the proposed IPO, the Company issued 18,750,000 Ordinary Shares (the “Underlying Shares”), which were deposited with the Central Depository (Pte) Limited and HSBC (Singapore) Nominees Pte Ltd, as custodian holding the Underlying Shares on behalf of the depositary. However, the IPO was not consummated, as the Company was unable to obtain in a timely manner a written response from the CSRC regarding an update to the CSRC’s prior approval for the proposed IPO. On July 14, 2025, the Underlying Shares were transferred back to the Company and held as treasury shares by the Company, and, pursuant to resolutions adopted by the board of directors of the Company adopted on September 5, 2025, such treasury shares were cancelled.

60

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Through our operating subsidiaries in mainland China and Hong Kong, we are principally engaged in the production and sale of zipper sliders and zipper chains, trading of textile raw and auxiliary materials used in zipper production, and provision of zipper processing services in mainland China and Hong Kong. Since our establishment in 1993, Fuxing Group has built up a credible track record and market reputation with a diversified customer base of over 1,800 customers in China, including many brands such as Erke, 361°, BENEUNDER, Peak, WELLENSTEYN, SANMAR, and Lining. We aim to become one of the leading zipper product manufacturers and to achieve recognition as a market leader for our brand name, quality of products and R&D capabilities.

Our zipper products consist mainly of zipper sliders and zipper chains and are widely used in apparel (including sportswear), shoes, camping equipment, bags, such as handbags, briefcases, luggage and laptop bags, and upholstery furnishings, such as bedding and sofa covers. Our products are sold mainly to China local manufacturers of apparel and footwear products, camping equipment, bags, manufacturers of upholstery furnishings, as well as other zipper manufacturers which further process or assemble our zipper products in order to customize these according to their customers’ needs. Some of the zipper products which we sell are manufactured under our “3F” brand name. In addition, we sell to trading companies which export our zipper products to overseas markets, including Australia, European countries, such as Russia, Turkey, Spain, Italy, Poland, Belgium, Greece, Slovenia and Lithuania, and Asian countries, such as South Korea, Thailand, Vietnam and Indonesia.

Our operating subsidiary, Fook Hing Trading in Hong Kong, is primarily engaged in trading of textile raw and auxiliary materials, including rubber thread, nylon fabric and nylon yarn.

Our operating subsidiaries, Fulong Zipper, Fuxin Electroplating and Jianxin Weaving, provide zipper processing services, including color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.

Our manufacturing facilities are located in Jinjiang City, Fujian Province. Our manufacturing operations are highly integrated, and we have an extensive range of machinery and equipment at our manufacturing premises. Building on our technical knowledge and our manufacturing expertise, we are able to integrate our operations and business to cater to our customers’ needs. We have the ability to manufacture the entire zipper product from mold-making for the production of our zipper sliders to the manufacturing of fabric tape for zipper chains. Our range of manufacturing machinery also enables us to produce our zipper chains and zipper sliders using a wide range of materials, colors, and sizes in accordance with our customers’ requirements. Most of our raw materials are mainly procured from our suppliers located in Fujian Province.

We accord high priority to quality control during the production processes of our products. Our subsidiary, Fookhing Zipper, was awarded the GB/T 19001-2016/ISO 9001:2015 Quality Management System Certificate, valid through September 2028, by the WSF(北京世标认证中心有限公司), a third-party certification body headquartered in China. Fookhing Zipper was also awarded the GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate and GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate by the WSF, both valid through September 2028. Fookhing Zipper also holds the GRS Certificate (GRS 4.0), valid through May 2026, evidencing that our products passed the Global Recycled Standard 4.0, issued by Intertek, a multinational assurance, inspection, product testing and certification company headquartered in London, England. Fookhing Zipper is authorized to use the label “STANDARD 100 by OEKO-TEX®”, valid through September 2026, on our zipper products, which is one of the world’s best-known labels for textiles tested for harmful substances, issued by the International Association for Research and Testing in the Field of Textile and Leather Ecology, headquartered in Zurich, Switzerland. All our zipper products are manufactured in accordance with the PRC zipper industry standards as set by China National Light Industry Council.

61

To ensure continual innovation in product quality and improved efficiency, we place strong emphasis on product and technical R&D. As of June 30, 2025, we had an R&D team comprised of 25 full-time employees. Our R&D team leader, Mr. Yanming Luo, has more than 20 years of industry experience and was the inventor of 66 valid patents related to zipper design as of June 2025. Please see “Business—Research and Product development.”

We generate revenue primarily from three sources, (i) production and sale of zippers, including zipper chains and zipper sliders (the “Zipper Segment”), (ii) trading of textile raw and auxiliary materials (the “Trading Segment”), and (iii) zipper processing services (the “Processing Segment”).

Our total revenue declined from approximately US$106.3 million in the fiscal year ended March 31, 2024, to US$106.0 million in the fiscal year ended March 31, 2025. This minor decrease of 0.3% was driven by a 26.4% decline in Trading Segment revenue, partially offset by an 18.2% growth in the Zipper Segment. Net income fell from a profit of US$1.1 million in the fiscal year ended March 31, 2024 to a net loss of US$0.6 million in the fiscal year ended March 31, 2025, primarily due to reduced gross margins in the Processing Segment.

The segment revenue composition showed a structural shift:

•

The Zipper Segment emerged as the primary revenue driver, accounting for 64.2% of our total revenue in the fiscal year ended March 31, 2025, as compared to 54.1% in the fiscal year ended March 31, 2024, with revenue increasing by US$10.5 million from US$57.56 million in the fiscal year ended March 31, 2024 to US$68.06 million in the fiscal year ended March 31, 2025.

•

The revenue generated from the Trading Segment dropped by US$10.64 million, from US$40.3 in the fiscal year ended March 31, 2024 to US$29.66 million in the fiscal year ended March 31, 2025, representing 28.0% of our total revenue in the fiscal year ended March 31, 2025, as compared to 37.9% in the fiscal year ended March 31, 2024.

•

The revenue generated from the Processing Segment slightly decreased by US$0.19 million from US$8.47 in the fiscal year ended March 31, 2024 to US$8.28 million in the fiscal year ended March 31, 2025, comprising 7.8% of our total revenue for the fiscal year ended March 31, 2025.

Segment revenue composition:

	For the fiscal years ended March 31,				Variance	Change
	2025		2024
	US$’000	% of Total	US$’000	% of Total	US$’000	% of Total
Segment revenue：
Zipper	68,059	64.2%	57,560	54.1%	10,499	18.2%
Trading	29,660	28.0%	40,300	37.9%	(10,640)	(26.4)%
Processing	8,281	7.8%	8,468	8.0%	(187)	(2.2)%
Total revenue	106,000	100.0%	106,328	100.0%	(328)	(0.3)%

Key Factors Affecting the Results of Our Group’s Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below:

62

Competition from other manufacturers

We face competition from international and domestic zipper manufacturers which may have a longer track record and substantially greater financial, technical and marketing position and enjoy stronger relationships with their suppliers than us and may engage in aggressive pricing strategies to increase their market share. Should our competitors be able to offer a wider range of superior products or services, procure new substitute raw materials at a lower price than us, develop newer manufacturing technologies which may offer lower unit production costs of zipper products, or offer better pricing and/or shorter delivery time, our sales and market share will be adversely affected. As such, there is no assurance that we will be able to remain competitive. Our business and profitability may be adversely affected if the competition intensifies and/or we are unable to match the demands of our customers while our competitors are able to do so.

Demand from our major customers

We are dependent on our relationships with our major customers and derive a significant portion of our revenues from them. For the fiscal year ended March 31, 2025, four customers accounted for approximately 24%, 13%, 13%, and 12% of our total revenue, respectively. For the fiscal year ended March 31, 2024, four customers accounted for approximately 13%, 11%, 16%, and 11% of our total revenue, respectively.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our products that will be generated by these customers. In addition, revenues from these major customers may fluctuate from time to time based on the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. If any of these major customers terminates our contracts, such termination would negatively affect our revenues and results of operations.

No establishment of long-term contracts with our customers.

Our revenue is mainly generated on an order-by-order basis as our existing customers do not generally enter into long-term contracts with us. We usually receive orders from our customers two to four weeks prior to the date of delivery. As such, Fuxing Group may not experience a continuous and steady source of revenue generated from our business.

In addition, while some of our major customers provide us with their future plans and production forecasts in advance (usually 12 months in advance) stating that their product requirements and specifications, such information is intended merely to assist us in planning and allocating our resources to meet the potential orders. Our customers can still unilaterally vary and amend these plans without informing us.

Any of the above situations may result in a reduction of our customers’ demand for our products, thereby adversely affecting our profitability and financial performance. There is no guarantee that our customers will continue to give us their orders or that the level of their orders with us will be maintained. If our customers decide to source similar products and services from other suppliers or reduce their orders with us and we are unable to secure sufficient additional orders to replace these lost and/or reduced orders, our revenue and financial performance will be adversely affected.

High dependence on the PRC market.

We are dependent on the PRC market, as most of our customers are located in Fujian, Jiangsu and Zhejiang provinces, as well as Shanghai. We anticipate that the PRC market will continue to be a significant sales and production base for our Group in the near future and we are therefore susceptible to the market conditions in the PRC. Any adverse changes in the economic conditions in the PRC will affect consumers’ spending patterns and purchasing power and may negatively impact the demand for our products resulting in our revenue, future performance and profitability being materially and adversely affected.

63

Fluctuations in the costs of our principal components and raw materials.

The key components and raw materials used in our production and manufacturing processes are zinc, DTY and polyester chips. As these materials constitute key components of our manufacturing processes, we are exposed to fluctuations in the prices of such raw materials. which may, in turn, have an impact on our production costs. In addition, as DTY and polyester chips are dependent on oil prices, our production costs are subject to fluctuations in oil prices.

The cost of raw materials accounted for approximately 70% and 69% of our total cost of goods sold for the fiscal year ended March 31, 2025 and 2024, respectively. As we do not have any long-term arrangements with our suppliers for such key raw materials, there is no assurance that we will be able to obtain the key raw materials at competitive prices in required amounts within the desired timeframes. Market prices of such raw materials may also fluctuate due to changes in the level of global demand and supply. Any substantial increase in the prices of these raw materials is likely to have a material adverse impact on our production costs. In the event of any significant increase in the cost of such raw materials, and should we be unable to pass on such costs to our customers on a timely basis, our profit margins will be materially and adversely affected. In addition, we have made arrangements with certain of our suppliers to order our zinc supply in advance to meet our medium-term needs when we expect the prices of zinc to increase, and payment is made on the then-prevailing prices. To a lesser extent, we also have similar arrangements with our DTY and polyester chips suppliers. As such, we are subject to the fluctuations in the prices of zinc, DTY and polyester chips. In the event that the prices of these raw materials fall below the order price, our profit margins may be materially and adversely affected.

Risks associated with technological changes.

Our future success depends upon our ability to cater to the changing trends in the zipper and/or apparel industries by developing new products in accordance with our customers’ changing needs. Advances in technology may render our investments in machinery and capital commitment obsolete and our operating subsidiaries may not be able to manufacture products that conform to our customers’ requirements. If our competitors are able to put these advances in technology to better use than us, and are thus able to produce products that can better suit our customers’ changing needs, the demand for our products and our business will be adversely affected.

Disruptions to our production.

Our production facilities and storage warehouses are located at Hangbian Industrial Area, Longhu Town, Jinjiang City, Fujian Province, the PRC. Any disruption in the supply of utilities or loss or damage to our properties, machinery and inventories due to fire, theft and natural disasters, such as earthquakes, flood, typhoons or other calamity resulting in significant damage to our production facilities and storage warehouses will severely affect our operations and have a material and adverse impact on our business, operating results and financial position. The occurrence of any of the above events may cause us to stop or suspend our production process and we may not be able to deliver our products to our customers on a timely basis, which would have an adverse impact on our business, financial position and profitability.

Supply chain disruptions

Regarding the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Any supply chain fragmentation and local protectionism within the PRC may further complicate supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, and legal impediments, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products, and materially affect our outlook or business goals.

During the height of the COVID-19 pandemic, significant governmental measures implemented by the PRC regulatory authority, including various stages of lockdowns, closures, quarantines, and travel bans, which caused disruptions in transportation of raw materials, as well as disruptions in distribution and delivery of our products to customers in 2020 and 2021, which led to a decrease in orders. However, our Group recorded improvements in sales and gross profit in fiscal year 2022, compared to fiscal year 2021. See “—Financial Impact of COVID-19” below. Our inventory decreased by 17.9% as of March 31, 2025, compared with March 31, 2024, whereas the cost of goods sold decreased by 0.8% for the fiscal year ended March 31, 2025, compared with the fiscal year ended March 31, 2024.

64

Financial Impact of COVID-19

In December 2019, COVID-19 was first identified and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic—the first pandemic caused by a coronavirus. The pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus.

The COVID-19 pandemic has adversely affected our Group’s business operations. Specifically, significant governmental measures implemented by the PRC regulatory authority, including various stages of lockdowns, closures, quarantines, and travel bans, caused disruptions in transportation of raw materials as well as disruptions in distribution and delivery of our products to customers in 2020 and 2021, which led to a decrease in orders. However, our Group recorded improvements in sales and gross profit in fiscal year 2022, compared to fiscal year 2021. This was mainly attributable to the fact that our Group has been constantly automating its manufacturing process progressively to mitigate the cost pressure arising from the increased production costs. Our Group has also improved the quality of its zippers through the automation process, which would eventually translate to higher margin sales orders from new customer segment. In addition, our Group has endeavoring to manage its operating costs and is monitoring its receivables and collections closely.

In December 2022, the uncertainty and risk associated with China’s COVID-19 policies and restrictions were significantly mitigated. The PRC regulatory authority unveiled a series of new COVID-19 related policies to loosen its zero-COVID-19 policy, lifted the COVID-19 prevention and control measures and provided a clear timetable to re-open its borders. As of the date of this prospectus, our operating subsidiaries are operating normally without any disruption in production and operations.

Although COVID-19 seems to have been under relative control in China since May 2020, a resurgence could negatively affect the execution of customer contracts and the collection of customer payments, and the continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. Because of the significant uncertainties surrounding COVID-19 or the spread of new variants, we cannot reasonably estimate the extent of the business disruption and the related financial impact at this time.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2024 and 2025

	For the fiscal years ended March 31,
	2025	2024	Variances	Change
	US$’000	US$’000	US$’000%
Revenues	106,000	106,328	(328)	(0.3)
Cost of revenues	(99,084)	(99,878)	794	(0.8)
Gross profit	6,916	6,450	466	7.2

Operating expenses:
Selling and distribution expenses	(1,647)	(1,873)	226	(12.1)
General and administrative expenses	(6,308)	(4,285)	(2,023)	47.2
Total operating expenses	(7,955)	(6,158)	(1,797)	29.2

Income (loss) from operations	(1,039)	292	(1,331)	(455.8)

Other income (expenses):
Interest expense, net	(775)	(1,570)	795	(50.6)
Other income	6,003	7,205	(1,202)	(16.7)
Other expense	(4,472)	(4,574)	102	(2.2)
Total other income, net	756	1,061	(305)	(28.7)

Income (loss) before tax expense	(283)	1,353	(1,636)	(120.9)
Income tax expense	(290)	(297)	7	(2.4)
Net income (loss)	(573)	1,056	(1,629)	(154.3)

65

Revenue

During the fiscal years ended March 31, 2024 and 2025, our revenue was derived from (i) sales of zipper chains and sliders; (ii) trading of textile raw and auxiliary materials; and (iii) zipper processing services. The following table presents the revenue generated from each of our business sectors during the fiscal years ended March 31, 2024 and 2025:

	For the fiscal years ended March 31,
	2025		2024		Variances	Change
	US$’000%		US$’000%		US$’000%
Sales of zipper chains	53,049	50.0	46,410	43.6	6,639	14.3
Sales of zipper sliders	15,010	14.2	11,150	10.5	3,860	34.6
Subtotal for zipper chains and zipper sliders	68,059	64.2	57,560	54.1	10,499	18.2
Trading of textile raw and auxiliary materials	29,660	28.0	40,300	37.9	(10,640)	(26.4)
Zipper processing services	8,281	7.8	8,468	8.0	(187)	(2.2)
Total revenue	106,000	100	106,328	100	(328)	(0.3)

Our total revenue decreased by approximately US$0.3 million, or 0.3%, from approximately US$106.3 million for the fiscal years ended March 31, 2024 to approximately US $106 million for the fiscal years ended March 31, 2025. Although the revenue from sales of zipper chains and sliders increased by 10.5 million, this gain was insufficient to offset a US$10.64 million, or 26.4%, decline in trading of textile raw and auxiliary materials and a US$187,000, or 2.2%, decrease in zipper processing services.

Revenue from sales of zipper chains and sliders increased by approximately US$10.5 million, or 18.2%, from approximately US$57.6 million for the fiscal year ended March 31, 2024 to approximately US$68.1 million for the fiscal year ended March 31, 2025. The increase was primarily attributable to the recovery of the zipper industry market in the PRC, which led to increased sales orders from customers.

Our trading of textile raw and auxiliary materials relates to the sourcing and buying of certain raw and auxiliary materials (such as rubber thread, nylon fabric and nylon yarn) in accordance with the customers’ requirements. The profit margin and all purchases were based on confirmed sales. As such, the sales volume and profit margin are dependent on the customers’ demand. Revenue from trading of textile raw and auxiliary materials decreased by approximately US$10.6 million, or 26.4%, from approximately US$40.3 million for the fiscal year ended March 31, 2024 to approximately US$29.7 million for the fiscal year ended March 31, 2025. This decrease was due to a decline in the sales of our clients’ exports to Southeast Asian nations and regions. Consequently, their purchases from our Company decreased.

Revenue from zipper processing services decreased by approximately US$0.2 million, or 2.2%, from approximately US$8.5 million for the fiscal year ended March 31, 2024 to approximately US$8.3 million for the fiscal year ended March 31, 2025. This decrease occurred despite growth in our core zipper segments, reflecting reduced outsourcing demand from customers who expanded in-house production capabilities.

66

Revenue by geographical locations

Our Group’s businesses that relate to sales of zipper chains and sliders and zipper processing services are mainly conducted in mainland China. Our Group’s trading business of textile raw and auxiliary materials, including rubber thread, nylon fabric and nylon yarn is conducted in Hong Kong. The following table sets out a breakdown of our revenue by geographic location of our customers for the fiscal years ended March 31, 2024 and 2025:

	For the fiscal years ended March 31,
	2025		2024		Variances	Change
	US$’000%		US$’000%		US$’000%
Mainland China	76,340	72.0	66,028	62.1	10,312	15.6
Hong Kong	29,660	28.0	40,300	37.9	(10,640)	(26.4)
Total revenue	106,000	100	106,328	100	(328)	(0.3)

Mainland China

Revenue in Mainland China increased by approximately US$10.3 million, or 15.6%, from approximately US$66.0 million for the fiscal year ended March 31, 2024 to approximately US$76.3 million for the fiscal year ended March 31, 2025. This growth was primarily driven by the recovery of the zipper industry market. Consequently, customer sales orders significantly increased.

Hong Kong

Revenue in Hong Kong decreased by approximately US$10.6 million, or 26.4%, from approximately US$40.3 million for the fiscal year ended March 31, 2024 to approximately US$29.7 million for the fiscal year ended March 31, 2025. This decline resulted from reduced exports by our clients to Southeast Asia. Their decreased export volumes directly led to lower procurement from our Company.

Cost of revenues

During the fiscal years ended March 31, 2024 and 2025, our Group’s cost of revenues primarily comprised raw materials costs, labor costs, sub-contracting costs, production overheads and the cost of assets held for sale. For the fiscal years ended March 31, 2024 and 2025, our cost of revenues amounted to approximately US$99.9 million, and US$99.1million, respectively.

	For the fiscal years ended March 31,
	2025		2024		Variances	Change
	US$’000%		US$’000%		US$’000%
Sales of zipper chains	47,985	48.4	43,428	43.5	4,557	10.5
Sales of zipper sliders	13,818	13.9	9,848	9.9	3,970	40.3
Subtotal for zipper chains and zipper sliders	61,803	62.4	53,276	53.4	8,527	16.0
Trading of textile raw and auxiliary materials	28,865	29.1	39,293	39.3	(10,428)	(26.5)
Zipper processing services	8,416	8.5	7,309	7.23	1,107	15.1
Total	99,084	100	99,878	100	(794)	(0.8)

67

Gross Profit and Gross Profit Margin

The table below details our Group’s gross profit and gross profit margin by business sector during the fiscal years ended March 31, 2024 and 2025:

	For the fiscal years ended March 31,
	2025		2024		Variances	Change
	US$’000%		US$’000%		US$’000%
Sales of zipper chains	5,064	73.2	2,982	46.2	2,082	69.8
Sales of zipper sliders	1,192	17.2	1,302	20.2	(110)	(8.4)
Subtotal for zipper chains and zipper sliders	6,256	90.5	4,284	66.4	1,972	46.0
Trading of textile raw and auxiliary materials	795	11.5	1,007	15.6	(212)	(21.1)
Zipper processing services	(135)	(2.0)	1,159	17.98	(1,294)	(111.6)
Total	6,916	100	6,450	100	466	7.2

Our total gross profit increased by approximately US$0.5 million or 7.2%, from approximately US$6.5 million for the fiscal years ended March 31, 2024 to approximately US$6.9 million for the fiscal years ended March 31, 2025. Our overall gross profit margins were approximately 6.1% and 6.5% for the fiscal years ended March 31, 2024 and 2025, respectively. This improvement was primarily driven by a US$2.0 million gross profit expansion in the zipper chains and sliders segment, partially offset by a US$1.3 million gross profit deterioration in zipper processing services (transitioning from a US$1.2 million profit for the fiscal year ended March 31, 2024 to a US$0.1 million loss for the fiscal year ended March 31, 2025) and a US$0.2 million decline in textile raw materials trading.

The Processing Segment has a negative gross profit margin, mainly due to constrained sales unit prices and excessively high unit manufacturing costs.

Other income and expenses

Other income comprises government subsidies, sales of scrap materials, government grant, rental and management fee income. Other expenses comprised written off and loss on disposal of property, plant and equipment, direct cost of rental and management income.

The other income decreased by approximately US$1.2 million, or 16.7%, from approximately US$7.2 million for the fiscal year ended March 31, 2024 to approximately US$6 million for the fiscal year ended March 31, 2025, primarily due to a decrease in rental income.

The other expenses decreased by approximately US$0.1 million, or 2.2%, from approximately US$4.6 million for the fiscal year ended March 31, 2024 to approximately US$4.5 million for the fiscal year ended March 31, 2025. Notwithstanding the decrease, the other expenses remained generally consistent between the two fiscal years.

68

Selling and distribution expenses

Our selling and distribution expenses mainly include promotion and marketing expenses and transportation expenses. The selling and distribution expenses decreased by approximately US$0.2 million, or 12.1%, from approximately US$1.9 million for the fiscal year ended March 31, 2024 to approximately US$1.6 million for the fiscal year ended March 31, 2025, which was mainly due to a decrease in promotion and marketing expenses for exhibitions conducted during the fiscal year ended March 31, 2025.

General and administrative expenses

General and administrative expenses increased by approximately US$2 million, or 47.2%, from approximately US$4.3 million for the fiscal year ended March 31, 2024 to approximately US$6.3 million for the fiscal year ended March 31, 2025, which was mainly due to a significant decrease in the reversal of credit losses during the fiscal year ended March 31, 2025.

Interest expense

Our interest expense arises from secured bank loans. Interest expense, net decreased by approximately US$0.8 million, or 50.6%, from approximately US$1.6 million for the fiscal year ended March 31, 2024 to approximately US$0.8 million for the fiscal year ended March 31, 2025, primarily due to a reduction in outstanding loan balances and stable interest rates during the fiscal year ended March 31, 2025.

Provisions for Income Taxes

During the fiscal years ended March 31, 2024 and 2025, our income tax expense comprised our current income tax expense. The income tax expense decreased by approximately US$10,000, or 2.4%, from approximately US$0.30 million for the fiscal year ended March 31, 2024 to approximately US$0.29 million for the fiscal year ended March 31, 2025. Notwithstanding the decrease, the income tax expense remained generally consistent between the two fiscal years.

Our Group’s operations are mainly based in the PRC and we are subject to income tax on an entity basis on the estimated chargeable income arising in the PRC at the statutory rate of 25%.

Our Group had no tax obligations arising from other jurisdictions during the fiscal years ended March 31, 2024 and 2025. During the fiscal years ended March 31, 2024 and 2025, our Group had no material disputes or unresolved tax issues with the relevant tax authorities.

Net Income for the Year

As a result of the foregoing, the net income decreased by approximately US$1.6 million, or 154.3%, from approximately US$1.1 million in profit for the fiscal year ended March 31, 2024 to a net loss of approximately  US$0.6 million for the fiscal year ended March 31, 2025.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including, but not limited to, cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

69

Cash flows

For the fiscal years ended March 31, 2024 and 2025:

The following table summarizes our cash flows for the fiscal years ended March 31, 2024 and 2025:

	For the fiscal years ended March 31,
	2025	2024
	US$’000	US$’000

Cash and cash equivalents as at beginning of the year	21,984	26,649

Net cash generated from operating activities	13,636	7,016
Net cash used in investing activities	(2,535)	(1,492)
Net cash generated from/(used in) financing activities	(6,712)	(8,132)
Change in foreign currency translation	(972)	(2,057)
Net change in cash and cash equivalents	3,417	(4,665)

Cash and cash equivalents as at end of the year	25,401	21,984

Cash flows from operating activities

During the fiscal years ended March 31, 2024 and 2025, the cash inflows from our operating activities were primarily derived from revenue generated from sales and trading of zipper products and provision of related processing services, whereas the cash outflows for our operating activities mainly comprised of purchases of raw materials, staff-related costs and administrative expenses.

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation, loss on disposal of property, plant and equipment, allowance for expected credit loss and effects of changes in working capital, such as increase or decrease in inventories, accounts receivable and prepayments, accounts payable, accruals and other current liabilities.

Net cash generated from operating activities increased by approximately US$6.6 million, or 94.4%, from approximately US$7.0 million for the fiscal year ended March 31, 2024 to approximately US$13.6 million for the fiscal year ended March 31, 2025. This increase was primarily driven by a significant reduction in prepaid expenses and other current assets, inventory liquidation, and increases in accounts payable and other payables during the fiscal year ended March 31, 2025.

Cash flows from investing activities

Our cash flows used in investing activities primarily consist of the purchase of property, plant and equipment.

Net cash used in investing activities increased by approximately US$1 million, or 69.9%, from approximately US$1.5 million for the fiscal year ended March 31, 2024 to approximately US$2.5 million for the fiscal year ended March 31, 2025.This significant increase was primarily attributed to the heightened replacement of old equipment during the fiscal year ended March 31, 2025.

Cash flows from financing activities

Our cash flows used in financing activities primarily consist of drawdowns from loans and repayment of loans.

Net cash used in financing activities decreased by approximately US$1.4 million, or 17.5%, from approximately US$8.1 million for the fiscal year ended March 31, 2024 to approximately US$6.7 million for the fiscal year ended March 31, 2025. This decrease was primarily driven by a reduction in net short-term loan repayments and lower deferred offering costs incurred during the fiscal year ended March 31, 2025.

70

Working Capital

We believe that our Group has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the net proceeds from our initial public offering

Accounts receivable

Our accounts receivable, net, increased by approximately US$1.1 million, or 4.1%, from approximately US$27.7 million for the fiscal year ended March 31, 2024 to approximately US$28.8 million for the fiscal year ended March 31, 2025. This increase was primarily driven by an increase in the reversal of expected credit losses during the fiscal year ended March 31, 2025.

The following table sets forth our average accounts receivable turnover days for the fiscal year ended March 31, 2024 and 2025:

	For the fiscal years ended March 31,
	2025	2024

Average accounts receivable turnover days(1)	96	1062

(1)

Average accounts receivable turnover days is calculated as the average of the beginning and ending of accounts receivable balance for the respective year divided by revenue for the respective year and multiplied the number of days in the respective year.

Prepaid expenses and other current assets, net

Prepaid expenses and other current assets, net of our Group mainly represents prepayment of raw material and property, plant and equipment. The following table sets forth the breakdown of the prepaid expenses and other current assets, net as of the dates indicated:

	As of March 31,
	2025	2024
	US$’000	US$’000
Current assets
Prepayment	9,300	12,682
Less: provision for allowance	(1,236)	(1,335)
	8,064	11,347
Notes receivable	58	1,073
Other receivables	2,460	3,551
	10,582	15,971
Non-current assets
Prepayment	2,698	2,730

Our total other receivables, and prepayments decreased by approximately US$5.4 million, or 33.7%, from approximately US$16 million as of March 31, 2024 to approximately US$10.6 million as of March 31, 2025. This decrease was primarily driven by a reduction in prepayments used for supplier purchases and the endorsement of notes receivable to vendors.

Prepayment classified in non-current assets is the amount represented the by the down payment paid for one sewerage engineering project for the processing segment to improve the sewage water discharge process so as to comply with the stringent environmental laws. This was incurred in the ordinary course of business on normal commercial terms. Upon completion of the project, the amount will be charged to the profit and loss, thus the recoverability assessment is not applicable.

71

Accounts and other payables

Accounts payable

Our accounts payable increased by approximately US$0.1 million, or 2.2%, from approximately US$3.2 million as of March 31, 2024 to approximately US$3.3 million as of March 31, 2025. The balance remained relatively stable between the two periods.

Other payables and accrued expenses

Our other payables and accruals increased by approximately US$0.9 million, or 14.2%, from approximately US$6.4 million as of March 31, 2024 to approximately US$7.3 million as of March 31, 2025. This increase was primarily driven by higher customer advances resulting from increased sales of zipper chains and sliders.

Bank loans

Our bank loans decreased by approximately US$6.4 million, or 20.1%, from approximately US$31.7 million as of March 31, 2024 to approximately US$25.3 million as of March 31, 2025. This decrease was primarily attributable to the partial repayment of bank loans during the period.

Tax payables

Our tax payables decreased by approximately US$0.07 million, or 18.2%, from approximately US$0.4 million as of March 31, 2024 to approximately US$0.3 million as of March 31, 2025. This decrease was primarily due to the reduction in current period profits.

Deferred tax liabilities

Our deferred tax liabilities, which primarily arise from the Chinese tax impact on temporary differences between the tax written-down value and net book value of property, plant and equipment owned by our Group, remained relatively stable at approximately US$1.3 million as of both March 31, 2024 and 2025, respectively.

Capital commitments

As of March 31, 2024 and 2025, our Group did not have any capital commitments.

Capital Expenditures

Historical capital expenditures

Our capital expenditures were approximately US$1.5 million and US$2.5 million for the fiscal years ended March 31, 2024 and 2025, respectively, primarily for equipment upgrades and software purchases. These expenditures were principally funded by operating cash flows and borrowings during each period.

Trend information

As public awareness of climate change increases, apparel brands are also expected to pay greater attention to environmental, social and governance (ESG) initiatives, using sustainable materials, for example, to meet customer expectations and comply with regulations.

72

Inflation

As of the date of this prospectus, inflation in the PRC has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates globally in the future.

Seasonality

Our operating subsidiaries currently do not experience seasonality in their operations.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include the useful lives of plant and equipment and intangible assets, impairment of long-lived assets, allowance for expected credit loss, and allowance for deferred tax assets and uncertain tax position, and inventory allowance. Actual results could differ from these estimates.

Revenue Recognition

We recognized our revenue under Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC606). We recognize revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which we expect to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. We elected the modified retrospective method which required a cumulative adjustment to retained earnings instead of retrospectively adjusting prior periods. The adoption of ASC 606 did not have a material impact on the consolidated financial statements.

73

To achieve that core principle, we apply the five steps defined under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

We account for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration to collect is substantially probable.

Revenue recognition policies for each type of revenue stream are as follows:

Sale of goods

Fuxing Group provides customization and manufacturing of zipper products to deliver the desired designs to customers. Generally, the contracts would be completed within a year from commencement date. Customers can select the materials and quality of their products to fit their requirements. The customization and manufacturing of zipper products is one performance obligation as the promises are not distinct within the context of the contract. Revenue is recognized at a point in time when the control of the goods is transferred to the customer (i.e. when the goods are delivered in accordance with the applicable incoterms or terms and conditions and significant risks and rewards of ownership of the goods is transferred to the customer). A corresponding receivable is recognized for the consideration that is unconditional when only the passage of time is required before the payment is due.

Processing services

Revenue from processing services is recognized at a point in time when the end customer receives the service (i.e. when the service is performed in accordance with the applicable terms and conditions). A corresponding receivable is recognized for the consideration that is unconditional when only the passage of time is required before the payment is due.

Acting as a principal

A reporting company is the principal in a transaction with an end consumer if it obtains control of the specified good or service before it is transferred to the end consumer. When another party is involved in providing goods or services to a customer, an entity that is a principal obtains control of any one of the following:

a. A good or another asset from the other party that it then transfers to the customer.

b. A good from the other party that it then combines with other goods or services in providing the specific good to the customer.

Recent Accounting Pronouncements

See Note 2 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of recently issued accounting standards.

74

INDUSTRY

All the information and data presented in this section have been derived from Euromonitor International Ltd’s (“Euromonitor”) industry report commissioned by us in 2022 entitled “IPO Report for Fuxing China-Industry Overview” (the “Euromonitor Report (2023 edition)”), unless otherwise noted. Euromonitor has advised us that the statistical and graphical information contained herein is derived from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Downstream Application of Global and Mainland China Zipper Industry

Apparel Industry

Global Apparel Industry

Source: Euromonitor Report (2023 edition)

Global apparel market has been recovering from the pandemic.

The performance of the apparel industry is closely related to socio-economic circumstances. According to the Euromonitor Report (2023 edition), the global apparel market experienced fluctuation and reported a compound annual growth rate (“CAGR”) of ‑0.7% over the past five-year period (2018-2022), reflecting the challenges it encountered, including economic downturns, trade frictions, and the COVID-19 pandemic. Among them, the pandemic had the most profound impact on the global apparel market. Lockdowns and mobility restrictions imposed during the pandemic disrupted apparel production and its entire supply chain, while also constraining consumption, due to the closure of physical stores. In 2020, at the peak of the pandemic, global apparel retail sales plummeted by 16.1% year-over-year.

According to Euromonitor, as restrictions related to the epidemic were lifted in 2021, the global apparel market experienced a significant rebound. Total retail sales surged by approximately US$200 billion, marking a 17.2% increase from the previous year. However, in 2022, the global apparel market's performance fell short of expectations, reporting a 1% year-over-year decline. This decline was attributed to a combination of factors, including lingering pandemic-related restrictions in certain countries, global inflation, and varying monetary policies adopted by different nations.

Sports apparel outperformed the overall industry.

Sportswear emerged as the most dynamic category within the global apparel market during the last five-year period (2018-2022), boasting a robust CAGR of 2.7%, according to the Euromonitor Report (2023 edition). This growth significantly surpassed the performance of the overall apparel market.

75

Source: Euromonitor Report (2023 edition)

Global apparel market is expected to further recover amid changes brought on by the pandemic.

According to the Euromonitor Report (2023 edition), the global apparel market is expected to further recover from the pandemic and grow at a CAGR of 4.9% in the next five-year period (2023-2027). Emerging markets are expected to drive growth. For example, among the world’s five largest apparel markets, India is projected to grow at a CAGR of 10.4% in the next five years, much higher than developed markets such as the U.S. and U.K. Other major emerging markets, such as Brazil, Pakistan and Indonesia, are projected to grow their apparel retail sales at a CAGR of 8.8%, 15.9% and 8.1%, respectively.

Additionally, according to Euromonitor, the apparel market is expected to remain subject to shifts in consumer lifestyles (e.g. remote work) and retail channel preferences (e.g. online shopping), risks associated with a globalized supply chain, and public concerns about climate change. Consumer trends and government regulations with regard to these issues will also have an effect on products, retail channels and the structure of the global apparel supply chain in the future.

Besides, the pandemic has exposed the vulnerabilities of overreliance on physical retail channels for apparel companies. As e-commerce progressively takes on the role of the primary shopping platforms, apparel brands have the opportunity to expand their direct-to-consumer (“DTC”) channels, allowing for greater control over retail sales. Additionally, supply chain disruptions caused by the pandemic have forced apparel companies to critically assess the vulnerabilities of their excessively lengthy and globalized supply chains. Coupled with the rise in freight costs, this scenario is likely to prompt apparel companies to consolidate manufacturing in locations that offer a comprehensive supply chain, according to Euromonitor.

ESG is another key trend for the apparel brands.

As public awareness of climate change increases, apparel brands are also, according to Euromonitor, expected to pay greater attention to environmental, social and governance (“ESG”) initiatives, using sustainable materials, for example, to meet customer expectations and comply with regulations.

76

Mainland China Apparel Industry

Source: Euromonitor Report (2023 edition)

China’s apparel market experienced fluctuations during the pandemic.

According to the Euromonitor Report (2023 edition), due to the adverse effect of the COVID-19 pandemic and its associated restrictions, China’s apparel market experienced a slight contraction over the 2018-2022 period. It recorded a five-year CAGR of -0.7% in terms of retail sales value, which was largely in line with the performance of the global apparel market. In 2021 when the pandemic was effectively controlled in China and physical retailers resumed normal operations, the apparel market enjoyed a remarkable year and recovered from the slump of 2020 to pre-pandemic levels, specifically to those seen in 2019. However, in 2022, with the resurgence of the pandemic, the PRC regulatory authority-imposed restrictions that led to widespread store closures and a sharp decline in physical retailers’ foot traffic. Apparel retail sales in China declined 10.2% year-over-year in 2022. As the pandemic gradually subsides and the PRC regulatory authority provides policy support to boost domestic consumption, Euromonitor expects the apparel market to recover from the slump quickly in the near future.

77

Source: Euromonitor Report (2023 edition)

E-commerce as a key growth engine.

E-commerce has played an important role in apparel retail, empowered by the fast-growing livestreaming channel. Opportunities for live try-on and omni-directional display of products further stimulated purchases.

Apparel in Mainland China would maintain the growth momentum.

According to the Euromonitor Report (2023 edition), the apparel market in mainland China is expected to maintain steady growth over the next five years (2023-2027) at a CAGR of 4.3%, in terms of retail sales value. Several trends and predictions are likely to shape China’s apparel market in the near future. First, the rise in domestic brands’ value will likely drive both their pricing and sales expansion. Second, the prevalence of e-commerce channels are expected to facilitate greater market access for apparel brands, particularly those that previously targeted tier-1 and -2 cities. This expansion is projected to extend to tier-3 and -4 markets, consequently augmenting the overall market size. Lastly, the pandemic is expected to prompt a heightened health consciousness among the Chinese populace, encouraging increased participation in exercise and outdoor activities. Consequently, the sportswear category is projected to experience substantial growth, with an anticipated CAGR of 8.7% in terms of retail sales value over the next five years.

78

Bag & Luggage Industry

Global Bag & Luggage Industry

Source: Euromonitor Report (2023 edition)

COVID-19 significantly damaged the global bag & luggage market.

The global bag and luggage market demonstrated overall stagnation during the 2018-2022 period, revealing a five-year CAGR of -0.04% in terms of retail sales value, according to the Euromonitor Report (2023 edition). In 2020, the global retail sales of bags and luggage experienced a sharp decline of 20.3% year-over-year, primarily due to the profound impact of the COVID-19 pandemic on travel. Unlike apparel, bags and luggage are generally perceived as less essential. The recent decline in the global bag and luggage market is primarily attributed to the worldwide economic downturn and the constraints imposed on travel and social interactions as a consequence of the pandemic.

In particular, the global bag category faced a substantial setback in 2020, with retail sales value plummeting by 17.2%, according to the Euromonitor Report (2023 edition). This decline was driven by a sharp reduction in consumer demand for handbags and business bags (briefcases), as the mandates of social distancing and the prevalence of remote work resulted in diminished in-person social interactions. In comparison, the global luggage category experienced an even steeper decline in 2020. This was a result of government-imposed restrictions and border closures, which significantly curtailed long-distance and international travel. The considerable decrease in consumer demand for luggage-typically considered an essential and sought-after item for travel-was a direct consequence of the pandemic's impact.

Global bag and luggage market has gradually recovered from the slump caused by the pandemic, with Asia Pacific and North America emerging as key drivers of this growth.

The global bag and luggage market has largely rebounded from the slump brought on by the pandemic, as the impact of the COVID-19 epidemic gradually diminished. Global sales of bags and luggage exhibited positive growth in both 2021 and 2022, nearly reaching the levels observed in the pre-pandemic year of 2019.

Asia Pacific and North America - the two largest bag and luggage markets in the world - have been driving the recovery. Asia Pacific is currently the largest bag and luggage market, experiencing a market size expansion of nearly US$7.2 billion between 2020 and 2022, according Euromonitor. Meanwhile, North America followed closely as the second-largest market for bags and luggage, with its market size growing by almost US$14.5 billion during the same period. Notably, significant national markets like the United States and Canada exhibited pronounced recoveries in 2022.

79

The global bags & luggage market is forecasted to grow steadily in the near future.

As the COVID-19 pandemic gradually subsides, the global bags and luggage market is anticipated to continue its recovery in 2023. Over the next five years (2023-2027), the market is forecasted by Euromonitor to exhibit a CAGR of 6.3% in terms of retail sales value. With various countries announcing the conclusion of the COVID-19 pandemic, travel patterns are returning to a pre-pandemic state. According to the Euromonitor Report (2023 edition), the luggage category is predicted to outpace the bag category in growth, with an expected CAGR of 7.0% for the next five years.

Mainland China Bags & Luggage Industry

Source: Euromonitor Report (2023 edition)

China outperformed the global market.

China’s bag and luggage market outperformed the global market over the 2018-2022 period, with a five-year CAGR of 2.4% in terms of retail sales value, according to the Euromonitor Report (2023 edition). This outperformance may be attributed to the relatively milder impact of the pandemic on bag and luggage sales within China. One of the key driving forces behind the growth in domestic bags and luggage sales in China was the shift in Chinese consumers’ luxury goods shopping habits from overseas to domestic options during the pandemic.

The bag category, particularly the women’s handbag subcategory, showed greater resilience than the luggage category during the pandemic.

Domestic luggage sales experienced fluctuations from 2020 to 2022, as China’s recurring travel restrictions and lockdowns impacted consumer demand. However, a different trend emerged within the bag category, particularly in the women’s handbag subcategory, where the pandemic had a notably positive influence, according to Euromonitor. The constraints on international travel due to the pandemic meant that Chinese consumers of luxury handbags were unable to travel abroad, compelling them to make local purchases. This circumstance bolstered domestic sales of women's handbags. According to the Euromonitor Report (2023 edition), the bag category in China achieved growth even in 2020. By 2022, the value of China’s bag category surpassed its pre-pandemic 2019 level by US$3.5 billion, whereas the luggage category had not yet recovered to its 2019 level.

80

Leading bag and luggage brands utilized digital channels to drive growth.

Bag and luggage brands turned to digital channels for customer engagement during the pandemic, as their offline channels were repeatedly forced to shut down. For instance, Samsonite continued to expand its DTC channels following the onset of the pandemic. Alongside establishing e-commerce channels on online marketplaces, such as Tmall, JD, and Vipshop, Samsonite also leveraged consumers’ personal domains for marketing endeavors. These initiatives played a significant role in aiding Samsonite to cultivate a strong brand image among both its loyal customer base and younger generations.

Both of the bag and luggage categories in China are projected to continue their growth.

China’s bag and luggage market is expected to maintain growth momentum for the next five years with a projected CAGR of 8.6% in terms of retail sales value, according to the Euromonitor Report (2023 edition). Handbags will likely remain the key driver of growth for the bag category. In addition to traditional luxury designer labels, many niche brands have been growing rapidly, due to the diverse, low-barrier e-commerce channels available in China. The bag category’s total retail sales value is projected to grow at a CAGR of 8.5% over the next five years by Euromonitor. Meanwhile, China’s luggage category is expected to recover from the pandemic-induced downturn quickly and grow at a CAGR of 9.6%, driven by the lifting of travel restrictions.

81

Overview of Mainland China Zippers Industry

Industry Overview

Source: Euromonitor Report (2023 edition)

China is the largest zipper producer and exporter in the world.

A zipper is a fastener that consists of a slider mounted on two rows of metal or plastic teeth that moves along the rows of teeth to mesh or separate them. Zippers are an important component widely used in the textile and apparel industry.

China is the largest zipper producer and exporter in the world, according to Euromonitor. Because of its enormous apparel and bag and luggage production, China has equally large demand for zippers. Over the last 30 to 40 years, the zipper industry in China has grown alongside its apparel, bags and luggage industries, from importing from Japan and Taiwan, to having domestic design and manufacturing capabilities.

In 2022, the zipper market in mainland China had a value size of US$7,135.5 million, and China’s zipper exports were worth US$1,753.2 million, according to the Euromonitor Report (2023 edition). From 2018 to 2022, the zipper market in mainland China grew at a CAGR of 3.7%. In 2020, the market shrank 9.3% year-over-year, as both zipper production and downstream demand were restricted, largely due to the effects of the COVID-19 pandemic. In 2021, domestic apparel manufacturers were able to take orders that were intended for manufacturers in other countries. As a result, the zipper market in China recovered quickly as sales surged by 25.1% year-over-year. In 2022, the ongoing epidemic prevention and control policies in China had an impact on the production and operations of certain zipper manufacturers, resulting in a negative effect on the zipper market. However, buoyed by robust demand from Southeast Asian markets, China achieved a record-high level of zipper exports. This export surge contributed to a consistent rise in domestic zipper production in 2022, with a year-on-year growth rate of 0.3%.

Diversification and ESG pursuits are two main trends in the zipper industry.

Product development and design diversification is the leading trend in the zipper industry. New features such as water-resistance, fire-resistance and bacteria protection are increasingly expected by downstream customers, so zipper manufacturers have been developing such products to meet customer needs, while apparel brands are constantly changing and innovating product designs and styles. As a crucial component of apparel, zippers are also expected by apparel brands to have more fashionable, appealing looks.

82

According to the Euromonitor Report (2023 edition), as apparel brands increasingly pursue higher ESG standards, zipper manufacturers have also begun to value sustainability. Leading zipper companies are improving the sustainability of the raw materials they use as well as their manufacturing and logistics processes in an attempt to obtain sustainability certifications, such as the STANDARD 100 by OEKO-TEX®, Bluesign® System and Global Recycle Standard, which may allow their products to overcome green trade barriers and have better access to the EU and U.S. markets. Some international apparel brands may specifically purchase zippers made from eco-friendly materials, such as recycled PET plastic bottles, recycled apparel and plastic waste in the ocean. In addition, certain major zipper companies have adopted the SA8000 Standard, the international standard for worker welfare and workplace practices, to ensure they are socially accountable businesses.

Environmental regulations applied to Chinese zipper manufacturers.

The PRC regulatory authority regulates zipper manufacturers under compulsory national standards, specifically environmental protection standards, because the manufacturing of zippers, especially metal zippers, involves highly polluting processes, such as electroplating and bleaching, which produce wastewater and waste gas. Zipper manufacturers are required to have waste testing and treatment systems in order to meet national and local environmental protection standards. Also, for the purpose of protecting the environment, local governments across China have restricted the approval of new zipper manufacturing projects. Large companies that have adequate capital and experience in waste treatment are more likely to get their capacity-building projects approved.

Source: Euromonitor Report (2023 edition)

Barriers to entry for the zipper industry are high.

For the zipper manufacturing industry, barriers to entry are primarily capital, technology, and branding. The industry has evolved from a labor-intensive to a technology and capital-intensive one. Downstream customers expect zipper manufacturers to offer consistent supplies and product quality, which requires zipper makers to have larger capacity and more advanced machinery. According to the Euromonitor Report (2023 edition), to meet increased environmental protection standards, zipper manufacturers must have modern pollution monitoring and management systems, which require substantial capital expenditures.

83

There are approximately 2,000 zipper manufacturers in mainland China, according to the China Zipper Association. Going forward, small and medium-sized zipper companies are expected to face greater difficulty doing business because quality standards continue to rise, worker hiring becomes more competitive, and environmental protection rules become more stringent. As a result, the zipper industry in China is expected to become more concentrated.

A steady growth in the future is expected.

According to the Euromonitor Report (2023 edition), the zipper market in mainland China is projected to grow at a CAGR of 2.7% from 2023 to 2027 and reach US$8,163.3 million in terms of value in 2026. Overall zipper demand in China is expected to increase steadily as the apparel, bag and luggage industries continue to grow while China maintains its advantage in zipper manufacturing. Furthermore, the value of Chinese-made zippers is expected to rise as overall demand increases, product features become more innovative and specialized, and the market becomes more concentrated in leading brands. According to the Euromonitor Report (2023 edition), Weixing, Xunxing and Fuxing Group, the three largest Chinese high-end zipper manufacturers, are expected to drive the growth of the industry and expand into international markets.

Competitive Landscape

In 2022, the mid to high-end segments of China’s zipper market were worth US$3,500 million, accounting for nearly half of the market. The top of the line is YKK, a Japanese multinational company and the global leader in the zipper industry. The largest Chinese zipper manufacturers (brands) are Weixing (SAB), Xunxing (SBS) and Fuxing Group (3F). These domestic companies have taken a sizable share of China’s zipper market by offering products, according to the Euromonitor Report (2023 edition),  of excellent quality at prices 30% lower than those of YKK, which have been supplied to major international apparel brands such as Nike, Adidas, H&M and Zara.

*Sales value of zippers manufactured in mainland China (excluding operations abroad)

Source: Euromonitor Report (2023 edition)

84

Analysis of China’s Exports of Zippers

Source: Euromonitor Report (2023 edition)

China is the largest zipper exporter in the world.

According to the Euromonitor Report (2023 edition), mainland China is the world’s largest zipper exporter, due to its enormous production capacity, well-established supply chain and relatively low labor cost. Mainland China exported US$1,753.2 million worth of zippers in 2022, far more than the second-largest exporter, Taiwan.

The international move of apparel manufacturing operations boosted the growth of China’s exports of zippers.

According to the Euromonitor Report (2023 edition), mainland China’s zipper exports were on an upward trajectory from 2018 to 2022, growing a CAGR of 11.4%. However, due to inflation, higher standard of living and a shrinking workforce, the cost of labor in China’s textile industry rose. Many globally produced apparel companies have gradually moved their manufacturing operations from mainland China to Southeast Asia, India and Bangladesh. While the textile and apparel industry in these countries has progressed materially, the production of garment accessories, including zippers, is still predominantly in China. Because of this, China’s zipper exports have continued to grow. The intense competition in the domestic market has prompted more Chinese zipper companies to look for growth opportunities overseas and expand into foreign markets. Meanwhile, Chinese high-end zipper brands are increasing their competitiveness and market share globally by virtue of enhanced brand awareness and product quality.

The COVID-19 epidemic had a significant impact on the apparel industry and its supply chain, particularly in 2020. During this time, numerous overseas apparel manufacturers faced order cancellations and operational restrictions. Conversely, domestic manufacturers in China experienced a surge in orders from international apparel companies. China's swift containment of the pandemic, coupled with its well-established apparel supply chain, led to reduced demand for zipper imports. In 2020, the value of China's zipper exports declined by 11.3% compared to 2019, according to the Euromonitor Report (2023 edition). However, as the pandemic gradually abated and central banks worldwide adopted loose monetary policies to stimulate the economy, the global apparel market started to recover in 2021. This recovery was mirrored in the overseas demand for Chinese zippers. China's prominent position in the global apparel industry was reinforced by its resilient apparel supply chain. As a result, the value of China's zipper exports surged by 35.0% year-over-year in 2021 and continued to grow by 16.8% year-over-year in 2022.

Nylon and plastic zippers are the major part of the total exports.

In terms of product types, nylon and plastic zippers (in strip form) constituted the major portion of China’s zipper exports, contributing to 56.8% of the export value in 2022, according to the Euromonitor Report (2023 edition). Zipper components, such as long chains and sliders, accounted for 26.0% of China’s zipper export value. Meanwhile, metal zippers (in strip form) represented 17.2% of the total. With escalating global production costs and decreasing profits for non-branded textile and apparel manufacturers, nylon and plastic zippers are replacing metal zippers, according to Euromonitor, due to their lower price. This shift may be demonstrated by the increasing share of China's zipper exports that these materials command.

85

ASEAN and South Asian countries are the main destinations of China’s zipper exports.

Over the past five years, the primary destinations for China’s zipper exports have included countries of the Association of Southeast Asian Nations (“ASEAN”), such as Vietnam, Myanmar, Cambodia, and Indonesia, as well as South Asian nations such as India and Bangladesh, alongside trade hubs like Hong Kong, according to the Euromonitor Report (2023 edition). Since 2020, Vietnam has emerged as the dominant destination for China's zipper exports, widening the gap with the second-largest recipient. As a prominent textile and apparel manufacturer, second only to China, Vietnam exhibits substantial demand for clothing components like zippers, which has been experiencing rapid growth. The country has undertaken a significant portion of the apparel supply chain from China, bolstering its own apparel industry through favorable regulations, a demographic dividend, and efficient logistics. In 2022, Vietnam attracted a surge of orders from international apparel companies due to fewer pandemic-related restrictions.

However, Vietnam’s textile and apparel sector heavily relies on materials and components imported from China, according to Euromonitor. Approximately 55%-60% of the materials and components used by Vietnam’s textile and apparel industry are sourced from China. China’s zipper exports to Vietnam have grown at a CAGR of 14.2% in value over the past five years, exceeding the 11.4% CAGR of China’s total zipper exports during the same period, the Euromonitor Report (2023 edition). Similarly, Bangladesh was the second-largest recipient of China's zipper exports in 2022. Export figures to Bangladesh have seen a CAGR of 16.0% over the past five years, a growth attributed to its cost-effective labor and favorable investment policies. Bangladesh, too, heavily relies on imported materials and components from China, contributing to the surge in China's zipper exports to the nation.

Moreover, demand for zipper products from other countries in Southeast Asia, South Asia, and South America has displayed a continual increase. This includes countries such as India, Myanmar, Indonesia, Cambodia, and Brazil. Consequently, China's zipper exports to these nations have also witnessed significant growth.

As the demand and trade convenience will improve, China’s exports of zippers are forecasted to grow steadily.

Over the next five years, the impact of the COVID-19 pandemic is expected to further diminish, while global trade uncertainty is likely to lessen. As the textile and apparel industry in Southeast Asia and South Asia continues to grow, overseas demand for zippers will likely increase. The Regional Comprehensive Economic Partnership is expected to facilitate trade between China and some of its largest destinations of zipper exports, such as Vietnam and Cambodia.

BUSINESS

Overview

Through our operating subsidiaries in mainland China and Hong Kong, we are principally engaged in the production and sale of zipper sliders and zipper chains, trading of textile raw and auxiliary materials used in zipper production, and provision of zipper processing services in mainland China and Hong Kong. Since our establishment in 1993, Fuxing Group has built up a credible track record and market reputation with a diversified customer base of over 1,800 customers in China, including many brands such as Erke, 361°, BENEUNDER, Peak, WELLENSTEYN, SANMAR, and Lining. We aim to become one of the leading zipper product manufacturers and to achieve recognition for our brand name as a market leader, quality of products and R&D capabilities.

Our zipper products consist mainly of zipper sliders and zipper chains and are widely used in apparel (including sportswear), shoes, camping equipment, bags, such as handbags, briefcases, luggage and laptop bags, and upholstery furnishings, such as bedding and sofa covers. Our products are sold mainly to China local manufacturers of apparel and footwear products, camping equipment, bags, manufacturers of upholstery furnishings, as well as other zipper manufacturers which further process or assemble our zipper products in order to customize these according to their customers’ needs. Some of the zipper products which we sell are manufactured under our “3F” brand name. In addition, we sell to trading companies which export our zipper products to overseas markets, including Australia, European countries, such as Russia, Turkey, Spain, Italy, Poland, Belgium, Greece, Slovenia and Lithuania, and Asian countries, such as South Korea, Thailand, Vietnam and Indonesia.

Our operating subsidiary, Fook Hing Trading in Hong Kong, is primarily engaged in trading of textile raw and auxiliary materials, including rubber thread, nylon fabric and nylon yarn.

Our operating subsidiaries, Fulong Zipper, Fuxin Electroplating and Jianxin Weaving, provide zipper processing services, including color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.

86

Our manufacturing facilities are located in Jinjiang City, Fujian Province. Our manufacturing operations are highly integrated, and we have an extensive range of machinery and equipment at our manufacturing premises. Building on our technical knowledge and our manufacturing expertise, we are able to integrate our operations and business to cater to our customers’ needs. We have the ability to manufacture the entire zipper product from mold-making for the production of our zipper sliders to the manufacturing of fabric tape for zipper chains. Our range of manufacturing machinery also enables us to produce our zipper chains and zipper sliders using a wide range of materials, colors, and sizes in accordance with our customers’ requirements. Most of our raw materials are mainly procured from our suppliers located in the Fujian Province.

We accord high priority to quality control during the production processes of our products. Our subsidiary, Fookhing Zipper, was awarded the GB/T 19001-2016/ISO 9001:2015 Quality Management System Certificate, valid through September 2028, by the WSF (北京世标认证中心有限公司), a third-party certification body headquartered in China. Fookhing Zipper was also awarded the GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate and GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate by the WSF, both valid through September 2028. Fookhing Zipper also holds the GRS Certificate (GRS 4.0), valid through May 2026, evidencing that our products passed the Global Recycled Standard 4.0, issued by Intertek, a multinational assurance, inspection, product testing and certification company headquartered in London, England. Fookhing Zipper is authorized to use the label “STANDARD 100 by OEKO-TEX®”, valid through September 2026, on our zipper products, which is one of the world’s best-known labels for textiles tested for harmful substances, issued by International Association for Research and Testing in the Field of Textile and Leather Ecology, headquartered in Zurich, Switzerland. All our zipper products are manufactured in accordance with the PRC zipper industry standards as set by China National Light Industry Council.

To ensure continual innovation in product quality and improved efficiency, we place strong emphasis on product and technical R&D. As of June 30, 2025, we had an R&D team comprised of 25 members. Our R&D team leader, Mr. Yanming Luo, has more than 20 years of industry experience and is an inventor of 66 valid patents related to zipper design as of June 2025. Please see “Business-Research and Product development.”

We generate revenue primarily from three segments, (i) the Zipper Segment, (ii) the Trading Segment, and (iii) the Processing Segment.

Our total revenue decreased from approximately US$106.3 million in the fiscal year ended March 31, 2024 to approximately US$106.0 million in the fiscal year ended March 31, 2025. Our net income turned from a profit of approximately US$1.1 million in the fiscal year ended March 31, 2024, to a net loss of approximately US$0.6 million in the fiscal year ended March 31, 2025. The revenue derived from the Zipper Segment accounted for 54% and 64% of our total revenue for fiscal years ended March 31, 2024 and 2025, respectively. The revenue derived from the Trading Segment accounted for 38% and 28% of our total revenue for the fiscal years ended March 31, 2024 and 2025, respectively. The revenue derived from the Processing Segment accounted for 8% and 8% of our total revenue for the fiscal years ended March 31, 2024 and 2025, respectively.

87

Our Competitive Strengths

We believe the following competitive strengths contribute to our operating subsidiaries’ success and differentiate them from their competitors:

We believe that we are one of the few vertically integrated players in the PRC zipper industry.

Despite the many players in this highly fragmented zipper market, we believe that we are one of the few vertically integrated players in the PRC. For instance, we have the capabilities to carry out upstream activities, including production of monofilament line, fabric tape and center core thread, and we are also able to assemble finished zippers.

With vertical integration, we are able to reduce our cost of production substantially, achieve higher profit margins and at the same time, ensure consistency in the quality of our products. Furthermore, due to our capability to supply a full range of the zipper materials and components, our customers also include zipper manufacturers like ourselves.

We have an established track record and reputation.

We recognize that an established track record is important in convincing a potential customer of our ability to deliver the products that they require. As such, we have consistently worked towards maintaining and establishing good market reputation and branding in the zipper industry. Our end products are used by brands such as Erke, 361°, BENEUNDER, Peak, WELLENSTEYN, SANMAR, and Lining and in their products such as apparel, shoes and bags. We believe that our long-term relationships with our major customers over the years demonstrate our reputation and track record. We have received the “Symbolic Brand of China” (中国标志性品牌) award and the “PRC Top 10 Famous Zipper Brands” (中国拉链十大知名品牌) for our products manufactured under our “3F” label. We believe our established track record has enabled us to gain customers’ confidence in our products, which is evident from our repeat customers over the years.

We are one of the largest zipper manufacturers in the PRC.

We believe that we are one of the largest zipper manufacturers in the PRC in terms of our turnover and scale of operations. According to the Euromonitor Report (2023 edition), our Group ranked the 4th largest zipper manufacturer in mainland China in terms of sales value in 2021. With highly integrated manufacturing facilities, we are able to utilize economies of scale in terms of raw material procurement, production management and brand marketing. Accordingly, we are able to control our costs and price our products competitively.

Our manufacturing scale also ensures that we are able to provide a full range of finished zipper products and various kinds of zipper components, which can be packaged individually including zipper chains made of various materials, “invisible” zipper and waterproof zipper. We also have the ability to customize our zipper products to cater to differing requirements amongst our customers, which we believe adds value to our services.

We place great emphasis on the quality of our products, as well as product and technical R&D.

We have implemented stringent quality control policies and procedures in our manufacturing process to ensure that the final products sold to customers are of good quality. In this regard, as of the date of this prospectus, our subsidiary, Fookhing Zipper holds various valid product quality certificates from WSF and Intertek, and is authorized to use the label “STANDARD 100 by OEKO-TEX®” by International Association for Research and Testing in the Field of Textile and Leather Ecology, evidencing our emphasis on the quality of our products. See “Business-Quality Assurance.” In addition, our Company places emphasis on using quality components and materials, evident by our stringent screening criteria, where raw materials are only purchased from selected suppliers. To date, we have not received any material claims for defects against our products.

We are committed to investments in R&D to ensure continued innovation in quality and improved efficiency. More importantly, the ability to develop customized products is key for us to adequately meeting our customers’ specific needs and requirements. During the fiscal years ended March 31, 2024, and 2025, we had a budget of approximately US$0.30 million, and approximately US$0.35 million for R&D purposes, representing 0.29%, and 0.33% of the total revenue of those years, respectively.

88

As of June 30, 2025, we had a dedicated R&D team comprising 25 members. Our R&D team leader, Mr. Yanming Luo has more than 20 years of industry experience and is an inventor of 66 valid patents related to zipper design as of June 2025.  Please see “Business-Research and Product development.”

We employ semi-automated production processes that allow us to be efficient and maintain our quality standards and control our production costs.

We own an extensive range of automated machinery in our production facilities and as such, are able to produce large quantities of zippers or related products quickly and efficiently. We continually seek to improve our production technology and are committed to investing in capital equipment to boost our production capacity.

In manufacturing areas which have yet to be automated, we intend to carry out R&D activities to automate these processes, where possible, in order to shorten product lead time and also reduce costs and risks of manufacturing defects arising from human error. This will also enable us to better monitor product quality and control product operations for improved efficiency and effectiveness.

We have an experienced and capable management team.

Our management team, comprising the directors and the executive officers, has played a very important role in promoting our growth in the past years and is expected to continue to do so in the future. Our key management team is led by our chairman of the board of directors and director, Mr. Qingliang Hong, our CEO, Mr. Shaolin Hong, and our Executive Director and Director of Finance and Administration, Mr. Pengyou Hong, who have collectively amassed over 30 years’ experience in the zipper manufacturing business. This management team has also established strong business relationships with our customers, as reflected in repeat orders received from our customers and have contributed to the financial and operational aspects of our business.

Our Growth Strategies

We intend to pursue the following strategies to grow our business:

Pursue strategic investment and acquisition opportunities

We intend to explore opportunities to collaborate with suitable partners in related fields through strategic alliances such as joint ventures or acquisitions of companies as and when suitable opportunities arise. As of the date of this prospectus, we have not identified any specific targets or opportunities.

Currently, we do not plan to use proceeds from this offering to fund these long-term plans, and have not entered into any binding agreements for any acquisition nor identified any definite acquisition target.

Improve our brand awareness

We believe brand recognition is critical to our ability to attract new customers and retain business collaboration and maintain our relationships with our existing customers. Our promotion and marketing efforts are designed to enhance our brand awareness and reputations among them. We intend to build our in-house brand team to promote a positive workplace culture and increase our brand awareness. We also plan to collaborate with third-party brand consulting firms to help us improve our brand awareness, grow our reputation, and drive potential and recurring customers to our new products. In addition, we intend to promote our brand to a wide audience by participating in international and domestic apparel fairs, and cooperating with top media companies to increase our online presence and reputation.

Expand customer base

We intend to expand our customer base by increasing our market share and strengthening our relationships with quality customers and peer companies. We plan to build strategic partnerships with our peer companies in the zipper industry, improve resource integration, optimize manufacturing resources and make full use of our advantages in the zipper industry. By increasing the number of customers and cooperating with peer companies, we aim to reduce the marginal cost of our zipper products and increase our profits.

89

Increase R&D efforts and expand our production capacity

We plan to increase our R&D efforts by seeking partnerships with well-established research institutes to enhance the production efficiencies in manufacturing zipper products, which will be used for zipper and zipper component industries. We are committed to enhancing the added value of our products by putting more effort in manufacturing custom zippers. In addition, we plan to expand our production capacity by continuously upgrading our machines to automated machines, and eventually achieve smart and digital manufacturing in our factory.

Recruit top talent

Employees are a key source of our competitive advantage and recruiting top talent is critical to the success of our business. We intend to attract qualified employees by promoting positions through various outlets, capitalizing on our marketing efforts to stand out among peer companies, offering competitive compensation and benefits, and providing comprehensive employee training programs. We believe this approach will boost productivity across our organization and enable us to drive profitability.

Our Products and Services

Zipper Chains and Zipper Slides

Our principal products are zipper chains and zipper sliders, which can also be manufactured on a “made-to-order” basis. We have the manufacturing capabilities to produce varied selections of zipper chains and zipper sliders of assorted materials, colors and sizes.

Products	Common Applications
Nylon zipper chains	Bags, luggage, tents and sleeping bags, apparel, shoes and “invisible” zipper chains mainly used in dresses and skirts

Metal zipper chains	Jeans and jackets

Plastic zipper chains	Sportswear and tents

Zipper sliders	Usually affixed on various types of zipper chains

We produce nylon, metal and plastic zipper chains for our customers in accordance with their requirements. These zipper chains can be sold as continuous zipper chains or as finished zippers, depending on their preferences. Nylon zipper chains are our most popular products due to its lower manufacturing costs and ease of usage as they can be easily affixed to a wide variety of materials. Plastic zipper chains are usually used for sportswear and tents while metallic zipper chains are usually ordered for apparel such as jeans and jackets. Our zipper sliders, on the other hand, are usually manufactured using zinc, which ensures the durability and quality of our zipper sliders. Such zipper sliders can be used together with all three kinds of zipper chains.

90

The following depiction shows the main components of a finished zipper(1):

Notes:

(1)	The zipper chain excludes the zipper slider, the top stop and bottom stop.

The zipper chain consists of two strips of fabric tape, with parallel rows of specially shaped nylon, metal or plastic teeth, as the case may be, either weaved on or punched onto adjacent edges of a fabric tape, thereby interlocking with each other to provide a firm grip and resulting in a zipper chain. The zipper slider is subsequently affixed such that it moves along the rows of teeth, allowing the teeth to be fastened or separated, depending on the direction of the movement. The zipper pull tab is usually affixed onto the zipper head, to form the zipper slider in order to aid sliding movements along the zipper chain.

Our customers may provide us with product designs and specifications of the zipper products which they require. As and when necessary, we also provide value-added services in the form of design inputs and advice on technical feasibility and costs, to cater to their requirements.

Depending on our customers’ requirements, our zipper chains and zipper sliders can be sold either separately as individual components or assembled as a final product in the form of a finished zipper. Such varying manufacturing methods provides us with the flexibility in sales. Selling our zipper products as separate individual components allows us to make individual sales while selling the finished zippers affords customers the convenience of affixing them directly onto their own products.

In keeping with latest trends and styles, our product range of zipper chains have been expanded to include “invisible” zipper chains, where the teeth of the zippers are stitched in a manner such that the zipper teeth are concealed behind the fabric tape and only a fine seam is visible from the outset. Such “invisible” zipper chains are commonly used in skirts and dresses. We also produce two-way zippers which are suitable for luggage, as the structure of the two-way zipper is such that the opening is closed entirely only when the two zipper sliders are adjacent to each other at any point along the zipper chain. Other variations of zipper products which we produce include, open end zippers, close end zippers, waterproof zippers, zipper sliders with auto lock functions, as well as zipper pull tabs made of zinc that can be coated with different materials such as rubber and polyvinyl chloride (“PVC”).

Production Process

To enhance our competitiveness, we have established highly integrated zipper manufacturing processes, which enable us to manufacture and offer our customers a variety of products ranging from finished zippers to separate zipper components according to their specifications and requirements.

91

Production of Zipper Chains

Our factories are equipped to produce nylon, metal and plastic zipper chains, with nylon zipper chains forming the bulk of our orders. The following flow chart and descriptions illustrate the main phases involved in the production process of zippers chains.

(a) Sourcing of raw materials

The first step of the zipper chain manufacturing process involves the selection of raw materials, which we purchase from our respective suppliers. The production of nylon zipper chains typically involves the use of Drawn Texturized Yarn (“DTY”, a type of polyester filament yarns) (used for the production of center core thread (中心线) and fabric tape) and polyester chips (used for the production of monofilament lines). Production of plastic zipper chains involves the same raw materials as that of the nylon zipper chains, where DTY is used to produce fabric tape and polyoxymethylene (“POM”, an engineering thermoplastic used in precision parts requiring high stiffness, low friction, and excellent dimensional stability) to manufacture plastic zipper teeth. Raw materials such as copper and DTY are employed in the production of metal zipper chains.

(b)Weaving

Raw materials are used to separately produce the monofilament line, fabric tape and the center core thread which are key components of a nylon zipper chain. The monofilament line is then woven around the center core thread in spiral form, resulting in a coil form, to form nylon zipper teeth. DTY is separately woven to form the fabric tape. The nylon zipper teeth are subsequently sewn onto the fabric tape, thereby fastening the fabric tape and forming the completed nylon zipper chain. The nylon zipper chains can be either sold in this form or processed for color dyeing at the next stage.

92

For plastic and metal zipper chains, DTY is used to produce a thick center core thread, which aids in the weaving process, to form raw fabric tape. Plastic and metal teeth are only affixed onto the fabric tape at a later stage, after the fabric tape is color dyed.

(c) Color dyeing

In the case of nylon zipper chains, the completed zipper chain itself will be sent to undergo color dyeing processes, whereas only the raw fabric tape will be sent for color dyeing for plastic and metal zipper chains. Color dyeing is carried out in accordance with the color swatches and specifications provided by our customers in order to achieve the desired effect. Such processes are carried out by our subsidiary, Fulong Zipper. Please see “Zipper Processing Services-Fulong Zipper.”

(d) Integration of plastic / metal teeth

Upon completion of the necessary color dyeing procedures, the dyed raw fabric tape is subsequently redelivered to our factories for further treatment. In the case of plastic zipper chains, two pieces of such fabric tape will be fitted parallel through the plastic injection machine for the integration of the plastic zipper teeth. With the assistance of our automated machinery, plastic zipper teeth are fused at regular intervals onto the raw dyed fabric tape, resulting in a completed plastic zipper chain.

As for metal zipper chains, a single piece of fabric tape is fitted through the metal stamping machinery where copper is set to form rows of metal teeth on the zipper chain at regular intervals. The fabric tape will then be manually assembled to form the metal zipper chain, which will next be transferred to our grinding facilities. Grinding is a manufacturing process unique to the manufacture of the metal zipper chains. The grinding process ensures that the rough edges on the metal zipper chains are smoothened and deburred, while also concurrently provides the metal zipper chains with a shiny finish.

(e) Quality inspection

After each batch of zipper chains is processed, our quality control and assurance department will visually inspect at random for defects and those that do not meet our quality assurance measures and control checks are rejected whereas those which pass the final inspection are either packed and delivered to customers or sent for assembly.

Depending on the orders received, upon passing our quality assurance measures and control checks, the zipper chains may be sold to our customers either as separate zipper accessories or be assembled in our factories to produce finished zipper products. In cases where customers have placed standing orders for zipper chains, only zipper chains which meet our quality control standards will be packed and delivered to our customers. It is only in instances where customers have requested for finished zippers that the completed zipper chain will continue onto the final assembly stages.

93

Production of Zipper Sliders

The flow chart below illustrates the main stages of the production process for zipper sliders:

(a) Die-casting

The manufacturing process for the zipper slider commences with the separate production of the zipper head and zipper pull tab. The production processes for the zipper head and the zipper pull tab are identical and begins with the injection of molten zinc, under high pressure, into a specially created mold. This molten zinc will solidify rapidly to form a component with the desired shape. The solidified zipper head or zipper pull tab is then automatically extracted from the mold for the next stage of production; the same mold will then be used for production of other identical zipper heads or zipper pull tabs.

(b) Assembly of zipper sliders

The zipper head and zipper pull tab are assembled at this stage, either manually or via machinery, depending on the complexity of designs, with the end product being a zipper slider. The zipper slider can either be sold as an individual component in its raw form or sent for further processing.

(c) Electro-plating / Spray painting

Further processing works comprise either electro-plating or spray painting. Spray painting provides a non-metallic coating for the zipper sliders and is usually carried out in-house as we have the necessary spray painting facilities. Electro-plating, on the other hand, is the process where a metallic coating is applied onto the zipper slider for purposes of providing decorative finishes.

Depending on their needs, customers may also request for further processing works to be conducted on the electro-plated or the spray-painted zipper sliders. Subsequently, these zipper sliders can either be sold as individual components or assembled with completed zipper chains to form finished zipper products.

94

Assembly of finished zipper

The flow chart below illustrates the main assembly stages for our finished zipper products:

(a) Assembly

Depending on the type of finished zipper required, together with the zipper slider, the top stop and bottom stop will be respectively affixed onto the top and bottom end of the zipper chain at different stages of the assembly process.

(b) Packaging and delivery

After inspection, the finished zippers are packed and delivered to the customers. Depending on delivery schedules supplied by the customers, the process beginning from the receipt of confirmation of sales orders and ending at the stage of final delivery usually ranges between one to two weeks. For larger orders, the finished zippers will usually be delivered to customers in separate batches.

Zipper Processing Services

Our operating subsidiaries, Fulong Zipper, Fuxin Electroplating and Jianxin Weaving, provide zipper processing services, including color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.

Fulong Zipper

Fulong Zipper operates a bleaching and dyeing factory with more than 140 production employees and 15 laboratory technicians. The laboratory is equipped with advanced equipment such as automatic suction machine and spectrophotometer, which can meet the various dyeing needs of customers. The dyeing workshop has more than 100 dyeing machines and processing supporting equipment. Fulong Zipper provides bleaching and dyeing processing services to Fuxing Group as well as external customers. The external customers of Fulong Zipper are mainly located in Fujian Province.

Fulong Zipper’s bleaching and dyeing factory adopts low bath ratio dyeing technology. The process of bleaching and dyeing is all controlled by computer, including techniques of dark-light contrast and black-white contrast. The equipment in Fulong Zipper’s factory has been updated to the most advanced automatic equipment, using Fuxing Group’s unified Enterprise Resource Planning system (the “ERP system”). For product quality control, Fulong Zipper adopts the International Standardization Organization (the “ISO”) quality system inspection standards, equipping each process with corresponding quality inspectors, in order to meet customer quality needs. Fulong Zipper’s bleaching and dyeing factory mainly processes products, which include the nylon zipper, metal cloth belt, plastic steel cloth belt, and webbing.

95

The typical dyeing process is as follows:

Fuxin Electroplating

Fuxin Electroplating is located in Donghaiyuan Industrial Zone, Shenhu Town, Jinjiang City and was established in July 2003. Fuxin Electroplating focuses on surface electroplating processing. Fuxin Electroplating has approximately 160 employees and an annual processing output of more than 9,000 tons.

Fuxin Electroplating operates one hanging-plating workshop and one barrel-plating, with equipment supporting both automatic production lines and semi-automatic production lines. The main electroplating colors Fuxin Electroplating process are: nickel, chrome, gun color, gold, bronze, ancient silver, matte nickel, and the colors that are compliant with no-nickel special requirements. Zippers and pull tabs manufactured by Fuxing Group are all electroplated by Fuxin Electroplating.

Jianxin Weaving

Jianxin Weaving commenced production in 2000 and is mainly engaged in dyeing and finishing process of yarn. In October 2005, Jianxin Weaving made equipment updating and process improvements along with other technical transformation and expansion work to its original facility. It eliminated the original low degree of automation, high bath ratio equipment and machinery, and adopted advanced automation control, low bath ratio yarn dyeing and finishing equipment, and high-temperature and high-pressure package dyeing machine. It adjusted from mainly producing nylon buckles and weaving fabrics to comprehensively producing dyed and finished yarn. The annual production increased from 2,800 tons of nylon weaving fabrics per year to 8,000 tons of dyed and finished yarn per year. In 2009, Jianxin Weaving’s dyeing tank equipment was comprehensively upgraded, which increased its dyeing product quality and achieved a more stable annual production. The annual output value of Jianxin Weaving is more than RMB 50 million.

As of the date of this prospectus, the business operations of Jianxin Weaving have been winding down over the past few years due to the aging machinery and the high costs involved in the replacement of such machinery. On December 11, 2024, our wholly-owned subsidiary, Jade Star, entered into a conditional Share Transfer Agreement with Liansheng (Jinjiang) New Materials Group Co., Ltd., for the disposal of all of the equity interest held by Jade Star in Jianxin Weaving, representing 100% of the total registered and paid up capital of Jianxin Weaving (the “Proposed Disposal”). As of the date of this prospectus, the Proposed Disposal was completed on August 14, 2025. Please see “Corporate History and Structure—Recent Development.”

Trading of Raw and Auxiliary Materials

Our operating subsidiary, Fook Hing Trading in Hong Kong, is primarily engaged in wholesale trading of textile raw and auxiliary materials in the PRC market, such as rubber thread, nylon fabric and nylon yarn. For the fiscal years ended March 31, 2024 and 2025, the revenue derived from trading of textile raw and auxiliary materials accounted for 38% and 28% of our total revenue, respectively.

96

Products

The followings are representative of our major products of textile raw and auxiliary materials:

No.	Product Name and Picture	Product Features
1.	Banda Elastica Indemagliabile	A type of elastic bandage, self-adhesive, breathable and flexible
2.	Power Compression	A type of polyamide fabric with high colorfastness, durable, stretchy, crisp, smooth and soft
3.	Thermoroubaix® DWR T Nero	A type of nylon fabric, durable, resilient, wear-resistant, light-weighted, antimicrobial, wrinkle-resistant, anti-static and pill-resistant
4.	Cotton Yarn/Cotton Fabric	100% cotton, soft, breathable and comfortable
5.	Polyester Fabric	100% polyester, smooth, soft, elastic, wrinkle-resistant, flame-resistant and eco-friendly
6.	Non-Woven Fabric	100% polyester, smooth, light-weighted, breathable, water-proof, flame-resistant, antimicrobial, recyclable and eco-friendly
7.	Nylon Yarn/Nylon Fabric	Synthetic fiber, soft, smooth, wear-resistant, resilient and stretchy
8.	Mesh Cloth	Athletic mesh fabric, highly breathable
9.	Spandex Fabric	Highly Elastic, durable, wrinkle-resistant and quick-dry

Customers

The customers of our wholesale trading service of textile raw and auxiliary materials are manufacturers of finished textile products across the PRC. We sell to a relatively small number of customers. Below is a list of the major customers and the percentages each of them individually accounted for our total trading revenue, during the fiscal years ended March 31, 2024 and 2025, respectively.

For fiscal year 2024
Golden Sky(Xiamen) Imp.&Exp. Trading Co., Ltd.	13%
Jinjiang Yuanfeng Weaving Co., Ltd.	16%
Shishi Lihua Textile Trading Co., Ltd.	11%
Xincheng Dyeing and Weaving (Fujian) Co., Ltd	11%
For fiscal year 2025
Golden Sky (Xiamen) Imp.&Exp. Trading Co., Ltd.	18%

Although our major customers tend to be recurring, we do not enter into long-term contracts with them and all the orders are placed on an as-needed basis. A loss of any one major customer could impact our operations and profitability adversely.

Suppliers

Our suppliers for textile raw and auxiliary materials are mainly distributors. We source our products from a limited number of suppliers. Below is a list of our major suppliers and the percentages each of them individually accounted for our total purchase, during the fiscal years ended March 31, 2024 and 2025, respectively.

For fiscal year 2024
Kaisen International Co., Ltd.	12%
Fuzhou Jabao Textile Co., Ltd	10%
For fiscal year 2025
Fujian Baikai Textile Chemical Fiber Industry Co., Ltd.	22%
Xiamen Changsheng Technology Co., Ltd.	12%
Heng Yao (Jiangxi) Chemical Fiber Co., Ltd.	11%

97

Typically, we do not enter into long-term contracts with our suppliers. Our orders with our suppliers are placed on an as-needed basis. We believe we will be able to procure textile raw and auxiliary materials from alternative suppliers at similar or better prices, should that become necessary.

Facilities

The following table sets forth the location, use and size of our corporate, distribution, manufacturing and warehouse facilities as of the date of this prospectus:

Location	Use	Approximate Square Footage	Term	Rent
Hangbian Industrial Area, Longhu Town, Jinjiang City, Fujian Province, the PRC(1)	Offices, Manufacturing facility, warehouses	633,187.03	Owned	Owned
Donghai’an Development Zone, Shenhu Town, Jinjiang City, Fujian Province, the PRC(1)	Offices, Manufacturing facility, warehouses	646,480.46	Owned	Owned
Workshop 801, 8/F, Hilder Center, 2 Sung Ping Street, Hung Hom, Kowloon, Hong Kong	Office	500.00	On monthly basis	HK$8,000.00
Fuxing International Center, 73 Tainan Road, Siming District, Xiamen City, Fujian Province(2)	Parking Space and Office	71,256.23	Owned (land use right until April 27, 2061)	Owned

(1)

We have various land use rights at Hangbian Industrial Area, Longhu Town and Donghai’an Development Zone, Shenhu Town in Jinjiang City, Fujian Province, the PRC, where our production facilities are located, occupying approximately 1,279,667.49 square feet in total. The expiration dates of those land use rights range from January 31, 2047 to September 5, 2058.

(2)

We partially own an office building Fuxing International Center located at 73 Tainan Road, Siming District, Xiamen City, Fujian Province. As of the date of this prospectus, 96% of the office space is leased to third parties, and 4% is used by our subsidiary, Xiamen Industrial.

To further expand our production capacity, we are contemplating constructing a new factory in Jinjiang City, Fujian, China, where our principal executive office is located, with an anticipated floor area of approximately 50,000 square meters. The estimated total cost for this project is RMB384 million, which figure includes expenses for land acquisition, factory construction, supporting facilities and operational funds. We anticipate that the construction will take approximately 18 months to complete and we plan to initiate construction within two years after successfully securing the necessary funding. We plan to use the net proceeds raised in this offering for the construction of this factory. To the extent that our actual net proceeds are not sufficient to fund the construction, we expect to raise additional capital through equity or debt financing, or sale of underperforming assets. See “Use of Proceeds.”

As of June 30, 2025, our zipper chain production utilizes 400 molding stitching machines, 36 plastic vertical injection machines and rubber molding machines, 24 metal teeth injection machines, 400 fabric tape weaving machines, and our zipper slider production utilizes 45 integrated die-casting machines.

Our zipper chain production capacity is limited by the capacities of the nylon interweave machines, plastic vertical injection machines and metal teeth injection machines as these machines are used for the final stage of the production of nylon, plastic and metal zipper chains, respectively. Our zipper slider production capacity is limited by the capacity of die-casting machines.

Our annual production capacities are derived based on the following assumptions:

●	the production machinery run for 24 hours a day;

●	approximately 330 days a year after deductions of public holidays and stoppages in production due to stock takes and maintenance of machinery; and

●	our present production machinery can produce 41,185,000kg and 5,940,000kg of zipper chains and zipper sliders respectively at full capacity.

98

Our average utilization rates for our facilities for the last two fiscal years ended March 31, 2025 and 2024, were as follows:

	Production Capacity (’000 kg)		Utilization Rate (%)
Product Type	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2025	Fiscal Year 2024
Zipper chains	40,650	41,800	83	74
Zipper sliders	5,940	4,400	61	67

Quality Assurance

The quality and reliability of our products are essential for our operating subsidiaries’ continued success, we accord high priority to quality control during the production process of our products.

In recognition of our quality assurance efforts, our subsidiary, Fookhing Zipper, was awarded the GB/T 19001-2016/ISO 9001:2015 Quality Management System Certificate, valid through September 2028, by the WSF (北京世标认证中心有限公司), a third-party certification body headquartered in China. Fookhing Zipper was also awarded the GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate and GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate by the WSF, both valid through September 2028. Fookhing Zipper also holds the GRS Certificate (GRS 4.0), valid through May 2026, evidencing that our products passed the Global Recycled Standard 4.0, issued by Intertek, a multinational assurance, inspection, product testing and certification company headquartered in London, England. Fookhing Zipper is authorized to use the label “STANDARD 100 by OEKO-TEX®”, valid through September 2026, on our zipper products, which is one of the world’s best-known labels for textiles tested for harmful substances, issued by International Association for Research and Testing in the Field of Textile and Leather Ecology, headquartered in Zurich, Switzerland.

Our quality control department oversees our zipper inspection center, which was established to enable our staff to conduct tests on the quality of outgoing products. In addition, our quality control department also deals with production process inspection, final product inspection, quality improvement and acceptance as well as attending to our customers’ suggestions and complaints.

Our quality control procedures include visual inspections on products and inspection carried out with the assistance of measuring and testing tools and equipment on products during and after the manufacturing process. Such inspections are carried out in accordance with international zipper industry standards and ISO9001 compliant standards. Staff members of the quality control department are highly trained for their on-site job requirements. The staff is also provided with copies of our internal quality control manuals to ensure that they are kept updated with our stringent quality assurance requirements. As of June 30, 2025, our quality control department comprised 78 staff members.

We constantly strive to ensure that our products meet the expectations and requirements of our customers by initiating a wide range of quality assurance measures at various stages of our manufacturing processes. Some of the procedures are further elaborated as follows:

Incoming Quality Assurance

In order to ensure that products of the highest quality are delivered to our customers, we place emphasis on the quality of the raw materials procured for production. To achieve this, we carry out a stringent selection process for suppliers of our raw materials. Raw materials are only purchased from suppliers who have passed our internal quality evaluation process, which includes site visits to our suppliers’ factories, market feedback on suppliers and production output results.

Production process quality control inspection

Our operating subsidiaries conduct operational inspections and testing to ensure that each stage of the production process has been duly completed. Production guidelines are provided to the relevant production workers before production commences. Guidelines are also listed in our quality control manuals, copies of which are also made available to the relevant production workers with the aim of ensuring better quality control over the manufactured products. Throughout the entire process, our operating subsidiaries’ production operators, technicians and specific inspectors are tasked to conduct regular visual checks and carry out inspection using measuring and testing tools and equipment on the semi-finished products. Only qualified products are allowed to proceed to the next production stage.

99

Finished product quality control inspection

Our operating subsidiaries also implement a stress test system, which is randomly carried out on finished products. Our zipper products are subject to a series of stress testing, to ensure that they are durable and can withstand wear and tear according to accepted international industry standards. Our staff also conducts visual inspections of our finished products, where only products which satisfy our customers’ product specifications will be packed and delivered to them. Products which do not pass our quality control requirements will be reported to the quality assurance manager and production managers, who can carry out a series of remedial works, including sending the product for re-dyeing (if the color dyeing was defective), or if they agree that the product is defective in its dimensions, send the product for re-melting. To ensure compliance with PRC quality control standards, our operating subsidiaries’ quality control systems and manufacturing processes are also subject to regular internal audits by quality control staff.

In the event that our products do not meet our customers’ product specifications or are defective, we will undertake such replacement/rectification work as necessary, such as further treatment of the products to meet our customers’ requirements.

During the last two fiscal years ended March 31, 2025 and 2024, we have not experienced any material claims from our customers for defective or poor-quality products, nor have we experienced any product liability claims from end-users of our products. Our goods return and replacement rate was less than 0.2% over the last two fiscal years.

Inventory Management

Our inventory is comprised of raw materials, works-in-progress and finished products. We conduct a full annual stock-take of our inventory at the end of each fiscal year. We also conduct a stock-take of selected inventory monthly.

We generally maintain a minimum level of raw materials commonly-used in our production process to ensure that we have sufficient raw materials to support approximately 45 days of production. As our products are produced based on our customers’ confirmed orders, our customers generally take delivery when such products are manufactured and packed.

We estimate that, in general, the lead time between receiving an order from a customer until the customer takes delivery of the final product ranges from one to two weeks, depending on the specifications and quantity of the order. For orders which require prototyping, new mold designs to be created, or customers’ approval of the designs and product samples produced thereof, the lead time may be increased to approximately two to three weeks.

Our average inventory turnover days for the last two fiscal years ended March 31, 2025 and 2024 were as follows:

	Fiscal Year 2025	Fiscal Year 2024
Average inventory turnover (days)	44.37	46.72

100

Licenses, Awards and Certificates

To lawfully operate our business in the PRC and Hong Kong, our operating subsidiaries have acquired the following licenses as of the date of this prospectus:

Subsidiary	License / Permit	Valid Through
Fookhing Zipper	Business License	December 6, 2043
Fookhing Zipper	Receipt of Pollution Discharge Registration for Fixed Pollution Sources(固定污染源排污登记回执)	December 13, 2025
Fulong Zipper	Business License	September 16, 2048
Fulong Zipper	Pollutant Discharge Permit	December 18, 2025
Fuxin Electroplating	Pollutant Discharge Permit	November 20, 2025
Fuxin Electroplating	Business License	July 22, 2033
Fuxing Dress	Business License	January 10, 2045
Fuxing Dress	Receipt of Pollution Discharge Registration for Fixed Pollution Sources(固定污染源排污登记回执)	October 28, 2026
Jianxin Weaving	Pollutant Discharge Permit	December 19, 2025
Jianxin Weaving	Business License	September 11, 2050
Xiamen Industrial	Business License	August 28, 2041
Xiamen Property	Business License	September 26, 2067

As an endorsement of the quality of our products and services, we have been conferred the following awards as of the date of this prospectus:

Award	Organization	Date of Conferment
Fujian Provincial Level Enterprise Technology Center (福建省省级企业技术中心)

Fujian Provincial Economic and Trade Commission, Fujian Provincial Department of Science and Technology, Fujian Provincial Department of Finance, State Tax Bureau of Fujian Province, Local Tax Bureau of Fujian Province, Fuzhou Customs and Xiamen Customs

(福建省经济贸易委员会，福建省科学技术厅，福建省财政厅，福建省国家税务局，福建省地方税务局，福州海关，厦门海关)

December 2006
Symbolic Brand of China (中国标志性品牌)	First Chinese Well-Known Trademark Conference (首届中国驰名商标大会)	September 2006
Famous Brands of Fujian Province (福建省著名商标)	Fujian Provincial Famous Brand Certification Committee (福建省著名商标认定委员会)	August 2005
PRC Top 10 Famous Zipper Brands (中国拉链十大知名品牌)	China National Hardware Association (中国五金制品协会)	May 2005
Top 100 Private Enterprises in Quanzhou (泉州市民营企业100强)	CPC Quanzhou Municipal Committee and Quanzhou Municipal People’s Government (中共泉州市委，泉州市人民政府)	December 2003
Best of Fujian Province (福建之最)	Fujian Enterprise Evaluation Centre and Fujian Evaluation Association (福建省企业评价中心，福建省企业评价协会)	June 2003
Provincial Key Township Enterprise (省级重点乡镇企业)	Fujian Provincial Bureau of Township Enterprise (福建省乡镇企业局)	August 2001
National Township Enterprise - Key Enterprise of Creating Famous Brand (全国乡镇企业-创名牌重点企业)	Ministry of Agriculture of the PRC (中华人民共和国农业部)	February 2001
Fujian Province Best-Selling Brand (福建省地产最畅销商品)	Fujian Provincial Statistical Information Service Center (福建统计信息咨询中心)	March 1998
Pace-setting Technologically Advanced Enterprise (科技先导性企业)	Jinjiang Municipal People’s Government (晋江市人民政府)	May 1996

101

As an endorsement of the quality of the implementation of our manufacturing processes, we have obtained the following certifications as of the date of this prospectus:

Certification	Organization	Valid Term
GB/T 19001-2016/ISO 9001:2015 Quality Management System Certificate	World Standards for Certification Center Inc. (北京世标认证中心有限公司)	Until September 1, 2028
GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate	World Standards for Certification Center Inc. (北京世标认证中心有限公司)	Until September 1, 2028
GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate	World Standards for Certification Center Inc. (北京世标认证中心有限公司)	Until September 1, 2028
STANDARD 100 by OEKO-TEX ® Certificate	OEKO-TEX	Until September 15, 2026
Global Recycled Standard 4.0 (GRS 4.0) Certificate	Intertek	Until May 27, 2026

Sales and Marketing

As of June 30, 2025, our sales and marketing team comprised 99 staff members. Our sales and marketing department is primarily responsible for increasing our market share through acquiring new customers and businesses as well as furthering existing customer relationships through better service support and the provision of after-sales services to our customers. Our team will liaise with customers to update them on our new products as well as follow up with design support to complement our customers’ products. We are also able to generate sales leads through referrals from customers, suppliers and business associates.

Our primary method of penetrating the overseas market is by way of leveraging on local PRC trading companies which will export our zipper products overseas. To the best of our knowledge, our products have been distributed by the local agents which our operating subsidiaries employ, to countries such as Australia, European countries, such as Russia, Turkey, Spain, Italy, Poland, Belgium, Greece, Slovenia and Lithuania, and Asian countries, such as South Korea, Thailand, Vietnam and Indonesia. In the PRC, we have sales personnel stationed in our branch in Xiamen City, Fujian Province, the PRC, where we showcase our products to potential customers. Our sales personnel also periodically travel to various provinces such as the Fujian, Jiangsu and Zhejiang provinces, as well as Shanghai, where our existing and potential customers are located, in order to understand their needs for new orders, obtain their feedback regarding our products, as well as to familiarize ourselves with the market trend and consumer preference. We also regularly invite our existing and potential customers to our manufacturing facilities for visits as we believe that such visits enable our customers to better understand our production processes and operations to provide us with feedback on our products.

We believe that maintaining good relationships with our existing customers will allow us to market our products to meet their evolving demands. We carry out the following marketing activities to acquire new customers and to promote our products to existing customers:

Direct Marketing

Our sales team conducts direct marketing pitches to potential and existing customers, and also updates our existing and potential customers and end-customers about our new products by sending them sample products on a regular basis.

Advertising and media publicity

We have our own website www.3fzipper.com for the promotion of our products and services. While we do not accept online orders, customers are able to browse our range of products online and contact us directly for their needs.

We advertise through Business-to-Business websites such as “Alibaba” and http://ttnet.net which enables us to reach a wider audience and raise our profile as an international manufacturer of quality zippers and other related accessories. We also advertise our products and services via billboard advertisements, which are placed along highways, industry magazines such as fashion fabrics trade information, China Zipper, published by the China National Hardware Association Zipper Branch, Fujian Zipper, published by the Fujian Zipper Association, and business magazines such as Quanzhou Business Guide. In addition, we produce a catalog of our entire product line biannually, copies of which are disseminated to our existing and potential customers in order to update them as to our new and existing products.

102

Trade Fairs and Exhibitions

As part of our marketing strategy, we actively participate in relevant trade fairs and exhibitions held in the PRC, such as Guangzhou and Shanghai. This allows us to maintain contact with our existing customers and provide them with updates to our new products, as well as to promote our products to potential buyers who may prefer to handle, see and test our zipper products before placing their orders with us. Some of the trade fairs and exhibitions that we have participated in are as follows:

Date	Event	Location
September 2020	Intertextile Shanghai Apparel Fabrics - Autumn Edition	Shanghai
October 2021	Intertextile Shanghai Apparel Fabrics - Autumn Edition	Shanghai
February 2023	ISPO Beijing	Beijing
March 2023	Intertextile Shanghai Apparel Fabrics - Spring/Summer Edition	Shanghai
April 2023	Vietnam International Textile and Garment Industry Exhibition	Ho Chi Minh
May 2023	China Import and Export Fair (Canton Fair)	Guangzhou
August 2023	Intertextile Shanghai Apparel Fabrics - Autumn/Winter Edition	Shanghai
September 2023	Russian Textile Exhibition	Moscow
October 2023	China Import and Export Fair (Canton Fair)	Guangzhou
March 2024	Intertextile Shanghai Apparel Fabrics - Spring/Summer Edition	Shanghai
April 2024	Hong Kong Fashion Instyle	Hong Kong
June 2024	ISPO Shanghai 2024	Shanghai
August 2024	Intertextile Shanghai Apparel Fabrics - Autumn /Winter Edition	Shanghai
September 2024	ISPO Nanjing Edition 2024	Nanjing

Through attending these exhibitions, we have developed business contacts, which have enabled us to expand our customer base and grow our business. Through these exhibitions, we have also been able to create a more prominent profile, identify potential customers and keep ourselves updated on the prevailing product and industry trends.

Research and Product Development

We believe that we must be able to adapt to our customers’ expectations and market changes to be competitive in the rapidly changing environment. Previously, our R&D activities were carried out by our technical department, which was responsible for improving and upgrading the designs of our zippers and zipper components and enhancing and developing our manufacturing processes to suit our manufacturing needs. In December 2006, we established an R&D facility with an aim to strengthen our new product and technical development processes in order to increase our competitiveness. We applied to the government authorities and the R&D facility was subsequently certified as a “Fujian Provincial Level Enterprise Technology Center” (福建省省级技术企业中心) on December 13, 2006, jointly, by the Fujian Province Economic and Trade Commission, Department of Science and Technology of Fujian Province, Department of Finance of Fujian Province, State Tax Bureau of Fujian Province, Local Tax Bureau of Fujian Province, Fuzhou Customs and Xiamen Customs.

As of June 30, 2025, we had a team of 25 full time R&D staff, led by Mr. Yanming Luo, who has more than 20 years of industry experience and was the inventor of 66 valid patents related to zipper design as of June 2025. For the last two fiscal years ended March 31, 2025 and 2024, the amount of expenditures incurred in relation to R&D totaled RMB2,347,381 (approximately US$352,107) and RMB2,028,000 (approximately US$304,200), respectively, which comprise mainly salaries of staff belonging to our technical department.

Our R&D team focuses mainly on the design and development of new products, product modifications and improvements in production processes. The R&D team also actively seeks to improve our existing product line and constantly explores new and cost-effective methods of designing and manufacturing our products. Our staff also conducts market research, from time to time, where it seeks to obtain information on the latest trends and developments in the zipper industry, in order to ensure that we keep abreast with market trends. In addition, the R&D team is also involved with developing software products appropriate for the zipper industry, for our internal use. As of the date of this prospectus, we, through our subsidiaries, Fookhing Zipper, Fulong Zipper and Fuxing Dress, have registered 76 valid patents with China National Intellectual Property Administration in the PRC.

Competition

Our current operations are mainly focused on the PRC, and we estimate that there are currently approximately 2,000 zipper manufacturers operating in this highly-fragmented market, with a large majority of these manufacturers being small to medium-sized operators.

103

We believe that our competitive strengths, as set out under “Business-Our Competitive Strengths” of this prospectus, set us apart from our existing and potential competitors. We believe that improving our production efficiency and seizing market opportunities will consolidate our market position and market share in the industry. We believe that our record for quality products and reputation for good service have gained the confidence of our customers.

Employees

We and our operating subsidiaries had a total of 1,161 full-time employees as of June 30, 2025. We had 1,161, 1,096, and 1,177 full-time employees as of March 31, 2025, 2024, and 2023, respectively. The following table sets forth the numbers of our full-time employees categorized by function as of June 30, 2025.

Function:	Number
Management	32
Finance	21
Research & Development	25
Marketing and Sales	99
Quality Control	78
Production	810
General and Administration	96
Total	1,161

As required by applicable laws and regulations in China, our operating subsidiaries in China participate in various employee benefits plans that are organized by municipal and provincial governments, including, among other things, housing fund, pension, medical insurance and unemployment insurance. Our operating subsidiaries in China are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of their employees, up to a maximum amount specified by the local government from time to time.

Our operating subsidiaries typically enter into standard employment, confidentiality and non-compete agreements with their senior management and core personnel. These contracts include a standard non-compete covenant that prohibits the employee from competing with them, directly or indirectly, during his or her employment and for two years after the termination of his or her employment.

We believe that our operating subsidiaries maintain a good working relationship with their employees, and they have not experienced any labor disputes. None of their employees is represented by labor unions.

Intellectual Property

We regard our trademarks, domain names, patents and similar intellectual property as critical to our success. We rely on a combination of copyright and trademark law, and confidentiality agreements with employees to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

104

Patents

As of the date of this prospectus, our subsidiaries, Fookhing Zipper, Fulong Zipper and Fuxing Dress, collectively own 76 valid patents in the PRC. The table below sets forth the expiration year and the associated number of patents.

No. of Patents	Expiration year
2	2026
7	2027
4	2028
1	2029
8	2030
3	2031
11	2032
21	2033
3	2034
1	2035
2	2036
3	2037
3	2038
2	2039
1	2043
4	2044

Trademarks

Through our subsidiary Fookhing Zipper, we have 6 registered trademarks in the PRC. Our zipper products primarily fall within Class 26, Lace and Embroidery, as per the International Classification of Goods and Services (the Nice Classification). We have successfully obtained the 3F trademark within this classification. The following table sets forth the details of our registered trademarks:

No.	Description	Class	Registration / Application No.	Registered proprietor / Applicant	Registration / Application Date	Status	Expiry date
1.		18 Leather Bags	7863824	Fookhing Zipper	Registration 4/21/2011- Application 11/26/2009	Registered	4/20/2031
2.		23 Textile Yarn	7863874	Fookhing Zipper	Registration 12/14/2010- Application 11/26/2009	Registered	12/13/2030
3.		26 Lace Accessories	4485126	Fookhing Zipper	Registration 10/28/2008- Application 1/27/2005	Registered	10/27/2028
4.		26 Lace Accessories	31418813	Fookhing Zipper	Registration 03/14/2019- Application 06/05/2018	Registered	03/13/2029
5.		27 Carpet Mat	7863977	Fookhing Zipper	Registration 2/7/2011- Application 11/26/2009	Registered	02/06/2031
6.		22 Rope Mesh Bags and Awnings	7863845	Fookhing Zipper	Registration 12/14/2010- Application 11/26/2009	Registered	12/13/2030

Domain names

As of the date of this prospectus, we have registered one domain name relating to our business, namely 3fzipper.com, in the PRC.

Seasonality

Our operating subsidiaries currently do not experience seasonality in their operations.

105

Insurance

We and our operating subsidiaries, maintain certain insurance policies to safeguard us against risks and unexpected events. For example, our operating subsidiaries in China provides social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for their employees in compliance with applicable PRC laws. Our holding company Fuxing China also maintains a Commercial Management Liability Insurance for our directors and officers, effective until December 8, 2025. During the fiscal years ended March 31, 2022, 2023, 2024 and 2025, we and our operating subsidiaries did not make any material insurance claims in relation to our business.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may, from time to time, be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

Overview of the Laws and Regulations Relating to Our Business and Operations in Mainland China

Regulations on Company Establishment and Foreign Investment

Company Law

The establishment, operation and management of companies in China is governed by the Companies Law of the People’s Republic of China (the “PRC Company Law”), which was passed by the Standing Committee of the National People’s Congress, or the SCNPC, on December 29, 1993 and came into effect on July 1, 1994 and was recently amended on December 29, 2023, with such amendment taking effect on July 1, 2024. In light of the PRC Company Law, companies established in the PRC are either in the form of a limited liability company or a joint stock company. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

All our operating subsidiaries in China were established as limited liability companies and are governed by the PRC Company Law. As of the date of this prospectus, all of our PRC subsidiaries are in compliance with the PRC Company Law in all material aspects.

Foreign Investment Law

On March 15, 2019, the National People’s Congress, or the NPC, adopted the Foreign Investment Law of the People's Republic of China (the “PRC Foreign Investment Law”), which became effective on January 1, 2020 and replaced the three old rules on foreign investment in China, namely, the Law on Sino-Foreign Equity Joint Ventures of the People's Republic of China, the Law on Sino-Foreign Cooperative Joint Ventures of the People's Republic of China, and the Law on Wholly Foreign-Owned Enterprises of the People's Republic of China, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition. According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or other organizations of a foreign country (collectively referred to as “foreign investor”) within China, and “investment activities” include the following activities: (i) a foreign investor, individually or together with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other similar rights and interests of an enterprise within China; (iii) a foreign investor, individually or together with other investors, invests in a new construction project within China; and (iv) investments in other means as provided by the laws, administrative regulations or the State Council.

Foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China shall be protected in accordance with the law, and all national policies on supporting the development of enterprises shall equally apply to foreign-invested enterprises. Among others, the state guarantees that foreign-invested enterprises participate in the formulation of standards in an equal manner and that foreign-invested enterprises participate in government procurement activities through fair competition in accordance with the law. Further, the state shall not expropriate any foreign investment except under special circumstances. In special circumstances, the state may levy or expropriate the investment of foreign investors in accordance with the law for the needs of the public interest. The expropriation and requisition shall be conducted in accordance with legal procedures and timely and reasonable compensation shall be given. In carrying out business activities, foreign-invested enterprises shall comply with relevant provisions on labor protection.

106

We are a foreign investor under the PRC Foreign Investment Law. All our investment activities within China, including future investment within China, are governed by the PRC Foreign Investment Law. As of the date of this prospectus, we are in compliance with the PRC Foreign Investment Law in all material aspects.

Regulations Related to Foreign Investment

On December 26, 2019, the State Council promulgated the Implementation Rules to the Foreign Investment Law, which became effective on January 1, 2020. The implementation rules further clarify that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely, the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version), or the 2024 Negative List, promulgated by the National Development and Reform Commission and the Ministry of Commerce, or the MOFCOM, on September 6, 2024, which took effect on November 1, 2024, and the Encouraged Industry Catalogue for Foreign Investment (2022 version), or the 2022 Encouraged Industry Catalogue, promulgated by the MOFCOM on October 26, 2022, which took effect on January 1, 2023. Industries not listed in these two categories are generally deemed to be “permitted” for foreign investment unless specifically restricted by other PRC laws. The plastics and chemical industries are not on the Negative List and, therefore, we are not subject to any restriction or limitation on foreign ownership.

On December 30, 2019, the MOFCOM and State Administration for Market Regulation, or the SAMR, jointly promulgated Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, where a foreign investor carries out investment activities in China directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit the investment information to the competent commerce department through Enterprise Registration System and National Enterprise Credit Information Notification System.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and undertakes the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

As of the date of this prospectus and to the best of our knowledge, all of our operating subsidiaries in China are in the industries permitted by PRC regulations relating to foreign investment. No business scope of any of our operating subsidiaries in China falls into the aforementioned Negative List.

M&A Rules

According to the Provisions on the Merger or Acquisition of Domestic Enterprises by Foreign Investors jointly issued by the MOFCOM, the State Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, or the SAT, the State Administration for Industry and Commerce (now known as the SAMR), the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or the SAFE, on August 8, 2006 and amended by the MOFCOM on June 22, 2009, among other things, (i) the purchase of an equity interest or subscription to the increase in the registered capital of non-foreign-invested enterprises, (ii) the establishment of foreign-invested enterprises to purchase and operate the assets of non-foreign-invested enterprises, or (iii) the purchase of the assets of non-foreign-invested enterprises and the use of such assets to establish foreign-invested enterprises to operate such assets, in each case, by foreign investors shall be subject to the Provisions on the Merger or Acquisition of Domestic Enterprises by Foreign Investors. Particularly, an application shall be made for examination and approval of the acquisition of any company in China affiliating to a domestic company, enterprise or natural person, which is made in the name of an overseas company established or controlled by such domestic company, enterprise or natural person.

We acquired 100% stake in Fuxin Electroplating and applied for permission from PRC authorities according to the M&A Rules in May, 2011. The competent PRC authorities granted permission to our application in August, 2011. Therefore, Fuxin Electroplating was transformed from a PRC domestic company to a foreign invested enterprise.

107

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities, which steps-up scrutiny of overseas listings by companies and calls for strengthening cooperation in cross-border regulation, improving relevant laws and regulations on cyber security, cross-border data transmission and confidential information management, including the confidentiality requirement and file management related to the issuance and listing of securities overseas, enforcing the primary responsibility of the enterprises for information security of China based overseas listed companies and promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Furthermore, establishing and improving a system of extraterritorial application of laws in the capital market are also mentioned, judicial interpretations and supporting rules for extraterritorial application provisions of the Securities Law shall be formulated as soon as possible.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Administrative Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Filing Measures”). The Draft Administrative Provisions and the Draft Filing Measures lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list overseas must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”) and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Compared to the Draft Administrative Provisions and the Draft Filing Measures, the Trial Administrative Measures, together with the Guidance Rules and Notice, furthered clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulator or overseas stock exchange, such as the U.S. market has agreed to the effective registration, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchange, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancings or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as an obligation to file with the CSRC after an issuer submits an application for initial public offering to competent overseas regulators, and an obligation to file with the CSRC after an issuer completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions.

Upon implementation of the Trial Administrative Measures, as a company to get listed on Nasdaq, we are required to fulfill the filling procedures and report relevant information to the CSRC. As the Trial Administrative Measures are newly issued, there remains some uncertainty as to how they will be interpreted or implemented. Therefore, we cannot guarantee you that we will be able to complete the fillings for any future offerings and fully comply with the relevant new rules in a timely manner, if at all.

108

Regulations Related to Zipper Manufacturing Business

Regulations on environmental protection

Pursuant to the Environmental Protection Law of the People’s Republic of China (the “PRC Environmental Protection Law”) promulgated by the SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants during the course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation, and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the PRC Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within a prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Tort Law of the People’s Republic of China. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

Enterprises’ production and construction are also regulated by the Law of the People’s Republic of China on the Prevention and Control of Environmental Pollution Caused by Solid Wastes, which was promulgated on October 30, 1995 and recently amended on April 29, 2020, effective on September 1, 2020. Entities discharging industrial solid wastes are obliged to establish and perfect the responsibility system for the prevention and control of environmental pollution and to adopt treatment on industrial solid wastes to reduce or control environmental pollution. The PRC regulatory authority has in place an industrial solid waste declaration and registration system. Enterprises and public institutions shall make use of industrial solid wastes produced thereby pursuant to economic and technical conditions; for those industrial solid wastes that will not or cannot be utilized temporarily, enterprises and public institutions shall, in accordance with the regulations of the environmental protection administrative department of the State Council, build facilities and sites for their safe and classified storage or carry out harmless treatment for them. It is prohibited to close down, leave idle or dismantle, without approval, facilities or places for the prevention and control of environmental pollution by industrial solid wastes. In addition, across the transfer of hazardous waste, shall apply to the provincial ecological environment department.

As advised by our PRC counsel, as of the date of this prospectus, our PRC subsidiaries have not violated, nor have they received any notice of any violations of any environmental rules and regulations that would adversely affect this offering.

Regulations on production safety

On June 29,2002, the SCNPC passed the “Production Safety Law of the People’s Republic of China”, which was amended three times in August 2009, August 2014, and June 2021. The “Production Safety Law” clarifies that companies should strengthen safety production management, establish and improve all-employee safety production responsibility systems and safety production rules and regulations, increase safety production funds, materials, technology, and staff input, and improve safe production conditions. The State implements a system of investigating the responsibility for production safety accidents.

According to the Special Equipment Safety Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress on June 29, 2013 and implemented on January 1, 2014, enterprises manufacturing or using special equipment shall establish and strive to improve the safety and energy-saving management system and safety and energy-saving responsibility system for special equipment. Special equipment refers to boilers, pressure vessels (including gas cylinders), pressure pipelines, elevators, lifting appliances, passenger ropeways, large amusement facilities, and special vehicles used in the factory, which involve a high degree of safety risks. An enterprise can only use special equipment if it has a production permit and has passed a quality examination; and is prohibited to use special equipment reported as useless or eliminated by the State. The above law also provides that enterprises using special equipment shall prepare and keep safety technology files for their special equipment.

109

As advised by our PRC counsel, as of the date of this prospectus, our PRC subsidiaries have not violated, nor have they received any notifications of any violations of, any production safety rules and regulations that would adversely affect this offering.

Regulations on product quality

The Product Quality Law of the People’s Republic of China, or the Product Quality Law, which was promulgated by the SCNPC in February 1993 and most recently amended in December 2018, applies to all production and sale activities in China. Pursuant to the Product Quality Law, products offered for sale must satisfy the relevant quality and safety standards. Enterprises may not produce or sell counterfeit products in any fashion, including forging brand labels or giving false information regarding a product’s manufacturer. Violations of state or industrial standards for health and safety and any other related violations may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities. Where a defective product causes physical injury to a person or damage to another person’s property, the victim may claim compensation from the manufacturer or from the supplier of the product. If the supplier pays compensation and it is the manufacturer that should bear the liability, the supplier has a right of recourse against the manufacturer. Similarly, if the manufacturer pays compensation and it is the supplier that should bear the liability, the manufacturer has a right of recourse against the supplier.

As advised by our PRC counsel, as of the date of this prospectus, our PRC subsidiaries have not violated, nor have they received any notifications of any violations of, any product quality rules and regulations that would adversely affect this offering.

Regulations on Import and Export of Goods or Technologies

Pursuant to the Foreign Trade Law of the People’s Republic of China (the “PRC Foreign Trade Law”) promulgated by the SCNPC on May 12, 1994 and last amended on November 7, 2016, foreign trade dealers who are engaged in the import or export of goods or technologies shall register with the competent authority responsible for foreign trade under the State Council or its authorized bodies unless such registration is not required under the laws, administrative regulations and the provisions of the competent department of foreign trade under the State Council. Where a foreign trade dealer fails to register as required, the customs will not process the procedures of declaration and clearance of the imported or exported goods.

Under the PRC Foreign Trade Law, and the Measures for the Record-Filing and Registration of Foreign Trade Operators promulgated by the MOFCOM on 25 June 2004, and most recently amended on May 10, 2021, foreign trade operators which engage in the import and export of goods shall go through the record-filing and registration with the MOFCOM or an authority authorized by the MOFCOM, unless laws, administrative regulations and rules of the MOFCOM provide that it is unnecessary to go through such formalities. If foreign trade operators fail to go through the formalities for record-filing and registration in accordance with relevant provisions, the PRC customs authority shall refuse to handle the declaration and clearance formalities of their imports and exports.

Pursuant to the Administrative Provisions of the Customs of the People’s Republic of China on Record-filing of Customs Declaration Entities promulgated by the General Administration of Customs on November 19, 2021 and became effective on January 1, 2022, a consignor or consignee of imported and exported goods shall go through customs declaration entity record-filing formalities with the competent customs in accordance with the applicable provisions. Customs declaration entities may handle customs declarations business within the customs territory of the PRC.

Pursuant to the Customs Law of the People’s Republic of China promulgated by the SCNPC on January 22, 1987 and last amended on April 29, 2021, unless otherwise stipulated, the declaration of import and export goods may be made by consignees and consignors themselves, and such formalities may also be completed by their entrusted customs brokers that have registered with the Customs. The consignees and consignors for import or export of goods and the customs brokers engaged in customs declaration shall register with the Customs in accordance with the laws.

The Regulations on Import and Export Duties of the People’s Republic of China, promulgated by the State Council on November 23, 2003, amended on January 8, 2011, December 7, 2013, February 6, 2016 and March 1, 2017, and became effective as from March 1, 2017, further stipulated that, unless otherwise provided by the relevant laws and regulations, goods permitted to be imported into or exported out of China shall be subject to payment of customs duties. The consignees of imported goods, consigners of exported goods or owners of inward articles shall undertake the obligation of the payment of customs duties. The State Council also promulgated implementation rules and tariff schedules to regulate the items and rates of the customs duties.

110

According to the Import and Export Commodity Inspection Law of the People’s Republic of China promulgated by the SCNPC on February 21, 1989 and most recently amended on April 29, 2021 and its implementation rules, the imported and exported goods that are subject to compulsory inspection listed in the catalog compiled by the import and export commodity inspection department established by the State Council shall be inspected by the commodity inspection organizations, and the imported and exported goods that are not subject to statutory inspection shall be subject to random inspection. Consignees and consignors or their entrusted customs brokers may apply for inspection to the goods inspection authorities.

Our subsidiaries Fookhing Zipper and Fuxing Dress, as the consignors of import and export goods, have been registered in accordance with relevant regulations.

Regulations Related to Realty Management Business

According to the Civil Code of the People's Republic of China which became effective on January 1, 2021, the owners of a building may manage the building and its affiliated facilities by themselves or by entrusting realty management enterprises or other management personnel. Realty management enterprises or other management personnel shall manage the building and its ancillary facilities within the building area upon the entrustment of the owners and be subject to the supervision of the owners.

According to the Regulations on Realty Management, which was promulgated by the State Council on June 8, 2003, came into effect since September 1, 2003, and was amended on August 26, 2007, February 6, 2016 and March 19, 2018, the selecting, engaging and dismissing of realty management enterprise shall be subject to the approval by owners who possess exclusive areas accounting for more than half of the total area of buildings and owners who account for more than half of the total number of owners.

Realty management business is within the business scope of our subsidiary, Xiamen Property, and it mainly handles property management and realtor services for our headquarters in Xiamen City, Fujian Province, PRC. As of the date of this prospectus, Xiamen Property is in compliance with regulations related to realty management business in all material aspects.

Regulations on Intellectual Property Rights

Trademark

Pursuant to the Trademark Law of the People’s Republic of China, which was most recently amended on April 23, 2019 and took effect on November 1, 2019, and the Implementation Regulation of the Trademark Law of the People’s Republic of China amended on April 29, 2014 and became effective from May 1, 2014, the trademark registrants shall enjoy the exclusive right to use the marks; the valid period for registered trademark is ten years from the date of registration; to renew trademark registration upon expiration, the trademark registrant should follow the provisions to manage renewal 12 months before expiration.  If such renewal is not processed within such period, a six-month extension period shall be given. The valid period for each renewal is ten years from the next day after the previous expiration date. If renewal is not obtained after expiration, the trademark shall be canceled. The National Intellectual Property Administration (Trademark Office) handles trademark registrations. The administration for market regulation shall sanction any infringement of trademark by law; where suspected crime is involved, the perpetrator shall be promptly apprehended by judicial agency for legal proceedings.

Copyright

Pursuant to the Copyright Law of the People’s Republic of China amended on November 11, 2020 and effective on June 1, 2021, any Chinese citizen, legal person or unincorporated organization shall be entitled to copyright of its work by this law whether such work is published or not. Any work of a foreigner or stateless person which enjoys copyright under an agreement concluded between the country to which the author belongs or in which the author permanently resides and the PRC, or under an international treaty to which such country and the PRC countries are parties, shall be protected by this Law. Any work of a foreigner or stateless person published for the first time and within the territory of PRC shall enjoy copyright in accordance with this law. A copyright covers the following forms of creative works: literature, art, natural science, engineering technology works, writing, narration, music, drama, opera, dance and acrobatic works, fine art and architectural works, photography, audiovisual, drawings of engineering designs and product designs, maps, illustrations, other graphic works and model works; computer software and other intellectual achievements that meet the characteristics of works. A perpetrator infringing on copyright or copyright related rights shall be held liable for actual damages to the rightful copyright holder, and may be fined, and the illegal gains, pirate copies and properties used for illegal activities may be confiscated.

111

Domain Name

Pursuant to the Internet Domain Name Management Measures released by the MIIT on August 24, 2017 and effective on November 1, 2017, domain name registration shall be conducted through domain name registration management service institutions, on the basis of “first apply first register”, unless otherwise specified by the implementation rules for a particular domain name. Domain name registration management service institution should enter into an individual domain name registration agreement with the applicant. The domain name holder should notify the domain name registration management service institution of any alteration in registration information other than that of the holder and apply for registration information change within 30 days after the alteration occurs, according to alteration recognition method selected at application.

Patents

Pursuant to the Patent Law of the People’s Republic of China, or the Patent Law, promulgated by the SCNPC and the Implementation Rules for the Patent Law of the People’s Republic of China promulgated by the State Council, patents are categorized into invention patents, utility model patents and design patents. The Patent Law and its Implementation Rules stipulate that a patentee’s patent right entitlement is protected by law. According to the Patent Law, which was most recently amended on October 17, 2020 and effective on June 1, 2021, the patent right period is 20 years for invention patents, 15 years for graphic design patents and 10 years for utility model patents, respectively, from the date of application.

Trade Secrets

Pursuant to the Anti-Unfair Competition Law of the People’s Republic of China, which was promulgated on September 2, 1993 and was amended on November 4, 2017 and April 23, 2019, and further amended on June 27, 2025, the term “trade secrets” refers to technical, operational and other business information that is unknown to the public, has commercial value and for which its legal owners or holders have adopted measures to ensure its confidentiality. Business persons, other natural persons, legal persons and unincorporated organizations are prohibited from infringing others’ trade secrets by: (i) obtaining the trade secrets from the legal owners or holders by any unfair methods such as theft, bribery, intimidation, solicitation, coercion or electronic intrusion; (ii) disclosing, using or permitting others to use the trade secrets obtained illegally under item (i) above; or (iii) disclosing, using or permitting others to use the trade secrets, in violation of any confidentiality obligations or against any requirements of the legal owners or holders to keep such trade secrets in confidence; (4) aiding and abetting others in, or tempting others into acquiring, disclosing, using, or allowing others to use the trade secret of the legal owners or holders in violation of their confidentiality obligations or against any requirements of the legal owners or holders to keep such trade secrets in confidence. If a third party knows or should have known of the fact that an employee or former employee of the rightful owner of trade secrets or any other entity or individual conducts any of the illegal acts above mentioned, but still accepts, publishes, uses or allows any other to use such secrets, such practice shall be deemed as infringement of trade secrets under the Anti-Unfair Competition Law of the People’s Republic of China.

We value our intellectual property rights as our most precious properties. Our operating subsidiaries in China have registered our trademarks and patents in the relevant trademark authorities and patent authorities in China. Our domain name has been registered through the domain name registration management service institutions. We strictly protect our trade secrets by various means including but not limited to requiring our employees to enter into confidentiality agreements with us. We may apply for copyright protection when we have copyright in the future.

112

Regulations Related to Labor and Social Welfare

Labor Law

The Labor Law of the People’s Republic of China, which was promulgated by the SCNPC on July 5, 1994, and last amended on December 29, 2018 and became effective on the same date, provides that employees are entitled to equal opportunities in employment, selection of occupations, receiving labor remuneration, rest days and holidays, protection of occupational safety and healthcare, social insurance and welfare. Employers must establish and improve the system for occupational safety and healthcare, provide training on occupational safety and healthcare to employees, comply with national and local regulations on occupational safety and healthcare, and provide necessary labor protective supplies to employees.

Labor Contract Law

The Labor Contract Law of the People’s Republic of China issued by the SCNPC on June 29, 2007 and last revised on December 28, 2012 and came into effect on July 1, 2013, requires every employer to enter into a written contract of employment with each of its employees. An employer shall not force its employees to work beyond the time limit and shall pay overtime compensation to its employees. In addition, employee wages shall be no less than the local standards on minimum wages.

Social Insurance and Housing Provident Funds

In accordance with the Social Insurance Law of the People’s Republic of China issued by the SCNPC on October 28, 2010, effective on July 1, 2011 and amended on December 29, 2018, all employees shall participate in five types of social insurance, including pension insurance, medical insurance, unemployment insurance, maternity insurance and work-related injury insurance. The premiums for maternity insurance and occupational injury insurance are paid by the employers, while the premiums for pension insurance, medical insurance and unemployment insurance are paid jointly by the employers and the employees. If an employer fails to fully contribute to social insurance funds on time, the social insurance contribution collection agencies shall demand the employer to make all or outstanding contributions within a specified period and pay a late payment fee. If the employer refuses to do so, the relevant governmental agency may impose a fine on the employer.

In accordance with the Regulation on the Administration of Housing Provident Funds issued by the State Council on April 3, 1999, last revised on March 24, 2019 and came into effect on the same date, enterprises must register with the competent managing center for housing provident funds and shall contribute to the housing provident funds for employees on their payroll. Where an employer fails to pay up housing provident funds within the prescribed time limit, the employer may be fined and ordered to make all or outstanding contributions within a specified period.

Our operating subsidiaries in China have entered into written employment contracts with all full-time employees pursuant to the aforementioned law and regulations. Our operating subsidiaries in China are required by the PRC laws and regulations to provide full-time employees with social insurance and housing provident funds. Our operating subsidiaries in China have not made adequate social insurance and housing provident fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

Regulations Related to Taxation

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the Enterprise Income Tax Law of the People’s Republic of China which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Implementation Regulations for the Enterprise Income Tax Law of the People’s Republic of China (with the Enterprise Income Tax Law of the People’s Republic of China, collectively referred to as the PRC EIT Law), which was amended on April 23, 2019. Under the PRC EIT Law, both resident enterprises and non-resident enterprises are subject to tax in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the PRC EIT Law and relevant implementing regulations, a uniform enterprise income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, enterprise income tax is set at the rate of 10% with respect to their income sourced from inside the PRC. Pursuant to the PRC EIT Law, the EIT tax rate of a high and new technology enterprise, or HNTE, is 15%. According to the Administrative Measures for the Recognition of HNTEs, effective on January 1, 2008 and amended on January 29, 2016, for each entity accredited as HNTE, its HNTE status is valid for three years if it meets the qualifications for HNTE on a continuing basis during such period.

Hong Kong Profit Tax

The statutory income tax applicable to Fookhing Group Trading Company Limited and Fuxing China Group Limited (HK) for the financial year ended 31 March 2023 and 2022 is 16.5%.

113

Value-added Tax

The Provisional Regulations of on Value-added Tax of the People’s Republic of China were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994 which were subsequently amended on November 10, 2008 and came into effect on January 1, 2009, and were further amended on February 6, 2016 and November 19, 2017. The Detailed Rules for the Implementation of Provisional Regulations of on Value-added Tax of the People’s Republic of China were promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011, or collectively, VAT Law. On November 19, 2017, the State Council promulgated The Order on Abolishing the Provisional Regulations of the People’s Republic of China on Business Tax and Amending the Provisional Regulations of on Value-added Tax of the People’s Republic of China, or Order 691. According to the VAT Law and Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of VAT. The VAT rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the VAT rate applicable to the small-scale taxpayers is 3%.

On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Circular on Adjustment of VAT Rates, which became effective as of May 1, 2018. According to the Circular on the Adjustment of VAT Rates, the VAT rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively, and the VAT rate of 11% originally applicable to the taxpayers who purchase agricultural products is adjusted to 10% and so on.

According to the Announcement of the Ministry of Finance, the State Taxation Administration and the General Administration of Customs on Relevant Policies for Deepening the Value-Added Tax Reform, or the Announcement No. 39, which was issued on March 20, 2019 and became effective on April 1, 2020，the VAT rates generally applicable are adjusted to 13%, 9%, 6% and 0%.

Dividend Withholding Tax

The PRC EIT Law provides that since January 1, 2008, an enterprise income tax rate of 10% shall be applied to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Incomes, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009 by the SAT, if relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Issues regarding the "Beneficial Owner" in Tax Treaties, which was issued on February 3, 2018 by the SAT, effective as of April 1, 2018, when determining the applicant's status as a "beneficial owner" regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the "beneficial owner" shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers' Enjoyment of the Treatment under Tax Agreements.

114

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on several issues concerning Enterprise Income Taxes for Indirect Transfer of Property by Non-Resident Enterprises (mainland China), or SAT Circular 7. Pursuant to SAT Circular 7, an "indirect transfer" of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a "reasonable commercial purpose" of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to SAT Circular 7, where the payer fails to withhold enough tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of SAT Circular 7. SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Our PRC subsidiaries are PRC tax residents and required to pay various taxes to PRC taxation authorities in accordance with PRC taxation laws. Currently the VAT rate applicable to our income from sale of goods in the PRC is 13%. As a foreign corporation, we will be subject to dividend withholding tax payable to PRC taxation authorities when we receive dividends from our PRC subsidiaries. In addition, we are required to pay close attention to “indirect transfer” regulations of the PRC to avoid additional tax burden in the PRC.

Regulations on Foreign Exchange

General Affairs of Foreign Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Exchange Administration Rules of the People’s Republic of China, or the Foreign Exchange Administration Rules. The Foreign Exchange Administration Rules were promulgated by the State Council on January 29, 1996 and became effective on April 1, 1996 and were subsequently amended on January 14, 1997 and August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless the prior approval by the competent authorities for the administration of foreign exchange is obtained.

Under the Foreign Exchange Administration Rules, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of the SAFE, for paying dividends by providing certain evidencing documents (board resolutions, tax certificates, etc.), or for trade and services-related foreign exchange transactions by providing commercial documents evidencing such transactions. They are also allowed to retain foreign currency (subject to a cap approval by SAFE) to satisfy foreign exchange liabilities. In addition, foreign exchange transactions involving overseas direct investment or investment and trading in securities, derivative products abroad are subject to registration with the competent authorities for the administration of foreign exchange and approval or filings with the relevant government authorities (if necessary).

According to the Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt, which was promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOFCOM which became effective on March 1, 2003, loans by foreign companies to their subsidiaries in the PRC, which accordingly are foreign-invested enterprises, are considered foreign debts.

115

Pursuant to the Measures for the Administration of Foreign Debt Registration, together with the Guidelines on the Administration of Foreign Debt Registration, both issued by SAFE on April 28, 2013 and amended on May 4, 2015, April 26, 2016 and June 9, 2016 and the Notice on Matters concerning the Macro Prudential Administration of Full-Covered Cross Border Financing issued by the PBOC on January 12, 2017, the total amount of accumulated foreign debt borrowed by an enterprise is subject to an upper limit of the difference between its registered capital and its total investment amount, or two times, or the then applicable statutory multiple, of the amount of its audited net assets, at its election, and the foreign-invested enterprise is required to file with SAFE after entering into relevant foreign debt contract and within at least three business days before drawing any money from the foreign debts.

According to applicable PRC regulations on foreign-invested enterprises, if a foreign holding company makes capital contributions to its PRC subsidiaries, which are considered foreign-invested enterprises, the PRC subsidiaries must file with the MOFCOM or its local counterpart in connection with the increase of its registered capital.

Circular 37

According to the Circular on the Management of Offshore Investment and Financing and Round-trip Investment by Domestic Residents through Special Purpose Vehicles, or Circular 37, which is promulgated on July 4, 2014 and became effective on the same day. Under Circular 37, (i) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an overseas SPV, that is directly established or indirectly controlled by the PRC resident for the purpose of conducting investment or financing; and (ii) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the overseas SPV, including, among other things, a change in the overseas SPV’s PRC resident shareholder, name of the overseas SPV, term of operation, or any increase or reduction of the contributions by the PRC resident, share transfer or swap, and merger or division. Failure to comply with the registration procedures set forth in Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

Pursuant to Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, which was promulgated on February 13, 2015 and implemented on June 1, 2015, the initial foreign exchange registration for establishing or taking control of a SPV by domestic residents can be conducted with a qualified bank, instead of the local foreign exchange bureau.

Our operating subsidiaries in China and our shareholders of Chinese nationality are required to abide by a variety of PRC regulations on foreign exchange.

Overview of the Laws and Regulations Relating to Our Business and Operations in Hong Kong

Consumer Goods Safety Ordinance

There are several pieces of legislation dealing with product safety requirements, the most common one being the Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “CGS Ordinance”). Under the CGS Ordinance, all consumer goods (except those listed in the Schedule of the CGS Ordinance) must comply with the general safety requirements or the safety standards and specifications prescribed by the Secretary for Commerce and Economic Development and Labor of Hong Kong.

The CGS Ordinance imposes a statutory duty on manufacturers, importers and suppliers to ensure that the consumer goods they supply are reasonably safe, having regard to all the circumstances, including (a) the manner in which, and the purpose for which, the consumer goods are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods and instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar body for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means (taking into account the cost, likelihood and extent of any improvement) to make the consumer goods safer. The CGS Ordinance also provides a due diligence defense, which may be relied on if the person or entity is able to show that they took all reasonable steps and exercised all due diligence to avoid committing offence relating to selling unsafe goods.

116

Any person who sells unsafe goods commits an offence and is liable to a fine of HK$100,000 and an imprisonment of one year on first conviction, and HK$500,000 and two-year imprisonment on subsequent conviction. If proven to the satisfaction of the Hong Kong court that the offence is continued, the person shall be liable for a fine of HK$1,000 for each day during which it is proved to the satisfaction of the court that the offence has continued. Those unsafe goods may be seized by the Customs and Excise Department and other authorized officers for enforcement purposes. Unsafe goods supplied, manufactured or imported contrary to the CGS Ordinance may be liable to be destroyed.

As of the date of this prospectus, our operating subsidiary in Hong Kong, has not violated, nor has it  received any notifications of any violations of, any consumer goods safety rules and regulations that would adversely affect this offering. As advised by our Hong Kong counsel, based on the litigation search results as of July 23, 2025 and a copy of High Court Order dated November 19, 2015 as provided by the Company,  our operating subsidiary in Hong Kong is not subject to any legal proceedings that involve any violation of consumer goods safety law by the said operating subsidiary.

Contractual Obligations, the Sale of Goods Ordinance and the Control of Exemption Clauses Ordinance

In Hong Kong, contracts for the sale of goods are governed by, among others, the Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong). The safety and suitability requirements of the goods supplied are often treated as an implied term of the sale contract; and that ordinance governs the meaning of certain implied terms or conditions and warranties. The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) regulates civil liability and has an impact on the effectiveness of any terms in the contract which seeks to avoid liability for breach of contract, negligence or other types of breaches of duty. Both statutes seek to supplement the common law position and provide further protection to consumers or users as contracting parties.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) deals with mis-description of goods in general and it is to ensure the seller, in the course of business, give an accurate description about the goods.

Under that ordinance a trade description includes but not limited to the quantity, size or gauge, method of manufacture, production, processing or reconditioning, composition, fitness for purpose, strength, performance, behavior or accuracy, availability, compliance with a standard specified or recognized by any person, person by whom manufactured, produced, and processed or reconditioned. It is an offence under that ordinance if the seller applies a false trade description to any goods or supplies or offers to supply any goods to which a false trade description is applied or has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied. In addition, any person who imports or exports any goods to which a false trade description is applied commits an offence, unless he could prove, with sufficient evidence adduced, that he did not know, had no reason to suspect and could not with reasonable diligence have ascertained that the goods are goods to which a false trade description is applied.

117

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

The following individuals are members of the board of directors and executive management of the Registrant.

Name	Age	Position(s)
Qingliang Hong	64	Executive Director and Chairman of the Board of Directors
Shaolin Hong	36	Chief Executive Officer
Pengyou Hong	55	Executive Director and Director of Finance and Administration
See Lien Low	50	Lead Independent Non-Executive Director
Ngo Yin Tsang	51	Independent Non-Executive Director
Boon Chiao Koh	45	Independent Non-Executive Director

The following is a brief biography of each of our executive officers and directors:

Mr. Qingliang Hong has been our executive director since December 2006, and our chairman of the board of directors since August 2010. Mr. Qingliang Hong also served as our CEO from December 2006 to January 2023. Mr. Qingliang Hong is our co-founder and has played an instrumental role in managing the business, operations and strategic directions of Fuxing Group since our establishment in 1993. His responsibilities include formulating and executing business strategies and policies. He possesses substantial experience and knowledge of the zipper industry, having been involved with the zipper business for over 20 years. Prior to this, he was running his own zipper trading business. In 2000, Mr. Hong was named the Honorable Chairman of Zipper Industry Association of Fujian Province. Subsequently in 2003, he was also appointed the Vice Chairman of the Foreign Investment Enterprise Association of LongHu Town, Jinjiang City, Vice Chairman of Chamber of Commerce of Long Hu Town, Jinjiang City and Chairman of the Zipper Hardware Industry Association of Long Hu Town, Jinjiang City. Mr. Hong studied at the Fujian Jinjiang Yinglin Middle School from September 1972 to June 1975 and attended the CEO Seminar program at Peking University in May 2003.

Mr. Shaolin Hong has been our CEO since January 2023. From August 2011 to December 2013, he worked as the procurement manager at our subsidiary, Fookhing Zipper. From January 2014 to December 2022, he served as the general manager of Fookhing Zipper. Mr. Hong is the vice-chairman of Fujian Intelligent Manufacturing Promotion Association, a member of Fujian Jinjiang Municipal Association, a standing member of the 15th Executive Committee of Quanzhou Federation of Industry and Commerce (General Chamber of Commerce) as well as the Vice President of the 7th Council of Shenzhen Shanghai Chamber of Commerce and Association of Enterprises with Foreign Investment. From March 2017 to July 2019, Mr. Shaoxing Hong studied business management at Xi'an University of Electronic Science and Technology and received a diploma. He studied at Cheung Kong Graduate School of Business from September 2018 to October 2020 and received a program certificate. He also studied under the CKGSB Advanced Management Program at the Leonard N. Stern School of Business of New York University from September 9, 2019 to September 13, 2019 and received a program certificate.

Mr. Pengyou Hong has been our executive director since December 2006 and our Director of Finance and Administration since September 2022. He is responsible for all administration matters of Fuxing Group and also oversees the finance, budget and internal control matters of Fuxing Group. Mr. Hong started his career in 1990 in the finance department as an accountant of Fujian Fu Lian Manufacturing Co., Ltd until 1993. From January 1994 to December 2003, he took on the position of the Section Chief in Fookhing Zipper’s finance department. He later assumed the position of Financial Manager in 2004 and was subsequently appointed as Deputy General Manager in 2005 and took charge of all finance and administration matters. Mr. Hong graduated from Quanzhou Liming University with an education certificate in accounting in July 1990. He also obtained an education certificate in accounting from Wuhan Technological University in January 2008, as well as a degree certificate in business administration in January 2008. He was awarded China Famous Accountant by World Specialty International Center in 2001 and Senior Finance Manager by China Enterprises Association in 2005. He is a registered accountant with Jinjiang City Finance Bureau and a senior tax planner. He is a certified Senior Accountant by International Profession Certification Association, as well as a Certified Chief Accountant by China Association of Chief Accountants. He is admitted as Associate Member of Association of International Accountants in 2022, and A Fellow Member of Association of International Accountants in 2023.

Mr. See Lien Low has been our lead independent non-executive director since January 1, 2024. Mr. Low serves as an independent director and a member of the Audit Committee of Miyoshi Limited, a company listed on the Singapore Stock Exchange. Mr. Low also has served as a partner at Baker Tilly TFW LLP since May 2021, where he is responsible for overseeing the audit work and the engagement teams in carrying out statutory audit engagements. From June 2012 to May 2021, he was a director at CLA Global TS (formerly Nexia TS Public Accounting Corporation), a public accounting and audit firm in Singapore. Prior to that, from December 2010 to April 2012, he served as a director at Screentech Display Pte Ltd. From September 1999 to November 2010, Mr. Low worked as an audit senior manager at PriceWaterhouseCoopers. He obtained his bachelor’s degree in accountancy from Nanyang Technological University in 1999. Mr. Low is a registered public accountant in Singapore, a practicing member of Institute of Singapore Chartered Accountants, a member of the Singapore Institute of Directors, a member of ACRA’s Complaints and Disciplinary Committee, and a honorary treasurer of Singapore National Paralympic Council.

118

Ms. Ngo Yin Tsang has been our independent non-executive director since May 2024. She has served as an independent director of China Liberal Education Holdings Ltd (Nasdaq: CLUE) since May 2020, a public company listed on Nasdaq, providing educational services and products intended to address the needs of schools and students in China. Since June 2023, Ms. Tsang has been the company secretary and chief financial officer with HG Semiconductor Limited (HKEX: 6908), a public company listed on the Hong Kong Stock Exchange engaging in the design, development, manufacturing, subcontracting and sales of semiconductor products, including light-emitting diode lights, new generation of semiconductor gallium nitride chips and GaN device related application products in China. From November 2020 to May 2023, she was the company secretary and chief financial officer with DTXS Silk Road Investment Holdings Company Limited (HKEX: 620), a public company listed on the Hong Kong Stock Exchange engaging in auction business, winery, trading, property development and investment in China and Hong Kong. Since April 2014, Ms. Tsang has been the executive director of Good Talent Limited, a Hong Kong-based investment holding company. Since October 2021, Ms. Tsang has been acting as an independent director at Fu Shek Financial Holdings Limited (HKEX: 2263), a company providing securities trading services, placing and underwriting services, and investment advisory services in Hong Kong. From December 2016 to June 2021, Ms. Tsang was the independent non-executive director of Standard Development Group Limited (HKEX: 1867), a public company listed on the Hong Kong Stock Exchange engaging in interior renovation for residential, industrial and commercial properties in Hong Kong. Ms. Tsang has over 20 years of experience in auditing, accounting, corporate governance monitoring and financial management. Ms. Tsang holds a bachelor’s degree in Business Administration from Simon Fraser University in Canada in 1999, a bachelor’s degree in Law from Tsinghua University in the PRC in 2008, and a master’s degree in Law from the University of Wolverhampton in the United Kingdom in 2014. She is a member of the American Institute of Certified Public Accountants and also a member of the Hong Kong Institute of Certified Public Accountants.

Mr. Boon Chiao Koh has been our independent non-executive director since May 2024. Since January 2024, he has served as special counsel at Mishcon de Reya LLP. From May 2022 to December 2023, Mr. Koh served as the general counsel at Yangzijiang Financial Holding Ltd. Between March 2018 and December 2023, Mr. Koh served in a leadership role in the legal department of various companies, including Yangzijiang Financial Holding Ltd., EVYD Research Pte. Ltd., Digitrade Fintech Pte. Ltd., MindChamps PreSchool Singapore Pte. Ltd., ICHX Tech Pte. Ltd., and TenX Pte. Ltd. From March 2021 to September 2021, Mr. Koh served as an independent director at Camsing Healthcare Limited (SGX: BAC). From September 2019 to August 2022, Mr. Koh served as an independent director at Snack Empire Holdings Limited (HKEX: 1843). Mr. Koh received his bachelor’s degree in law from the National University of Singapore in 2005.

Under our Bye-laws, the shareholders of the Company may, by ordinary resolution, appoint a person to be a director of the Company either as an additional director or to fill a casual vacancy. Our board of directors may from time to time appoint a person as a director of the Company either to fill a casual vacancy or, where a maximum number of directors has been determined by our shareholders and the shareholders have authorized our board of directors to appoint additional directors, as an additional director of the Company. Our officers are appointed by and serve at the discretion of our board of directors. Our Bye-laws provide that each director shall retire from office at least once every three (3) years. However, a retiring director is eligible for re-election at the meeting at which he retires. A director who was appointed by the board of directors holds office until the next annual general meeting of the Company at which time such director shall retire and is eligible for re-election at that meeting. Our directors hold office until such time as they die, resign, retire, or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated if, among other things, the director resigns in writing, becomes bankrupt or has a receiving order made against him or suspends payment or makes any arrangement or composition with his/her creditors, or is found to be or becomes of unsound mind.

For additional information, see “Description of Share Capital- Election and Removal of Directors.”

Family Relationships

Our director and chairman of the board of directors, Mr. Qingliang Hong, is the father of our CEO, Mr. Shaolin Hong.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

119

Board of Directors

Our Bye-laws provide that our board of directors shall consist of not less than two directors and that shareholders may from time to time by ordinary resolution at a general meeting determine the maximum number of directors. Our board of directors consists of five directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Our board of directors is responsible for formulating strategy, corporate and capital structure, overseeing financial reporting and auditing, external communication, board appointments, compensation policy and maintenance of corporate governance standards. The board of directors is also responsible for ensuring that the necessary internal control mechanisms are in place to identify business, financial and operating risks and developing adequate structures and policies to mitigate those risks.

Terms of Directors and Executive Officers

Our Bye-laws provide that each director shall retire from office at least once every three (3) years. However, a retiring director is eligible for re-election at the meeting at which he retires. A director who was appointed by the board of directors holds office until the next annual general meeting of the Company at which time such director shall retire and is eligible for re-election at that meeting. All of our executive officers are appointed by, and serve at the discretion of, our board of directors.

Qualification

Our directors are not required under our Bye-laws to hold any shares of our Company by way of qualification.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to the employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we have agreed to employ each of our executive officers for three years, which term shall automatically continue from year to year unless terminated in accordance with the employment agreements. We and our executive officers may terminate the employment by giving not less than three (3) months’ notice in writing to each other. We may terminate the employment immediately for cause, for certain acts or conditions of the executive officer, including, but not limited to, our executive officers (i) committing any material or persistent breach of any of the provisions contained in the employment agreement; (ii) being guilty of any grave misconduct or wilful neglect in the discharge of his duties thereunder; (iii) becoming bankrupt or make any arrangement or composition with his creditors; (iv) being guilty of conduct tending to bring himself or the Company into disrepute; (v) becoming of unsound mind; and (vi) being convicted of any criminal offence other than an offence which in the reasonable opinion of the board of directors that does not affect his position as the executive director of the Company. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

120

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2025, we paid an aggregate of US$581,532 as compensation to our executive officers, and we paid an aggregate of US$76,282 to our directors as yearly directors’ fees. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our operating subsidiaries in China are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our board of directors, which is comprised of five directors, has been making all determinations regarding executive officer compensation from the inception of the Company.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a remuneration committee, and a nominating committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. See Lien Low, Ms. Ngo Yin Tsang, and Mr. Boon Chiao Koh. Mr. See Lien Low is the chairperson of our audit committee. We have determined that Mr. See Lien Low, Ms. Ngo Yin Tsang, and Mr. Boon Chiao Koh satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. See Lien Low qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●

reviewing the financial reporting issues and judgements, so as to ensure the integrity of financial statements, and of announcements on the Company’s financial performance and recommend changes, if any, to the board of directors;

●

reviewing and reporting to the board of directors on the adequacy and effectiveness of the Company's risk management and internal controls in relation to financial reporting and other financial-related risk and controls (and to the extent delegated to it by the board of directors);

●	reviewing the adequacy, effectiveness, independence, scope and results of the Company's internal audit function;

●	reviewing the scope and results of the external audit, and the independence and objectivity of the external auditor;

●

reviewing the adequacy and effectiveness of the Company’s risk management and internal control systems for compliance with requisite laws and regulations and reporting to the board of directors with respect thereto;

●	ensuring that the Company has programs and policies in place to identify and prevent fraud;

●	overseeing the establishment and operation of the whistleblowing process in the Company; and

●	reviewing all related-party transactions.

121

Remuneration committee. Our remuneration committee consists of Ms. Ngo Yin Tsang, Mr. See Lien Low, and Mr. Boon Chiao Koh. Mr. Boon Chiao Koh is the chairperson of our remuneration committee. We have determined that each of Ms. Ngo Yin Tsang, Mr. See Lien Low, and Mr. Boon Chiao Koh satisfies the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The remuneration committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The remuneration committee is responsible for, among other things:

●	setting the remuneration policy for directors and key management personnel;

●	monitoring the level and structure of remuneration for key management personnel relative to the internal and external peers and competitors;

●	ensuring that the remuneration of the non-executive directors is appropriate to the level of contribution, taking into account factors such as effort, time spent, and responsibilities;

●	overseeing any major changes in employee benefits or remuneration structures;

●	reviewing the design of all long-term and short-term incentive plans for approval by the board and shareholders; and

●	setting performance measures and determine targets for any performance-related pay schemes operated by the Company.

Nominating committee. Our nominating committee consists of Mr. Boon Chiao Koh, Ms. Ngo Yin Tsang and Mr. See Lien Low. Ms. Ngo Yin Tsang is the chairperson of our nominating committee. We have determined that each of Mr. Boon Chiao Koh, Ms. Ngo Yin Tsang and Mr. See Lien Low satisfies the “independence” requirements of the Nasdaq listing rules. The nominating committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things:

●	regularly and strategically reviewing the structure, size and composition (including the skills, gender, age, qualification, experience and diversity) of the board of directors and board committees;

●	identifying and nominating candidates to fill board vacancies as they occur;

●	recommending the membership of the board committees to the board;

●	reviews the independent status of non-executive directors;

●	developing the performance evaluation framework for the board of directors, the board committees and individual directors; and

●	reviewing and ensuring that there is a clear division of responsibilities between the Chairman and CEO of the Company in place.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics that will be applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of July 22, 2025 and as adjusted to reflect the sale of the Ordinary Shares represented by the ADSs offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

●	each person known to us to own beneficially more than 5% of our issued and outstanding Ordinary Shares.

122

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on 17,205,438 Ordinary Shares issued and outstanding (excluding 277,720 treasury shares held by the Company) as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes ADSs, each representing 15 Ordinary Shares, issued and outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our issued and outstanding Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares represented by the ADSs, options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of July 22, 2025 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of July 22, 2025, we had 1,104 shareholders of record (excluding a share buyback account held by the Company), one of whom was a U.S. citizen. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to the Completion of this Offering		Ordinary Shares Beneficially Owned After this Offering (Over- allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Qingliang Hong	10,068,640	58.52%	10,068,640	25.36%	10,068,640	23.37%
Shaolin Hong	-	-
Pengyou Hong	372,000	2.16%	372,000	0.94%	372,000	0.86%
See Lien Low	-	-	-	-	-	-
Ngo Yin Tsang	-	-	-	-	-	-
Boon Chiao Koh	-	-	-	-	-	-
All directors and executive officers as a group (6 individuals):	10,440,640	60.68%	10,440,640	26.30%	10,440,640	24.23%

5% Shareholders:
Qingliang Hong	10,068,640	58.52%	10,068,640	25.36%	10,068,640	23.37%

Notes:

(1) Unless otherwise indicated, the business address of each of the individuals is Hangbian Industry Area Longhu Town, Jinjiang City Fujian Province, China 362241.

As of July 22, 2025, there was no holder of record of any of our issued and outstanding Ordinary Shares located in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

123

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management-Employment Agreements and Indemnification Agreements.”

The relationship and the nature of related party transactions are summarized as follow:

During the fiscal years ended March 31, 2023, 2024 and 2025, through to the date of this prospectus, we engaged in the following transactions with our directors, executive officers, or holders of more than 5% of our issued and outstanding Ordinary Shares and their affiliates, which we refer to as our related parties:

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Name of Related Party	Relationship to Us
Mr. Qingliang Hong	Director of the Company

a.	Due (to) related party

Due (to) related party consisted of the following:

	As of March 31,
Name of related parties	2025	2024	2023
	US$’000	US$’000	US$’000
Mr. Qingliang Hong	890	201	200

As of the date of this prospectus, the balances due to directors amounted to US$1,454,492. These amounts are non-trade related, unsecured, non-interest bearing, repayable on demand and are to be settled in cash.

b.	Directors’ remuneration and fees paid to related parties

As of March 31, 20245, 2024 and 20223, the director’s fees paid were US$76,282, US$73,835 and US$61,777, respectively. As of the date of this prospectus, the directors’ fees paid were US$44,598.

124

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our memorandum of association and our Amended and Restated Bye-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum of association and Amended and Restated Bye-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and applicable Bermuda law. Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and Amended and Restated Bye-laws.

General

Fuxing China was incorporated as an exempted company under the Companies Act 1981, as amended, of Bermuda, or the “Bermuda Companies Act,” on October 2, 2006. We are registered with the Registrar of Companies in Bermuda under registration number 38973. Our registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our agent for service of process in the United States in connection with this offering is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

125

The objects of our business are set out in paragraph 6 of our memorandum of association. Our objects include, among others,

(i)

to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

(ii)

to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, ownership interests, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company or partnership wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.

Share Capital

On December 23, 2024, the shareholders of the Company approved a capital reorganization to reduce the par value from S$5.00 per share to S$0.02 per share, and to increase the authorized share capital from 40,000,000 shares to 10,000,000,000 shares. This reorganization took effect on December 24, 2024. As of the date of this prospectus, our authorized share capital is S$200,000,000 divided into 10,000,000,000 shares, par value of S$0.02 per share. We currently only have one class of shares, namely, the Ordinary Shares. As of the date of this prospectus, 17,205,438 Ordinary Shares are issued and outstanding, excluding 277,720 treasury shares held by the Company. All of our issued and outstanding Ordinary Shares prior to completion of this offering are fully paid, and all of our Ordinary Shares to be issued in this offering will be issued fully paid.

Under our Amended and Restated Bye-laws, no shares may be issued by our board of directors without the prior approval of the Company in general meeting but subject thereto and to our Bye-laws, our board of directors has the power to issue any authorized and unissued shares on such terms and conditions as it may determine, provided that:

(a)	no shares may be issued to transfer a controlling interest in the Company without the prior approval of the shareholders in general meeting;

(b)

(subject to any direction to the contrary that may be given by the Company in general meeting) any issue of shares for cash to shareholders holding shares of any class shall be offered to such shareholders in proportion as nearly as may be to the number of shares of such class then held by them; and

(c)	any other issue of shares, the aggregate of which would exceed the limits referred to in bye-law 12(3) of our Bye-laws, shall be subject to the approval of the Company in general meeting.

Pursuant to our Amended and Restated Bye-laws, neither the Company nor our board of directors are obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to shareholders or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, it would or might, in the opinion of our board of directors, be unlawful or impracticable.

Any shares or class of shares may be issued with such preferred, deferred, qualified or other special rights or any restrictions with regard to such matters, whether in regard to dividend, voting, return of capital or otherwise, as we may from time to time by resolution of the shareholders determine, or in the absence of such shareholders’ determination, as our board of directors may determine. This provision in the Amended and Restated Bye-laws could be used to prevent a takeover attempt, or may discourage, delay or prevent a change of control of our Company, and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

126

Pursuant to bye-law 12(3) of our Amended and Restated Bye-laws, subject to Bermuda law and in accordance with any applicable listing rules of the Designated Stock Exchange (as defined below), our shareholders in general meeting may by resolution grant to our directors a general authority, either unconditionally or subject to such conditions as may be specified in the said resolution, to:

(a)

(i) issue shares in the capital of the Company whether by way of rights, bonus or otherwise; and/or (ii) make or grant offers, agreements or options (collectively, “Instruments”) that might or would require shares to be issued, including but not limited to the creation and issue of (as well as adjustments to) warrants, debentures or other instruments convertible into shares; and

(b)

(notwithstanding the authority conferred by the said resolution may have ceased to be in force) issue shares in pursuance of any Instrument made or granted by our directors while the said resolution was in force, provided that:-

(i)

the aggregate number of shares to be issued pursuant to the said resolution (including shares to be issued in pursuance of Instruments made or granted pursuant to the said resolution) shall be subject to such limits and manner of calculation as may be prescribed by the Designated Stock Exchange;

(ii)

in exercising the authority conferred by the said resolution, the Company has to comply with the listing rules of the Designated Stock Exchange for the time being in force (unless such compliance is waived by the Designated Stock Exchange); and

(iii)

(unless revoked or varied by our shareholders in general meeting) the authority conferred by the said resolution will not continue in force beyond the conclusion of the annual general meeting of the Company next following the passing of the said resolution, or the date by which such annual general meeting of the Company is required by law to be held, or the expiration of such other period as may be prescribed by Bermuda law (whichever is the earliest).

Under our Amended and Restated Bye-laws, “Designated Stock Exchange” refers to the Singapore Exchange Securities Trading Limited (“SGX-ST”) for so long as the shares of the Company are listed or quoted on the SGX-ST, or the Nasdaq Stock Market and/or any other stock exchange in the United States of America on which any shares of the Company or American depositary shares representing shares of the Company are listed for trading, or such other stock exchange which is an appointed stock exchange for the purposes of the Bermuda Companies Act in respect of which the shares of the Company are listed or quoted and where such appointed stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company.

Shareholder Rights

Holders of our Ordinary Shares have no redemption, conversion or sinking fund rights. Pursuant to our Amended and Restated Bye-laws, except as permitted under the rules or regulations of the Designated Stock Exchange or any direction given by our shareholders in general meeting, all new shares before issue may be required to be offered by the Company to such persons who as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as far as the circumstances admit, to the amount of the existing shares to which they are entitled. Holders of our Ordinary Shares are entitled to one vote per share on all matters submitted to a poll vote of holders of Ordinary Shares and do not have any cumulative voting rights. In the event of our liquidation, dissolution or winding-up, the holders of our Ordinary Shares are entitled to share ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferences shares.

Voting Rights

Generally, unless a different majority is required by law or by our Bye-laws, resolutions to be approved by holders of our Ordinary Shares at a general meeting require approval by a simple majority of votes of shareholders present or represented by proxy at a general meeting at which a quorum is present, with no provision for cumulative voting. Pursuant to our Amended and Restated Bye-laws, votes (whether on a show of hands or by way of poll) may be cast by such means, electronic or otherwise, and in such manner as our directors or the chairman of the meeting may determine.

127

If a poll is demanded, each shareholder who is entitled to vote and who is present in person or by proxy has one vote for each fully paid Ordinary Share entitled to vote on such resolution. A poll may be demanded under the Amended and Restated Bye-laws by:

●	the chairman of the meeting;

●	at least three shareholders present in person or represented by proxy;

●

any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting;

●

a shareholder or shareholders present in person or represented by proxy holding shares in the Company conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares of the Company conferring that right; or

●

where The Central Depository (Pte) Limited (the “Depository”) or a clearing house or a central depository entity is a shareholder, by at least three proxies representing the Depository or the clearing house or the central depository entity (as the case may be).

If required by the listing rules of the Designated Stock Exchange, all resolutions at general meetings shall be voted by poll (unless such requirement is waived by the Designated Stock Exchange).

Unless our board of directors otherwise determines, no shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by that shareholder in respect of all shares held by such shareholder have been paid.

Under Bermuda law, if a company holds shares as treasury shares, the company shall be entered in the register of members as the member holding the shares but the company is not permitted to exercise any rights in respect of those shares, including any right to attend and vote at meetings, and any purported exercise of such a right is void.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends or make a distribution out of contributed surplus if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities.

Under our Amended and Restated Bye-laws, each Ordinary Share is entitled to dividends if, as and when dividends are declared by our board of directors or approved by the Company in general meeting in accordance with the Bye-laws and the Bermuda Companies Act. Subject to the Bermuda Companies Act and our Amended and Restated Bye-laws, our board of directors may from time to time declare a dividend to be paid to the shareholders. Subject to the Bermuda Companies Act and our Amended and Restated Bye-laws, our shareholders in general meeting may also from time to time declare a dividend to be paid to the shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors.

Pursuant to our Amended and Restated Bye-laws, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of the Company until claimed, and any dividend unclaimed after a period of six years from the date of declaration shall be forfeited and shall revert to the Company.

Under Bermuda law, no dividend or other distribution (whether in cash or otherwise) shall be paid or made to the company in respect of shares held by the company as treasury shares.

Dividends, if any, on the Ordinary Shares will be at the discretion of our board of directors, and will depend on our future operations and earnings, capital requirements, surplus and general financial condition and other factors as our board of directors may deem relevant. See “Dividend Policy” for more information on our dividend policy.

Transfer of Ordinary Shares

Subject to the disclosure below, pursuant to our Amended and Restated Bye-laws, a shareholder may transfer title to all or any of his Ordinary Shares by completing an instrument of transfer in such form acceptable to our board of directors provided that the Company shall accept for registration an instrument of transfer in a form approved by the Designated Stock Exchange. The instrument of transfer is required to be signed by or on behalf of the transferor and the transferee, provided that an instrument of transfer in respect of which the transferee is the Depository or a clearing house or a central depository entity or its nominee(s) shall be effective although not signed by or on behalf of the Depository or the clearing house or the central depository entity or its nominee(s) (as the case may be). The transferor shall be deemed to remain the holder of the Ordinary Shares until the name of the transferee is entered in our register of members in respect thereof.

128

Our board of directors may, in its absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not a fully paid share or on which the Company has a lien or, except in the case of a transfer to executors, administrators or trustees of the estate of a deceased shareholder, a transfer of any share to more than 3 joint holders. Our board of directors may also decline to recognize an instrument of transfer of a share unless:

●	the instrument of transfer is duly stamped, if required by law, and lodged with us;

●

the instrument of transfer is accompanied by the relevant share certificate for the shares to which it relates, and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained; and

●

a fee of such sum (not exceeding two Singapore dollars (S$2.00) or such other maximum sum as the Designated Stock Exchange may determine to be payable) as our board of directors may from time to time require is paid to the Company in respect thereof.

If our board of directors refuses to register a transfer of any share, it shall, within one (1) month after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

In accordance with the provisions of the Exchange Control Act 1972, as amended, and related regulations of Bermuda, the permission of the Bermuda Monetary Authority (the “BMA”) is required for all issuances and transfers of shares (which includes the Ordinary Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any equity securities of the Bermuda company (which, in the case of the Company, would include the Ordinary Shares) are listed on an appointed stock exchange (which includes Nasdaq and the SGX-ST). In granting the general permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The abovementioned general permission of the BMA for transfers of securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes, would apply to transfers of our Ordinary Shares for so long as the Ordinary Shares remain listed on an appointed stock exchange. In the event that the Ordinary Shares are delisted from the SGX-ST, it will be necessary to obtain the prior permission of the BMA to transfer such Ordinary Shares to any transferee, subject to any applicable general permissions issued by the BMA.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class; or (ii) with the sanction of a special resolution passed by a majority of not less than three-fourths of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing at least one-third in nominal value of the issued shares of the relevant class is present. Our Amended and Restated Bye-laws specify that the special rights conferred upon the holders of any shares or class of shares will not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

129

Meetings of Shareholders

Under Bermuda law, a company, unless it elects to dispense with the holding of annual general meetings in accordance with the Bermuda Companies Act, is required to convene at least one general meeting each calendar year. The directors of a company, notwithstanding anything in such company’s bye-laws, shall, on the requisition of the shareholders holding at the date of the deposit of the requisition not less than one-tenth of the paid-up capital of the company carrying the right of voting at general meetings of the company, duly convene a special general meeting. Our Amended and Restated Bye-laws provide that our board of directors may, whenever it thinks fit, convene a special general meeting.

Bermuda law requires that shareholders be given at least five days’ notice of a general meeting of the Company. Under our Amended and Restated Bye-laws, at least 14 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to attend and vote at such meeting, and a general meeting at which the passing of a special resolution is to be considered is to be called by not less than 21 days’ notice. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the issued shares entitled to vote at such meeting. The accidental omission to give notice to or non-receipt of a notice of a meeting by any person does not invalidate the proceedings at a meeting.

Our Amended and Restated Bye-laws state that no business, other than the appointment of a chairman of a meeting, can be transacted at a general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. The quorum required for a general meeting of shareholders is (a) for so long as any shares of the Company or American depositary shares representing shares of the Company are listed on Nasdaq, two (2) members present in person or by proxy or (in the case of a member being a corporation) by its duly authorised representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting; or (b) in any other case, two (2) members present in person or by proxy or (in the case of a member being a corporation) by its duly authorised representative, provided that if the Company shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at a general meeting of the Company held during such time.

Under our Amended and Restated Bye-laws, any notice from the Company to any shareholders may be given in writing or by cable, telex or by electronic means (including facsimile and electronic mail) and any such notice may be delivered either personally or by sending it through the post, by airmail where applicable, in a pre-paid letter addressed to the shareholder at his address as appearing in the share register or by delivering it to, or leaving it at, such registered address or by transmitting it by electronic means (including facsimile and electronic mail) to any such address or number supplied by the shareholder to the Company for the giving of notice to him. Notices may also be served by advertisement in appointed newspapers (as defined in the Bermuda Companies Act) or in newspapers published daily and circulating generally in the territory of and in accordance with the requirements of the Designated Stock Exchange. In the case of joint holders of a share, notices will be given to that one of the joint holders whose name stands first in the register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders. Any notice sent by post shall be deemed to have been served on the day after despatch. Any notice sent by cable, telex or by electronic means (including facsimile or electronic mail) or publication in a newspaper shall be deemed to be served at the time of the relevant despatch or transmission by electronic means or publication (as the case may be). Pursuant to our Amended and Restated Bye-laws, our board of directors may deliver any information or documents to shareholders by publication of an electronic record of such information or documents on a website and sending the shareholders a notice of their availability and including therein details of the publication of the information or documents on the website, the address of the website, the place on the website where the information or documents may be found, how the information or documents may be accessed on the website, if the information or documents are not available on the website on the date of notification, the date on which it will be available and how a shareholder is to notify the Company of his election to receive the information or documents in physical form if he wishes to receive the same in physical form (which the Company shall provide upon such request). Service of such information or documents is deemed to have occurred when (i) the shareholder is notified in accordance with bye-law 158A(1) of our Amended and Restated Bye-laws and (ii) the information or document is published on the website.

Access to Books and Records

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda.  These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Bermuda Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

130

Election and Removal of Directors

Pursuant to our Amended and Restated Bye-laws, the shareholders of the Company may at a general meeting appoint a person to be a director of the Company either as an additional director or to fill a casual vacancy. Our board of directors may from time to time appoint a person as a director of the Company either to fill a casual vacancy or, where a maximum number of directors has been determined by our shareholders and the shareholders have authorised our board of directors to appoint additional directors, as an additional director of the Company.

Our Amended and Restated Bye-laws provide that each director shall retire from office at least once every 3 years. However, a retiring director is eligible for re-election at the meeting at which he retires. A director who was appointed by our board of directors holds office until the next annual general meeting of the Company, at which time such director shall retire and is eligible for re-election at that meeting.

Any shareholder wishing to propose for election at a general meeting as a director someone who is not an existing director or is not proposed by our board of directors must give notice of the intention to propose the person for election at least 11 clear days before the general meeting.

A director may be removed by ordinary resolution of the shareholders at a general meeting, provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Substantial shareholders

Our Amended and Restated Bye-laws contains provisions to the effect that for so long as the shares of the Company are listed on the SGX-ST, directors and Substantial Shareholders (having the meaning ascribed to it in section 81(1) and 81(2) of the Companies Act 1967 of Singapore) of the Company shall give notice to the Company of particulars of their interests in the shares of our Company and any change in such interests. The requirement to give notice under bye-law 167 of our Amended and Restated Bye-laws does not apply to the Depository or a clearing house or a central depository entity (or its nominee(s)).

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our Amended and Restated Bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a special resolution passed by a majority of not less than three-fourths of the votes cast by our shareholders and, for so long as the shares of the Company are listed on the SGX-ST, the prior written approval of the SGX-ST.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favour of the amendment.

131

Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company's board of directors and by its shareholders. Unless the company's bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons at least holding or representing more than one-third of the issued shares of the company.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favour of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.  Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our Amended and Restated Bye-laws contain a provision by virtue of which our shareholders agree to waive any claim or right of action that they might have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer in the performance of his duties, except in respect of any fraud or dishonesty of such director or officer.

Indemnification of Directors and Officers

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act. Section 98 of the Bermuda Companies Act further provides that a company may advance moneys to a director, officer or auditor for the costs, charges and expenses incurred by the director, officer or auditor in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Our Amended and Restated Bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our Amended and Restated Bye-laws provide that the shareholders agree to waive any claim or right of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

History of Share Capital

On May 27, 2025, in anticipation of the closing of the proposed IPO, the Company issued 18,750,000 Ordinary Shares (the “Underlying Shares”), which were deposited with the Central Depository (Pte) Limited and HSBC (Singapore) Nominees Pte Ltd, as custodian holding the Underlying Shares on behalf of the depositary. However, the IPO was not consummated, as the Company was unable to obtain in a timely manner a written response from the CSRC regarding an update to the CSRC’s prior approval for the proposed IPO. On July 14, 2025, the Underlying Shares were transferred back to the Company and held as treasury shares by the Company until they were cancelled by the Company on September 5, 2025.

132

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 15 Ordinary Shares (or a right to receive 15 Ordinary Shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Singapore. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly, (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly, by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder.  If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section.  You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights.  The rights of holders of our Ordinary Shares will be governed by Bermuda law and our memorandum of association and Bye-laws. The depositary will be the holder of the shares underlying your ADSs.  As a registered holder of ADSs, you will have ADS holder rights.  A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary.  New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided on page 155 “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses.  You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.  If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so.  It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid.  It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material Income Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

133

Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution.  The depositary will only distribute whole ADSs.  It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash.  If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.  The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses.  To the extent the depositary does not do any of those things, it will allow the rights to lapse.  In that case, you will receive no value for them.  The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so.  If the depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary.  U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.  The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical.  If it cannot make the distribution in that way, the depositary has a choice.  It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash.  Alternatively, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.  However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution.  The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.  U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders.  We have no obligation to register ADSs, shares, rights or other securities under the Securities Act.  We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian.  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal.  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian.  Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.  However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security.  The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

134

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent.  If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you.  Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote.  For instructions to be valid, they must reach the depositary by a date set by the depositary.  The depositary will try, as far as practical, subject to the laws of Bermuda and the provisions of our Bye-laws or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders.  If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares.  However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs.  In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.  This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or underlying Ordinary shares represented by the ADSs, such as stock transfer taxes, stamp duty or withholding taxes

As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

135

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them.  The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees.  The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them.  The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees.  The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders.  In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary.  Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account.  The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request.  Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

136

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement.  However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason.  If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you will be deemed, by continuing to hold your ADSs, to have agreed to the amendment and to be bound by the ADRs and the deposit agreement as amended.

137

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so.  The depositary may initiate termination of the deposit agreement, if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date.  At any time after the termination date, the depositary may sell the deposited securities.  After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs.  Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process.  The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold.  The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

138

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary.  We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time, except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

139

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs.  DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant.  Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities.  The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.  You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

140

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares or ADSs in the U.S., and although we expect to make an application for the ADSs to be listed on the Nasdaq Capital Market, a regular trading market for the ADSs may not develop. Future sales of substantial amounts of ADSs in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for the ADSs to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 1,500,000 ADSs issued and outstanding held by public shareholders in the U.S., or approximately 56.67% of our issued and outstanding Ordinary Shares if the underwriters do not exercise their over-allotment option, and 1,725,000 ADSs, or approximately 60.06% of our issued and outstanding Ordinary Shares if the underwriters exercise their over-allotment option in full. All of the ADSs sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We, our officers, directors and the holders of 5% or greater of our Ordinary Shares have agreed, for a period of six months from the date on which the trading of the ADSs commences, without the prior written consent of the representative of the underwriters, that they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares or the ADSs. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares or the ADSs may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, the ADSs or the availability of Ordinary Shares or ADSs for future sale, will have on the trading price of the ADSs from time to time. Sales of substantial amounts of the ADSs in the public market, or the perception that these sales could occur, could adversely affect the trading price of the ADSs.

Rule 144

All of our Ordinary Shares issued and outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

141

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●

1% of the number of Ordinary Shares then issued and outstanding, including Ordinary Shares represented by the ADSs, which will equal approximately 397,054 Ordinary Shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the ADSs on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of certain taxation consequences of an investment in the ADSs is based upon current PRC, Hong Kong, Bermuda and U.S. laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax consequences relating to an investment in the ADSs, such as tax consequences under state, local, and other tax laws. Prospective investors should consult their own tax advisers with respect to their particular circumstances.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then amended on February 24, 2017 and December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008 and was amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in Bermuda and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

142

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a PRC-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Fuxing China does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a PRC-controlled offshore incorporated enterprise within the meaning of SAT Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Circular 82 to evaluate the tax residence status of Fuxing China and its subsidiaries organized outside of China.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Fuxing China, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Fuxing China and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear, however, whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC regulatory authority to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises. See “Risk Factors-Risks Relating to Doing Business in China-Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

143

Provided that Fuxing China is not deemed to be a PRC resident enterprise, holders of the ADSs who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this Bulletin. See “Risk Factors-Risks Relating to Doing Business in China-We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Hong Kong Taxation

In the opinion of Dentons Hong Kong LLP, our Hong Kong counsel, the following is a brief summary of the mechanism of profit tax in Hong Kong. Such summary is subject to changes in Hong Kong law.

Hong Kong adopts a territorial basis for taxing profits derived from a trade, profession, or business carried on in Hong Kong. Profits tax is only charged on profits which arise in or are derived from Hong Kong. In simple terms, this means that a person who carries on a business in Hong Kong but derives profits from another place is not required to pay tax in Hong Kong on those profits.

Since the year of tax assessment 2008/09, subject to waiver in certain years of assessment, the profit tax rate for corporations is 16.5%. A two-tiered profits tax rates regime was introduced for the year of assessment 2018/19 onwards. Under such regime, the profits tax rate for the first HK$2 million of assessable profits for corporations will be lowered to 8.25%, and the assessable profits above HK$2 million will continue to be subject to the tax rate of 16.5%. All entities with profits chargeable to profits tax in Hong Kong would qualify for the two-tiered profits tax rates, except for two or more connected entities, only one of them may elect the two-tiered rates. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates.

An entity is a connected entity of another entity if (i) one of them has control over the other, or (ii) both of them are under the control of the same entity. Generally, an entity has control over another entity if the first-mentioned entity, whether directly or indirectly through one or more than one other entity, (a) owns or controls more than 50% in aggregate of the issued share capital of the latter entity; (b) is entitled to exercise or control the exercise of more than 50% in aggregate of the voting rights in the latter entity; or (c) is entitled to more than 50% in aggregate of the capital or profits of the latter entity.

We are the ultimate holding company of Fuxing HK and Fook Hing Trading. We take the view that Fuxing HK and Fook Hing Trading are connected parties, and therefore only one of the two entities may elect the aforesaid two-tiered profits tax rates.

Bermuda Taxation

Bermuda enacted the Corporate Income Tax Act 2023 on 27 December 2023 (the “CIT Act”). Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups with consolidated annual revenue of at least EUR 750 million in at least two of the four preceding fiscal years. If Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of the net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities). No tax is chargeable under the CIT Act until fiscal years starting on or after 1 January 2025.

At the present time, there is no Bermuda withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us in respect of our Ordinary Shares (including Ordinary Shares represented by the ADSs). Our Company has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax will not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda. However, a Bermuda constituent entity’s liability for tax pursuant to the CIT Act shall apply notwithstanding any assurance given pursuant to the Exempted Undertakings Tax Protection Act 1966. In addition, given the limited duration of the assurance by the Minister of Finance, it cannot be certain that our Company or our shareholders will not be subject to any Bermuda taxes after March 31, 2035.

144

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES OR THE ADSS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES OR THE ADSS.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares or the ADSs as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares or the ADSs);

●	persons who acquired our Ordinary Shares or the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares or ADSs through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares or the ADSs; or

●	persons holding our Ordinary Shares or the ADSs through a trust.

The brief discussion set forth below is addressed only to U.S. Holders (defined below) that purchase the ADSs in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares or the ADSs.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares or ADSs

The following brief summary sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares and the ADSs. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and the ADSs and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This brief description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares, or the ADSs or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

145

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares or ADSs as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares or the ADSs and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares or the ADSs, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares or the ADSs are urged to consult their tax advisors regarding an investment in our Ordinary Shares or the ADSs.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See Section 7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

●	The actual days in the United States in the current year; plus

●	One-third of his or her days in the United States in the immediately preceding year; plus

●	One-sixth of his or her days in the United States in the second preceding year.

146

Taxation of Dividends and Other Distributions on our Ordinary Shares or the ADSs

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares or the ADSs (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ADSs are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. There is an income tax treaty between the United States and Bermuda, and also the ADSs are intended to be tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, the ADSs are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares or the ADSs will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares or ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares or the ADSs

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares or the ADSs. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares or the ADSs for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

147

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares or the ADSs from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares or the ADSs and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares or the ADSs and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares or the ADSs may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares or the ADSs from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold our Ordinary Shares or the ADSs, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares or the ADSs. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may still avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares or the ADSs.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares or the ADSs, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares or the ADSs, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares or the ADSs will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares or the ADSs;

●

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares or the ADSs cannot be treated as capital, even if you hold the Ordinary Shares or the ADSs as capital assets.

148

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the U.S. Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares or the ADSs and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares or the ADSs as of the close of such taxable year over your adjusted basis in such Ordinary Shares or the ADSs, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares or the ADSs over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares or the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares or the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares or the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares or the ADSs. Your basis in the Ordinary Shares or the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “-Taxation of Dividends and Other Distributions on our Ordinary Shares or the ADSs” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the ADSs are regularly traded on the Nasdaq Capital Market and if you are a holder of the ADSs, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the U.S. Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares or the ADSs in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares or the ADSs, including regarding distributions received on the Ordinary Shares or the ADSs and any gain realized on the disposition of the Ordinary Shares or the ADSs.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares or the ADSs, then such Ordinary Shares or ADSs will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares or ADSs at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares or the ADSs on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares or the ADSs for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares or the ADSs when inherited from a decedent that was previously a holder of our Ordinary Shares or the ADSs. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares or the ADSs, or a mark-to-market election and ownership of those Ordinary Shares or the ADSs are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares or ADSs from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares or the ADSs.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares or the ADSs and the elections discussed above.

149

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares or the ADSs and proceeds from the sale, exchange or redemption of our Ordinary Shares or the ADSs may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the U.S. Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares or the ADSs, subject to certain exceptions (including an exception for Ordinary Shares or the ADSs held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares or the ADSs.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Craft Capital Management LLC, as the representative of the underwriters in this offering (the “Representative”). The underwriters may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of ADSs set forth opposite their names below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of ADSs
Craft Capital Management LLC	[●]
Boustead Securities, LLC	[●]
Total

The underwriters are committed to purchase all the ADSs offered by this prospectus if they purchase any ADSs. The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercise for 45 days after the closing of this offering, to purchase up to 225,000 additional ADSs at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of cover over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter’s name in the preceding table bears to the total number of ADSs listed next to the names of all underwriters in the preceding table.

150

Fees, Commissions and Expense Reimbursement

We will pay the underwriters a fee/commission equivalent to seven percent (7%) of the gross proceeds of this offering. The underwriters propose initially to offer the ADSs to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ADSs offered by us are not sold at the offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the underwriters with this offering:

	Per ADS	Total
Public Offering price	$	$
Underwriting fees and commissions (7%)	$	$
Proceeds, before expenses, to us	$	$
Non-accountable expense allowance (1%)	$	$

In addition to the cash commission, we will also reimburse the Representative for its non-accountable expenses of one percent (1%) of the gross proceeds of the offering and accountable out-of-pocket expenses not to exceed $50,000 for underwriter’s legal counsel fees. We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $150,000. We have paid $25,000 in accountable expenses to the underwriter as of the date hereof, which will be refunded to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

The underwriters intend to offer the ADSs to their retail customers only in states in which we are permitted to offer the ADSs. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet National Securities Exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Listing

We have applied to list the ADSs on the Nasdaq Capital Market under the symbol “FFFZ.” There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Representative’s Warrants

In addition, we have agreed to issue warrants to the Representative (the “Representative’s Warrants”) to purchase a number of ADSs equal to 6% of the total number of ADSs sold in this offering, including ADSs issued upon exercise of underwriters’ over-allotment option. Such warrants shall have an exercise price equal to 100% of the offering price of the ADSs sold in this offering. The Representative’s Warrants may be purchased in cash or via cashless exercise, and will contain provisions for one demand registration of the sale of the underlying ADSs at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration. The Representative’s Warrants are exercisable for a period of five years from the date of commencement of sales of the offering, at any time, and from time to time, in whole or in part. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Representative’s Warrants. The piggyback registration right provided will not be greater than seven (7) years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The demand rights provided will not be greater than five (5) years from the commencement of sales of the offering pursuant to FINRA Rule 5110(g)(8)(C).

151

The Representative’s Warrants and the underlying Ordinary Shares represented by the ADSs will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(8). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of the Ordinary Shares represented by the ADS issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period 180 days from the date of commencement of sales in the offering. We have also agreed that the Representative’s Warrants will provide for registration rights in certain cases.

We will bear all fees and expenses attendant to registering the ADSs issuable upon exercise of the Representative’s Warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of ADSs issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation. The warrant exercise price and/or underlying ADSs may also be adjusted for issuances of ADSs at a price below the warrant exercise price.

Indemnification

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We have agreed not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares, ADSs or other securities convertible into or exercisable or exchangeable for Ordinary Shares, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition, for a period of twelve months following the date on which the ADSs are trading on the Nasdaq Capital Market, without the prior written consent of the Representative.

Lock-Up Agreements

We, our officers, directors and the holders of 5% or greater of our Ordinary Shares have agreed, for a period of six months from the date on which the trading of the ADSs commences, without the prior written consent of the representative of the underwriters, that they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Ordinary Shares, ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares.

Price Stabilization

The underwriters will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the ADSs by the underwriters acting as principal. Under these rules and regulations, the underwriters:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

152

Determination of Offering Price

The public offering price of the ADSs we are offering was determined by us in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained on any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of the ADSs

We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the ADSs and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Representative against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Application for Nasdaq Listing

We have applied to have the ADSs approved for listing on the Nasdaq Capital Market under the symbol “FFFZ.” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of ADSs in this offering sufficient to satisfy applicable listing criteria, the ADSs will in fact be listed.

If the application is approved, trading of the ADSs on the Nasdaq Capital Market will begin within five days following the closing of this offering. If the ADSs are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance payable to the underwriters, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	2,531
Nasdaq Capital Market Listing Fee	US$	50,000
FINRA Filing Fee	US$	2,225
Legal Fees and Expenses	US$	725,126
Accounting Fees and Expenses	US$	970,000
Printing and Engraving Expenses	US$	35,000
Miscellaneous Expenses	US$	407,638
Total Expenses	US$	2,192,520

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of the ADSs sold in the offering.

153

LEGAL MATTERS

The validity of the Ordinary Shares represented by the ADSs offered in this offering and certain other legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Certain legal matters as to United States federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. Legal matters as to PRC law will be passed upon for us by Fujian Yimao Law Firm. Certain legal matters as to Hong Kong law will be passed upon for us by Dentons Hong Kong LLP. Sichenzia Ross Ference Carmel LLP is acting as U.S. counsel to the underwriter.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2024 and 2025, included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15, International Plaza, Singapore 079903.

For the fiscal years ended December 31, 2020 and 2021, Mazars LLP served as our statutory auditor under Singapore Companies Act (Chapter 50), which firm is located at 135 Cecil Street#10-01 MYP Plaza 069536 Singapore, and is a member of Institute of Singapore Chartered Accountants (ISCA). Singapore, and is a member of the Institute of Singapore Chartered Accountants. For the fiscal year ended December 31, 2022, 2023 and 2024, RT LLP served as our statutory auditor under Singapore Companies Act (Chapter 50), which firm is located at 70 Shenton Way #07-15 Eon Shenton Singapore 079118, and is a member of Institute of Singapore Chartered Accountants (ISCA). The financial statements, audited by Mazars LLP and RT LLP, were prepared based on Singapore Financial Reporting Standards (International).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the underlying Ordinary Shares represented by the ADSs offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the ADSs. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

154

APPENDIX A

FUXING CHINA GROUP LIMITED

SCHEDULE OF FINANCIAL POSITION INFORMATION

		The Group
		6 months ended 30 June 2025	6 months ended 30 June 2024
		(Unaudited)	(Unaudited)
	Note	RMB’000	RMB’000

Revenue	4	335,088	339,017

Cost of sales		(310,614)	(319,299)

Gross profit		24,474	19,718

Other items of income
Other income	5	5,274	13,822
Interest income	6	404	265

Other items of expenses
Marketing and distribution costs		(6,225)	(6,311)
Administrative expenses		(26,084)	(10,834)
Other expenses	7	(2,492)	(262)
Finance costs	6	(3,437)	(4,746)

(Loss)/Profit before tax	8	(8,086)	11,652

Income tax expenses	10	(1,433)	(1,312)

(Loss) / Profit for the period		(9,519)	10,340

Other comprehensive income/(loss):
Item that may be reclassified subsequently to profit or loss
Exchange differences on translating foreign operations		1,958	(934)

Total comprehensive (loss)/income for the period		(7,561)	9,406

(Loss)/Profit attributable to:
Owners of the Company		(9,580)	10,266
Non-controlling interests		61	74

		(9,519)	10,340

Total comprehensive (loss)/income attributable to:
Owners of the Company		(7,622)	9,332
Non-controlling interests		61	74

		(7,561)	9,406

		RMB	RMB
(Loss)/Earnings per share attributable to owners of the Company
Basic and diluted	11	(0.56)	0.60

155

A. CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION

		The Group		The Company
		30 June 2025	31 December 2024	30 June 2025	31 December 2024
		(Unaudited)	(Audited)	(Unaudited)	(Audited)
	Note	RMB’000	RMB’000	RMB’000	RMB’000
Non-current assets
Property, plant and equipment	14	260,341	269,998	-	-
Investment properties		42,060	42,060	-	-
Land use right		21,954	22,406	-	-
Intangible assets		2,203	2,504	-	-
Investment in subsidiaries		-	-	344,853	344,853
		326,558	336,968	344,853	344,853

Current assets
Inventories	15	74,089	66,437	-	-
Trade and other receivables	16	228,230	265,511	240,286	244,345
Prepayments	17	57,090	57,430	-	-
Cash and short-term deposits		138,646	169,634	352	115
		498,055	559,012	240,638	244,460
Total assets		824,613	895,980	585,491	589,313

Equity and liabilities
Equity attributable to owners of the Company
Share capital	18	1,874	1,874	1,874	1,874
Treasury shares	18	(6,408)	(6,408)	(6,408)	(6,408)
Reserve fund		67,552	67,552	-	-
Capital reserve		39,573	39,573	39,573	39,573
Contributed surplus		598,946	598,946	598,946	598,946
Restructuring reserve		(117,878)	(117,878)	-	-
Foreign currency translation reserve		(10,797)	(12,755)	-	-
(Accumulated losses)/Retained earnings		(9,304)	276	(59,351)	(52,553)

Total equity attributable to owners of the Company		563,558	571,180	574,634	581,432
Non-controlling interests		561	509	-	-
Total equity		564,119	571,689	574,634	581,432

Current liabilities
Trade and other payables	19	41,380	24,286	1,633	6,493
Other liabilities	20	70,857	71,727	9,224	1,388
Loans and borrowings	21	124,505	204,575	-	-
Income tax payable		3,375	3,833	-	-
		240,117	304,421	10,857	7,881

Non-current liabilities
Deferred tax liabilities		20,377	19,870	-	-

Total liabilities		260,494	324,291	10,857	7,881

Total equity and liabilities		824,613	895,980	585,491	589,313

156

C. CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

		<—————----Attributable to owners of the Company——————>
	Share capital	Treasury shares	Reserve fund	Contributed surplus	Capital reserve	Restructuring reserve[1]	Translation reserve	Accumulated losses	Non- controlling interests	Total equity
Group	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000
At 1 January 2024	772,574	(6,408)	67,130	-	39,573	(117,878)	(9,959)	(171,754)	444	573,722
Total comprehensive income for the period	-	-	-	-	-	-	(934)	10,266	74	9,406
Dividend paid to non-controlling interests	-	-	-	-	-	-			(114)	(114)
At 30 June 2024	772,574	(6,408)	67,130	-	39,573	(117,878)	(10,893)	(161,488)	404	583,014

At 1 January 2025	1,874	(6,408)	67,552	598,946	39,573	(117,878)	(12,755)	276	509	571,689
Total comprehensive loss for the period	-	-	-	-	-	-	1,958	(9,580)	61	(7,561)
Dividend paid to non-controlling interests	-	-	-	-	-	-			(9)	(9)
At 30 June 2025	1,874	(6,408)	67,552	598,946	39,573	(117,878)	(10,797)	(9,304)	561	564,119

	Share capital	Treasury shares	Capital reserve	Contributed surplus	Accumulated losses	Total equity
Company	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000

At 1 January 2024	772,574	(6,408)	39,573	-	(218,337)	587,402
Total comprehensive loss for the period	-	-	-	-	(6,527)	(6,527)
At 30 June 2024	772,574	(6,408)	39,573	-	(224,864)	580,875

At 1 January 2025	1,874	(6,408)	39,573	598,946	(52,553)	581,432
Total comprehensive loss for the period	-	-	-	-	(6,798)	(6,798)
At 30 June 2025	1,874	(6,408)	39,573	598,946	(59,351)	574,634

Note:

[1]	Restructuring reserve:

This represents the difference between the nominal value of shares issued by the Company in exchange for the nominal value of shares and capital reserve of subsidiaries acquired which is accounted for under “merger accounting”.

157

D. CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

	6 months ended 30 June 2025 (Unaudited)	6 months ended 30 June 2024 (Unaudited)
	RMB’000	RMB’000
OPERATING ACTIVITIES
(Loss)/Profit before taxation	(8,086)	11,652
Adjustments for:
Depreciation of property, plant and equipment	20,052	20,035
Written off of property, plant and equipment	-	207
Loss/(Gain) on disposal of property, plant and equipment	330	(7,330)
Amortisation of land use rights	453	453
Amortisation of intangible assets	300	200
Net provision for / (reversal of) allowance for trade receivables	996	(8,677)
Net reversal of allowance for advances to suppliers	(477)	(2,761)
Net reversal of provision for social security contribution	(249)	(2,883)
Interest expense	3,437	4,746
Interest income	(404)	(265)
Foreign currency differences	1,959	(931)
Total adjustments	26,397	2,794
Operating cash flows before changes in working capital	18,311	14,446
(Increase)/ Decrease in:
Inventories	(7,651)	24,903
Trade and other receivables	36,285	24,145
Prepayments	1,770	(13,428)
Increase/ (Decrease) in:
Trade payables	(10,344)	7,023
Other payables & accruals	(622)	(8,191)
Due to directors	-	8,466
Total changes in working capital	19,438	42,918
Cash flows generated from operations	37,749	57,364
Income tax paid	(1,384)	(551)
Net cash generated from operating activities	36,365	56,813
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(11,860)	(7,961)
Purchase of intangible assets	-	(3,004)
Proceeds from disposal of property, plant and equipment	181	10,265
Interest income received	404	265
Net cash used in investing activities	(11,275)	(435)
FINANCING ACTIVITIES
Dividend paid to non-controlling interest	(9)	(115)
Advances from directors	1,368
Proceeds from short-term borrowings	16,500	54,500
Repayments for short-term borrowings	(73,937)	(34,846)
Decrease in fixed deposits pledged to banks	18,000	2,500
Net cash (used in) / generated from financing activities	(38,078)	22,039

NET (DECREASE) / INCREASE IN CASH & CASH EQUIVALENTS	(12,988)	78,417
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	132,948	80,283
CASH & CASH EQUIVALENTS AT END OF PERIOD (Note A)	119,960	158,700

Note A:

Cash and cash equivalents included in the consolidated statement of cash flows comprise the following:

	6 months ended 30 June 2025 Unaudited	6 months ended 30 June 2024 Unaudited
	RMB’000	RMB’000

Fixed deposits	18,686	31,000
Cash and bank balances	119,960	158,700
	138,646	189,700
Less: Fixed deposits (pledged)	(18,686)	(31,000)
Cash and cash equivalents	119,960	158,700

Fixed deposits for the six months ended 30 June 2025 amounting to RMB18,686,000 (30 June 2024: RMB31,000,000) were pledged to banks for the Group’s bills payable to banks, short-term bank loans and bank overdrafts.

158

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

1. GENERAL INFORMATION

1.1 General information

Fuxing China Group Limited (the “Company”) was incorporated and domiciled as an exempt company with limited liability in Bermuda and is listed on the mainboard in Singapore Exchange Securities Trading Limited (“SGX-ST”).

The principal activity of the Company is that of investment holding.

The principal activities of the subsidiaries are disclosed in Note 1.2 to the financial statements.

The registered office of the Company is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda and the principal place of business of the Group is located at Hangbian Industry Area, Longhu Town, Jinjiang City, Fujian Province, People’s Republic of China (the “PRC”).

1.2 Group structure

Details of the subsidiaries of the Company at the end of the reporting period are set out below:

Name	Country of incorporation	Principal activities	Effective equity held by the Company
			30 June 2025	31 December 2024
			%	%.
Held by the Company
Jade Star Group Holdings Limited (“Jade Star”)	British Virgin Islands	Investment holding	100	100

Fuxing China Group Limited (HK) ("FCG")	Hong Kong	Investment holding, to facilitate the application of the State-owned Land Use Right Certificate in respect of the Land Parcel	100	100
Held through Jade Star

Jinjiang Fookhing Zipper Co., Ltd ("Fookhing Zipper")	People's Republic of China	Production and sale of finished zippers and zipper chains	100	100

Jinjiang Fuxing Dress Co., Ltd ("Fuxing Dress")	People's Republic of China	Production and sale of zipper sliders	100	100

Fookhing Group Trading Co., Ltd (“Fuxing HK”)	Hong Kong	Trading of raw materials for textile sector	100	100

Fulong Zipper and Weaving Co., Ltd ("Fulong")	People's Republic of China	Colour dyeing of fabric tapes for zippers	100	100

Jinjiang Jianxin Weaving Co., Ltd ("Jianxin")	People's Republic of China	Manufacturing and sales of dyed yarn	100	100

Jinjiang Fuxin Electroplating Co., Ltd ("Fuxin")	People's Republic of China	Provision of electroplating services for zipper sliders	100	100

Held through FCG

Xiamen Fuxing Industrial Co., Ltd. (“Xiamen Fuxing")	People's Republic of China	Real estate development	100	100

Held through Xiamen Fuxing

Xiamen Xinfuxing Property Management Co., Ltd (“Xiamen Property")	People's Republic of China	To handle property management and realtor services for the Group’s Xiamen headquarters	80	80

159

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

2. SUMMARY OF MATERIAL ACCOUNTING POLICIES

2.1 BASIS OF PREPARATION

The condensed interim financial statements for the six months ended 30 June 2025 have been prepared in accordance with Singapore Financial Reporting Standards (International) (“SFRS(I)”) 1-34 Interim Financial Reporting issued by the Accounting Standards Council Singapore. The condensed interim financial statements do not include all the information required for a complete set of financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and the Group’s performance since the last audited annual financial statements for the year ended 31 December 2024.

The condensed interim financial statements are presented in Renminbi (“RMB”) and all amounts have been rounded to the nearest thousand (“RMB’000”), unless otherwise stated.

The accounting policies and method of computations used in the condensed interim financial statements are consistent with those of the previous financial year which were prepared in accordance with SFRS(I)s, except for the adoption of new and amended standards as set out in note 2.2.

2.2 New and amended Standards adopted by the Group

A number of amendments to Standards have become applicable for the current reporting period. The Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting those standards.

2.3 Use of judgment and estimates

In preparing the condensed interim financial statements, management has made judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements as at and for the year ended 31 December 2024.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

Management is of the opinion that there are no critical judgements that have a significant effect on the amounts recognised in the financial statements.

160

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

3 SEASONAL OPERATIONS

The Group’s businesses are not affected significantly by seasonal or cyclical factors during the financial period.

4 SEGMENT INFORMATION AND REVENUE

For management purposes, the Group is organised into business units based on their products and services, and has four reportable operating segments as follows:

(i) Zippers

The zippers segment represents manufactures and sells zipper sliders, zipper chain and finished zippers

(ii) Processing

The processing segment represents colour dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.

(iii) Trading

The trading segment represents trading of raw materials, including rubber thread, nylon fabric and nylon yarn.

(iv) Corporate

The corporate segment is involved in Group-level corporate services and treasury functions.

Except as indicated above, no operating segments has been aggregated to form the above reportable operating segments.

161

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

4. SEGMENT INFORMATION AND REVENUE (CONTINUED)

Management monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on operating profit or loss which in certain respects, as explained in the table below, is measured differently from operating profit or loss in the consolidated financial statements.

Segment assets and liabilities are not disclosed as such separate financial information is not available but is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources to the operating segments.

Transfer prices between operating segments are on an arm’s length basis in a manner similar to transactions with third parties.

Geographical information

Revenue and non-current assets information based on geographical location of customers and assets respectively are as follows:

	Revenue		Non-current assets
	30 June 2025	30 June 2024	30 June 2025	31 December 2024
	RMB'000	RMB'000	RMB'000	RMB'000

People’s Republic of China	227,620	228,779	326,553	336,961
Hong Kong	107,468	110,238	5	7

Total	335,088	339,017	326,558	336,968

Non-current assets information presented above comprised of property, plant and equipment, investment property, land use rights, intangible assets and prepayments as presented in the statement of financial position.

162

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

4. SEGMENT INFORMATION AND REVENUE (CONTINUED)

Business segments

The following table presents revenue, results and other information regarding the Group's business segments for the half year ended 30 June 2025 and 30 June 2024.

Group	Zipper	Trading	Processing	Corporate	Elimination	Total
30 June 2025	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Revenue:
Sales to external customers	199,516	107,468	28,104	-	-	335,088
Inter-segment sales	8,277	-	25,329	-	(33,606)	-
Total revenue	207,793	107,468	53,433	-	(33,606)	335,088

Results:
Segment gross profit	19,772	2,735	1,967	-	-	24,474

Segment results	860	2,460	(3,991)	(4,382)	-	(5,053)

Interest income	366	1	1	36	-	404
Financial costs	(2,298)	(1,125)	(14)	-	-	(3,437)

Loss before income tax						(8,086)
Income tax expenses						(1,433)

Loss attributable to shareholders						(9,519)

Other segment information
Depreciation and amortisation	14,251	2	6,364	188	-	20,805
Net provision for/(reversal of) allowance for trade and other receivables	1,856	-	(860)	-	-	996
Net provision for/(reversal of) allowance for advances to suppliers	(597)	-	120	-	-	(477)

Total assets	576,250	65,594	124,909	57,860	-	824,613
Total assets include:
Capital expenditure for property, plant and equipment	5,163	-	6,697	-	-	11,860

Total liabilities	(178,891)	(39,755)	(27,012)	(14,836)	-	(260,494)

163

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

4. SEGMENT INFORMATION AND REVENUE (CONTINUED)

Business segments (Continued)

Group	Zipper	Trading	Processing	Corporate	Elimination	Total
30 June 2024	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Revenue:
Sales to external customers	201,671	110,238	27,108	-	-	339,017
Inter-segment sales	12,861	-	13,316	-	(26,177)	-
Total revenue	214,532	110,238	40,424	-	(26,177)	339,017

Results:
Segment gross profit	13,522	3,219	2,977	-	-	19,718

Segment results	6,597	2,430	10,642	(3,536)	-	16,133

Interest income	260	1	3	1	-	265
Financial costs	(3,053)	(1,693)	-	-	-	(4,746)

Profit before income tax						11,652
Income tax expenses						(1,312)

Profit attributable to shareholders						10,340

Other segment information
Depreciation and amortisation	14,060	2	6,438	188	-	20,688
Reversal of allowance for trade and other receivables	(5,267)	-	(3,410)	-	-	(8,677)
Reversal of allowance for advances to suppliers	(64)	-	(2,697)	-	-	(2,761)

Total assets	652,412	75,595	146,356	56,313	-	930,676
Total assets include:
Capital expenditure for property, plant and equipment	4,623	-	3,338	-	-	7,961

Total liabilities	(245,485)	(49,777)	(44,052)	(8,348)	-	(347,662)

164

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

5. OTHER INCOME

	6 months ended 30 June 2025	6 months ended 30 June 2024
	RMB’000	RMB’000

Government grants	313	210
Foreign exchange gain, net	-	1,031
Rental and management income	4,954	4,762
Gain on disposal of property, plant and equipment	-	7,330
Others	7	489

	5,274	13,822

6. INTEREST INCOME AND FINANCIAL COSTS

	6 months ended 30 June 2025	6 months ended 30 June 2024
	RMB’000	RMB’000
Interest income from:
- Bank deposits	404	265

Interest expense on:
- Bank loans	3,437	4,746

7. OTHER EXPENSES

	6 months ended 30 June 2025	6 months ended 30 June 2024
	RMB’000	RMB’000

Written off of property, plant and equipment	-	207
Loss on disposal of property, plant and equipment	330	-
Foreign exchange loss, net	2,162	-
Others	-	55

	2,492	262

8. PROFIT/(LOSS) BEFORE INCOME TAX

The following charges/(credits) were included in determination of profit/(loss) before income tax:

	6 months ended 30 June 2025	6 months ended 30 June 2024
	RMB’000	RMB’000

Personnel expenses	46,236	37,174
Loss/(Gain) on disposal of property, plant and equipment	330	(7,330)
Written off of property, plant and equipment	-	207
Net provision for/(reversal of) allowance for trade receivables	996	(8,677)
Net reversal of allowance for advances to suppliers	(477)	(2,761)

165

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

9. RELATED PARTY TRANSACTIONS

There are no material related party transactions apart from those disclosed elsewhere in the financial statements.

10. TAXATION

	6 months ended 30 June 2025	6 months ended 30 June 2024
	RMB’000	RMB’000

Current income tax expenses	927	1,312
Deferred tax	506	-

Income tax expenses for the period	1,433	1,312

Note:

[1]

On 22 February 2008, the State Administration of Taxation of China issued a circular Caishui 2008 No.001, which stated that distribution of dividends from profits accumulated from 1 January 2008, shall be subject to a withholding tax on distribution to foreign investors. Accordingly, the Group had provided for deferred tax liabilities on the Group’s profit-making PRC subsidiaries’ net profit attained from 1 January 2008 onwards. As Jade Star (the PRC’s subsidiaries’ immediate holding company) is incorporated in the British Virgin Islands, the applicable withholding tax rate is 10%.

11. EARNINGS / (LOSS) PER SHARE

Basic earnings / (loss) per share is calculated by dividing the earnings / loss for the period attributable to owners of the Company by the weighted average number of ordinary shares outstanding during the financial period amounting to 17,205,438 ordinary shares (2024: 17,205,438).

The following tables reflect the earnings / (loss) and share data used in the computation of basic and diluted earnings / (loss) per share for the periods ended:

	Group
	30 June 2025	30 June 2024
	RMB'000	RMB'000

(Loss)/Profit for the period attributable to owners of the Company	(9,580)	10,266

	No. of shares ’000	No. of shares ’000

Weighted average number of ordinary shares for basic and diluted earnings/ (loss) per share computation	17,205	17,205

Note: Basic earnings / (loss) per share is computed based on weighted average number of shares in issue in 17,205,438 ordinary shares (2024: 17,205,438).

166

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

11. EARNINGS / (LOSS) PER SHARE (CONTINUED)

	Group
	30 June 2025	30 June 2024

Basic and diluted (loss)/earnings per share (RMB per share)	(0.56)	0.60

12. NET ASSET VALUE PER SHARE

	Group		Company
	30 June 2025	31 December 2024	30 June 2025	31 December 2024

Net asset value per share based on issued share capital at the end of the period (in RMB)	32.8	33.2	33.4	33.4

Net asset value per share for both periods was computed based on the number of shares in issue of 17,205,438.

13. DIVDENDS

No interim dividend for the half year ended 30 June 2025 (30 June 2024: Nil) was recommended as the Group was in loss position and intends to conserve cash for its operational needs.

14. PROPERTY, PLANT AND EQUIPMENT

During the six months ended 30 June 2025, the Group acquired assets amounting to RMB11.9 million (30 June 2024: RMB 8.0 million).

15. INVENTORIES

	Group
	30 June 2025	31 December 2024
	RMB'000	RMB'000

Raw materials	29,336	33,579
Work-in-progress	13,311	11,025
Finished goods	31,442	21,833

	74,089	66,437

167

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

16. TRADE AND OTHER RECEIVABLES

	Group		Company
	30 June 2024	31 December 2024	30 June 2025	31 December 2024
	RMB'000	RMB'000	RMB'000	RMB'000

Trade receivables	251,828	286,997	-	-
Less: loss allowance	(42,666)	(41,670)	-	-

	209,162	245,327	-	-

Bills receivables	218	536	-	-
Other receivables	18,849	19,648	2	2
Amount due from subsidiaries (non-trade)	-	-	240,284	244,343

Total trade and other receivables	228,230	265,511	240,286	244,345

Loss allowance

	30 June 2025	31 December 2024
	RMB’000	RMB’000

At 1 January	41,670	52,303
Net (Reversal)/Charge for the financial period/year	996	(10,633)

	42,666	41,670

17. PREPAYMENTS

	30 June 2025	31 December 2024
	RMB’000	RMB’000

Advances to suppliers	42,603	47,676
Prepayment for property, plant and equipment	5,821	5,857
Prepaid operating expenses	8,666	3,897

	57,090	57,430

18. SHARE CAPITAL AND TREASURY SHARES

(a) Share capital

	Group and Company
	2025		2024
	No. of shares	Value	No. of shares	Value
	‘000	RMB’000	‘000	RMB’000

At 30 June/31 December	17,205	1,874	17,205	1,874

The holders of ordinary shares (except treasury shares) are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restrictions. On 24 December 2024, the Company announced that the Capital Reorganisation were effected to reduce the par value of each ordinary shares from SGD 5.00 each to SGD 0.02 each.

168

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

18. SHARE CAPITAL AND TREASURY SHARES (CONTINUED)

(b) Treasury shares

	Group and Company
	2025		2024
	No. of shares	Value	No. of shares	Value
	‘000	RMB’000	‘000	RMB’000

At 30 June/31 December	277	6,408	277	6,408

Treasury shares relate to ordinary shares of the Company that are held by the Company.

19. TRADE AND OTHER PAYABLES

	Group		Company
	30 June 2025	31 December 2024	30 June 2025	31 December 2024
	RMB'000	RMB'000	RMB'000	RMB'000

Trade payables	31,232	15,506	-	-
Amounts due to directors (non-trade)	10,148	8,780	9,225	6,493

Total trade and other payables	41,380	24,286	9,225	6,493

20. OTHER LIABILITIES

	Group		Company
	30 June 2025	31 December 2024	30 June 2025	31 December 2024
	RMB'000	RMB'000	RMB'000	RMB'000

Contract liabilities – advances from customers	35,025	32,484	-	-
Accrued salary and bonuses	18,185	19,619	389	52
Other accruals	17,647	19,624	1,274	1,336

Total other liabilities	70,857	71,727	1,633	1,388

169

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

21. LOANS AND BORROWINGS

	Group
	30 June 2025	31 December 2024
	RMB'000	RMB'000
Bills payables to banks
Bill 1	42,180	40,180
Bill 3	-	20,000
Bill 4	36,821	44,891

	79,001	105,071
Short-term bank loans:
Loan 1	35,504	89,504
Loan 2	10,000	10,000

	45,504	99,504

Total loans and borrowings	124,505	204,575

1

These bill payable to bank (Bill 1) and short-term bank loan (Loan 1) are secured by bank deposits of Jinjiang Fookhing Zipper Co., Ltd, and certain land use rights and buildings owned by Jinjiang Jianxin Weaving Co., Ltd, located at Donghaian Development Zone, Shenhu Town, Jinjiang City, Fujian Province, the PRC and personal guarantee from related party – Mr. Hong Qing Liang (Executive Chairman), and Ms. Shi MeiMei (spouse of Executive Chairman), and corporate guarantee from related party Jinjiang Fuxing Dress Co., Ltd and independent third party – Jinjiang Yuanda Garment Weaving Co., Ltd.

2

This short-term bank loan (Loan 2) is secured by certain land use rights and buildings owned by Jinjiang Fookhing Zipper Co., Ltd, located at Hangbian Industrial Area, Longhu Town, Jinjiang City, Fujian Province, the PRC and personal guarantee from related party – Mr. Hong Qing Liang (Executive Chairman) and Ms. Shi MeiMei (spouse of Executive Chairman), and corporate guarantee from a related party – Jinjiang Fuxing Dress Co., Ltd.

3

These bill payable to bank (Bill 3) is secured by bank deposits of Jinjiang Fuxing Dress Co., Ltd, and certain land use rights and buildings owned by Fulong Zipper and Weaving Co., Ltd, located at Donghaian Comprehensive Development Zone, Shenhu Town, Jinjiang City, Fujian Province, the PRC. and personal guarantee from related parties – Mr. Hong Qing Liang (Executive Chairman) and Ms. Shi MeiMei (spouse of Executive Chairman).

4

Bill payable to bank (Bill 4) is secured by a charge over a property (Unit 13 on 5th Floor) located at Seapower Tower Concordia Plaza, No.1 Science Museum Road, Kowloon owned by Goldplan Corporation Limited, corporate guarantee from the Company, and personal guarantee from a related party – Mr. Hong Qing Liang (Executive Chairman).

Goldplan Corporation Limited is wholly owned by Mr. Hong Qing Liang (Executive Chairman).

All loans and borrowings are denominated in the functional currencies of the respective entities as at 30 June 2025 and 31 December 2024. The short-term loans bear interest ranging from 4.35% to 6.09% (31 December 2024: 4.35% to 6.09%) and are repayable within 12 months.

170

E. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANICAL STATEMENTS

21. CAPITAL COMMITMENTS

The Group had no material capital commitments for the half year ended 30 June 2025.

22. SUBSEQUENT EVENTS

(a) Proposed Disposal of Jinjiang Jianxin Weaving Co., Ltd.

As announced on 31 July 2025, the Group has obtained approval from shareholders in the Special General Meeting (“SGM”) held on 31 July 2025 to dispose of its indirect wholly owned subsidiary, Jinjiang Jianxin Weaving Co., Ltd., which operates in the processing segment. The proposed disposal was completed on 6 August 2025. The disposal proceeds received will help to strengthen the Group’s working capital and further improve its financial position.

(b) Proposed Listing in the United States of America

The Company has proposed a listing on National Association of Security Dealers Automated Quotations (“NASDAQ”) as part of its strategic expansion plans. As announced on 14 July 2025 per the update on the proposed NASDAQ listing, the Company intends to continue undertaking the proposed NASDAQ listing as well as the American Depositary Share Offering. The Company will make further updates upon material developments.

171

1. Review

The consolidated statement of the financial position of Fuxing China Group Limited and its subsidiaries as at 30 June 2025 and the related consolidated profit or loss and other comprehensive income consolidated statement of changes in equity and consolidated statement of cash flows for the six-month period then ended and certain explanatory notes have not been audited or reviewed.

2. Where the latest financial statements are subject to an adverse opinion, qualified opinion or disclaimer of opinion:-

(a) Updates on the efforts taken to resolve each outstanding audit issue.

(b) Confirmation from the Board that the impact of all outstanding audit issues on the financial statements have been adequately disclosed.

This is not required for any audit issue that is a material uncertainty relating to going concern.

Not applicable. The latest audited financial statements of the Group for the financial year ended 31 December 2024 was not subject to any adverse opinion, qualified opinion, or disclaimer of opinion.

3. Review of performance of the Group

	Group
	6 months Ended 30/6/2025 Unaudited	6 months Ended 30/6/2024 Unaudited	Increase/ (Decrease)
REVENUE	RMB'000	RMB'000%
Zipper	199,516	201,671	(1)
Trading	107,468	110,238	(3)
Processing	53,433	40,424	32
Inter-segment sales	(25,329)	(13,316)	90
Total Group Revenue	335,088	339,017	(1)

COST OF SALES
Zipper	179,743	188,149	(4)
Trading	104,734	107,018	(2)
Processing	51,466	37,448	37
Inter-segment sales	(25,329)	(13,316)	90
Total Group Cost of Sales	310,614	319,299	(3)

GROSS PROFIT
Zipper	19,773	13,522	46
Trading	2,734	3,220	(15)
Processing	1,967	2,976	(34)
Total Gross Profit	24,474	19,718	24

GROSS PROFIT MARGIN
	%	%	% pts
Zipper	9.9	6.7	3.2
Trading	2.5	2.9	(0.4)
Processing	3.7	7.4	(3.7)
Average Gross Profit Margin	7.3	5.8	1.5

172

Revenue

The Group’s revenue decreased by RMB3.9 million (or 1%) to RMB335.1 million. This was mainly due to the decrease in the sales of the Trading segment (RMB2.8 million) and the Zipper segment (RMB2.1 million). The decrease was partially offset by the increase in the sales of the Processing segment (RMB1.0 million).

The inter-segment sales elimination represented the dyeing and electroplating services provided by the Processing segment to the Zipper segment.

The slightly decrease in revenue from Zipper segment for 1H2025 was mainly due to the decrease in sales orders for finished zippers from customers.

The Group’s Trading segment relates to the sourcing and buying of certain raw materials (such as rubber thread, nylon fabric and nylon yard) in accordance with customers’ requirements. The profit margin and all purchases were based on confirmed sales. As such, the sales volume, profit margin are dependent on customers’ demand. The decrease in revenue from the Trading segment was mainly due to the decrease in sales volume during 1H2025 as a result of decreased demand.

Gross Profit and Gross Profit Margin

The Group’s gross profit increased by RMB4.8 million (or 24%) to RMB24.5 million, mainly due to the increase in gross profit from the Zipper segment.

Average gross profit margin increased by 1.5 percentage points to 7.3% mainly due to the increase in gross profit margin from the Zipper segment as a result of the decrease in the cost of productions.

Other income and expenses

Other income comprised government grants, rental and management fee income. Other expenses comprised loss on disposal of property, plant and equipment, and net foreign exchange loss.

The loss on disposal of plant and machinery of RMB0.3 million arose from the sale proceeds received from the disposal of old motor vehicles.

The foreign exchange loss arose from the appreciation of RMB against USD and SGD in the Group’s foreign currencies denominated bank balances and from the translation of HK dollar denominated balances owing from subsidiaries in the Company's book due to appreciation of RMB against HK dollar.

Selling and distribution expenses

Selling and distribution expenses decreased by RMB0.1 million (or 1%) to RMB6.2 million mainly due to decrease in business trips and entertainment as a result of decrease in promotional activities, e.g. roadshows, exhibitions, etc.

173

General and administrative expenses

General and administrative expenses increased by RMB15.3 million (or 141%) to RMB26.1 million mainly due to net provision for allowance for trade receivables of RMB 1.0 million as compared to net reversal of allowance for trade receivables of RMB8.7 million in 1H2024. In addition, net reversal of allowance for advances to suppliers amounted to RMB0.5 million in 1H2025 as compared to RMB2.8 million in 1H2024.

Finance income and expenses

Finance expenses decreased by RMB1.3 million to RMB3.4 million. This was mainly due to the decrease in the short-term bank loans in 1H2025 compared to 1H2024.

Finance income increased by RMB0.1 million (or 52%) to RMB0.4 million was mainly due to the increase in cash at bank during the year.

FINANCIAL POSITIION

Non-current assets

As at 30 June 2025, non-current assets amounted to RMB326.6 million comprising of property, plant and equipment, investment properties, intangible assets and land use rights.

The Group’s property, plant and equipment amounted to RMB260.3 million, an decrease of 4% (or RMB9.7 million) compared to RMB270.0 million as at 31 December 2024. The decrease was mainly due to the depreciation expenses.

Intangible assets represented the acquisition of new operation system for factory usage.

Current assets

As at 30 June 2025, current assets amounted to RMB498.1 million, decreased by 11% (or RMB61.0 million) compared to RMB559.0 million as at 31 December 2024. This was largely due to the decrease in cash and bank balance for settlement of short-term bank loans in 1H2025 and also decrease in trade receivables as a result of improvement of cash collection from customers.

Inventories increased by RMB7.7 million (or 12%) to RMB74.1 million due to a built-up of inventories as the Group held a 3-months raw materials production requirement for the purpose of productions compared to a 2-months raw materials production requirement as at 31 December 2023.

For advances to suppliers, the Group will secure supply agreements with its various suppliers. The prepayments to suppliers were to secure the supply of raw materials at competitive prices for the year, at about 2% to 3% discount of the total contracted value. The Group will make the advance payment upon the signing of the purchase agreements. After the receipt of the advance payments, the suppliers will take approximately 1 to 2 months to make full delivery of the raw materials to the Group’s warehouse.

Cash and bank balances decreased by RMB31.0 million to RMB138.6 million mainly due to the settlement of short-term bank loans in 1H2025.

174

Current liabilities

As at 30 June 2025, total current liabilities were RMB240.1 million, decreased by 21% (or RMB64.3 million) compared to RMB304.4 million as at 31 December 2024. This was mainly attributable to the decrease in short-term bank loans and bills payable.

The loans and borrowings decreased by RMB80.0 million (or 39%) to RMB124.5 million as at 30 June 2025 compared to RMB204.6 million as at 31 December 2024. This was mainly due to the repayment of short-term bank loans and bills payable during 1H2025.

The amount due to a director was funds remitted from Mr. Hong Qing Liang for the payment of the legal and professional fees and expenses incurred by the Company. There is no fixed payment schedule for the advances from Mr. Hong Qing Liang who had also agreed that all the advances granted shall be interest free.

Non-current liabilities

Non-current liabilities comprised of deferred tax liabilities. The increase in deferred tax liabilities was due to the deferred tax charge of RMB0.5 million in 1H2025 as explained under note 10 of the taxation charge.

CASH FLOW

Operating activities

Net cash flows generated from operating activities in 1H2025 amounted to RMB36.4 million compared to RMB56.8 million in 1H2024. This was mainly due to the increase in inventories in 1H2025 as compared to the decrease in inventories in 1H2024.

Investing activities

Net cash flows used in investing activities in 1H2025 amounted to RMB11.3 million compared to RMB0.4 million in 1H2024. This was mainly due to the acquisition of plant and equipment during 1H2025.

Financing activities

Net cash flows used in financing activities in 1H2025 amounted to RMB38.1 million while net cash flows generated from financing activities in 1H2024 amounted to RMB22.0 million. This was mainly due to the higher repayment of bank loans and lower proceeds from new bank loans in 1H2025 as compared to 1H2024.

4. Where a forecast, or prospect statement, has been previously disclosed to shareholders, any variance between it and the actual results

No forecast or prospect statement has been previously disclosed to shareholders.

175

5. A commentary at the date of the announcement of the significant trends and competitive conditions of the industry in which the Group operates and any known factors or events that may affect the Group in the next operating period and the next 12 months

For the next 12 months, the Group expects its operating results will continue to be impacted by high production costs, razor thin gross margin and its business outlook to be affected by uncertain customers’ demand amidst challenging China’s economic growth outlook. In addition, the recent tariffs announced by the United States of America (“USA”) on foreign imports from China and various countries could result in a more uncertain and volatile global trade environment.

On the potential impact of tariffs imposed by the USA on the Group’s sales and profitability, the Group currently does not directly engage in export activities. Instead, it sells primarily to domestic customers which subsequently handle exports. As such, the immediate impact of tariffs has not been directly reflected in the Group’s pricing or order volumes. While some downstream customers may eventually face increased export-related costs, there has been no indication thus far that these customers intend to pass on the tariff burden to the Group by requesting price reductions. The Group’s pricing is already highly competitive, leaving minimal room for further price concessions and margin compression. At present, while Management does not foresee a significant adverse impact on gross profit margin arising from the higher tariff developments, there may have some dampening effect on the customers’ demand for the Group’s zippers arising from a more muted business outlook.

In order to navigate through the challenging business environment, the Group will continue to expend marketing efforts in its sales outreach to expand its customer base to improve its sales. In addition, the Group will be vigilant in managing its expenses and monitor its receivables and collections closely to minimize bad debts and ensure the Group’s working capital is sufficient and healthy to support its business operations. As announced on 14 August 2025, the Group has completed the disposal of its indirect wholly owned subsidiary in the processing segment. The disposal proceeds received will bolster the Group’s working capital and further improve its financial position.

6. Dividend information

(a) Current Financial Period Reported On

Any dividend recommended for the current financial period reported on?

No

(b) Corresponding Period of the Immediately Preceding Financial Year

Any dividend declared for the corresponding period of the immediately preceding financial year?

No

(c) Date payable

Not Applicable

(d) Books closure date

Not Applicable

7. Interested person transactions

The Group has not obtained a general mandate from shareholders of the Company for Interested Person Transactions.

8. Confirmation that the issuer has procured undertaking from all its directors and executive officers (in the format set out in Appendix 7.7) under Rule 720(1)

The Company has received undertaking from all its directors and executive officers in the format as set in Appendix 7.7 under Rule 720(1) of the Listing Manual of the SGX-ST.

176

INDEX TO FINANCIAL STATEMENTS

FUXING CHINA GROUP LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Fuxing China Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fuxing China Group Limited and its subsidiaries (collectively the “Company”) as of March 31, 2024 and 2025, and the related consolidated statements of income and comprehensive loss, changes in shareholders’ equity, and cash flows in each of the years for the two-year period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2025, and the results of its operations and its cash flows in each of the years for the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

July 31, 2025

F-2

FUXING CHINA GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or as otherwise noted)

	As of March 31,
	2025	2024
	US$’000	US$’000
Assets
Current assets:
Cash and cash equivalents	22,401	16,951
Restricted cash	3,000	5,033
Accounts receivable, net	28,862	27,722
Prepaid expenses and other current assets, net	10,582	15,971
Inventories	11,009	13,417
Total current assets	75,854	79,094

Property, plant and equipment, net	43,192	46,985
Prepayment	2,698	2,730
Intangible assets, net	3,418	3,670
Operating lease Right-of-Use Asset	18	-
Deferred offering cost	1,944	1,606
Total non-current assets	51,270	54,991
TOTAL ASSETS	127,124	134,085

Liabilities
Current liabilities:
Bank loans – current	25,315	31,686
Accounts payable	3,265	3,195
Accrued expenses and other payables	7,306	6,395
Amount due to a director	890	201
Income taxes payable	324	396
Current operating lease liabilities	12	-
Total current liabilities	37,112	41,873

Long-term operating lease liabilities	6	-
Deferred tax liabilities	1,256	1,273
Total non-current liabilities	1,262	1,273

TOTAL LIABILITIES	38,374	43,146

Commitments and contingencies (Note 18)
Shareholders’ equity
Ordinary shares *SG$5.00 par value per share; 40,000,000 authorized as of March 31, 2024; SG$0.02 par value per share, 10,000,000,000 authorized as of March 31, 2025. 17,205,438 shares issued and outstanding as of March 31, 2024 and 2025	436	436
Additional paid-in capital	108,399	108,399
Treasury shares, at cost (represented 277,720 ordinary shares)	(903)	(903)
Statutory reserve	9,578	9,499
Merger reserve	(11,031)	(11,031)
Accumulated deficits	(16,870)	(16,165)
Accumulated other comprehensive income (loss)	(1,016)	597
Total shareholders’ equity	88,593	90,832
Non-controlling interests	157	107
TOTAL EQUITY	88,750	90,939

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	127,124	134,085

* As of the date of this annual report, our authorized share capital is S$200,000,000, divided into 10,000,000,000 ordinary shares with a par value of S$0.02 per share. On December 23, 2024, shareholders approved a capital reorganization, effective December 24, 2024, which reduced the par value of each ordinary share from S$5.00 to S$0.02 and increased the authorized share capital from 40,000,000 to 10,000,000,000 shares. This reorganization did not constitute a stock split, as it did not alter the number of issued and outstanding shares, which remained at 17,205,438 ordinary shares (excluding 277,720 treasury shares) as of the date of this annual report. The par value reduction had no impact on the total number of issued shares or shareholder ownership proportions.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FUXING CHINA GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amount in thousands, except for share and per share data, or as otherwise noted)

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Revenues	106,000	106,328	120,794
Cost of revenues	(99,084)	(99,878)	(113,559)
Gross profit	6,916	6,450	7,235

Operating expenses:
Selling and distribution expenses	(1,647)	(1,873)	(1,761)
General and administrative expenses	(6,308)	(4,285)	(5,339)
Total operating expenses	(7,955)	(6,158)	(7,100)

Income (loss) from operations	(1,039)	292	135

Other income (expenses):
Interest expense, net	(775)	(1,570)	(1,508)
Other income	6,003	7,205	8,790
Other expense	(4,472)	(4,574)	(5,613)
Total other income, net	756	1,061	1,669

Income (loss) before tax expense	(283)	1,353	1,804
Income tax expense	(290)	(297)	(211)
Net income (loss)	(573)	1,056	1,593
Other comprehensive income (loss)
Foreign currency translation loss, net of taxes	(1,613)	(2,633)	(9,017)
Total comprehensive loss	(2,186)	(1,577)	(7,424)

Profit attributable to:
- Equity holders of the Company	(626)	991	1,533
- Non-controlling interests	53	65	60
	(573)	1,056	1,593
Total comprehensive income / (loss) attributable to:
- Equity holders of the Company	(2,238)	(1,640)	(7,484)
- Non-controlling interests	52	63	60
	(2,186)	(1,577)	(7,424)
Earnings per share
Basic and diluted	(0.03)	0.06	0.09
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	17,205,438	17,205,438	17,205,438

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FUXING CHINA GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or as otherwise noted)

	Share	Share capital	Additional paid-in capital	Treasury shares	Statutory Reserve	Merger reserve	Accumulated other comprehensive income	Accumulated deficit	Non-controlling interests	Total equity
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at April 1, 2022	17,205,438	436	108,399	(903)	9,379	(11,031)	12,247	(18,569)	34	99,992
Net income	-	-	-	-	-	-	-	1,533	60	1,593
Foreign currency translation adjustment	-	-	-	-	-	-	(9,017)	-	-	(9,017)
Dividend paid to non-controlling interest	-	-	-	-	-	-	-	-	(33)	(33)
Balance at March 31, 2023	17,205,438	436	108,399	(903)	9,379	(11,031)	3,230	(17,036)	61	92,535

Balance at April 1, 2023	17,205,438	436	108,399	(903)	9,379	(11,031)	3,230	(17,036)	61	92,535
Net income	-	-	-	-	-	-	-	991	65	1,056
Foreign currency translation adjustment	-	-	-	-	-	-	(2,633)	-	(3)	(2,636)
Dividend paid to non-controlling interest	-	-	-	-	-	-	-	-	(16)	(16)
Appropriation of statutory surplus reserves	-	-	-	-	120	-	-	(120)	-	-
Balance at March 31, 2024	17,205,438	436	108,399	(903)	9,499	(11,031)	597	(16,165)	107	90,939

Balance at April 1, 2024	17,205,438	436	108,399	(903)	9,499	(11,031)	597	(16,165)	107	90,939
Net income (loss)	-	-	-	-	-	-	-	(626)	53	(573)
Foreign currency translation adjustment	-	-	-	-	-	-	(1,613)	-	(2)	(1,615)
Dividend paid to non-controlling interest	-	-	-	-	-	-	-	-	(1)	(1)
Appropriation of statutory surplus reserves	-	-	-	-	79	-	-	(79)	-	-
Balance at March 31, 2025	17,205,438	436	108,399	(903)	9,578	(11,031)	(1,016)	(16,870)	157	88,750

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FUXING CHINA GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or as otherwise noted)

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Net income (loss)	(573)	1,056	1,593
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	5,690	5,849	5,955
Loss on disposal of property, plant and equipment	72	442	822
Amortization of land use rights	127	127	132
Amortization of other intangible assets	84	7	-
Amortization of right-of-use asset	5	-	-
Allowance for credit loss	(263)	(1,709)	(1,428)
Deferred income taxes	(18)	(42)	-
Changes in operating assets and liabilities:
Inventories	2,408	(1,284)	(151)
Trade receivables	55	5,896	1,814
Prepaid expenses and other current assets	4,457	(126)	4,948
Other non-current assets	(23)	-	-
Accounts and bills payable	69	(1,097)	1,888
Other payable and accruals	911	(2,101)	(1,599)
Income tax payable	(72)	(3)	-
Amount due to a director	689	1	(60)
Operating lease liabilities	18	-	-
Net cash provided by operating activities	13,636	7,016	13,914

Purchase of property, plant, and equipment	(2,535)	(1,069)	(2,515)
Purchase of intangible assets	-	(423)	-
Net cash used in investing activities	(2,535)	(1,492)	(2,515)

Dividend paid to non-controlling interest	(1)	(16)	(33)
Payments of deferred offering cost	(338)	(929)	(445)
Proceeds from short-term loans	55,168	57,075	70,067
Repayment of short-term loans	(61,541)	(64,262)	(70,647)
Net cash used in financing activities	(6,712)	(8,132)	(1,058)

Net change in cash and cash equivalents and restricted cash	4,389	(2,608)	10,341
Cash, cash equivalents and restricted cash, at the beginning of the year	21,984	26,649	28,309
Impact of exchange rates on cash, cash equivalents and restricted cash	(972)	(2,057)	(12,001)
Cash and cash equivalents and restricted cash, at the end of the year	25,401	21,984	26,649

Supplemental disclosure of cash flow information:
Cash paid for interest expense	1,278	1,508	1,660
Cash paid for income tax	350	243	295

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FUXING CHINA GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Fuxing China Group Limited (“Fuxing China”) was incorporated and domiciled as an exempted company in Bermuda and is listed on the Mainboard of the Singapore Exchange Securities Trading Limited (“SGX-ST”). The principal activity of the Company is that of investment holding.

The registered office of the Company is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda and the principal executive office of the Company is located at Hangbian Industry Area, Longhu Town, Jinjiang City, Fujian Province, People’s Republic of China (the “PRC”).

The Company, through its operating subsidiaries in mainland China and Hong Kong (collectively, the “Company”), is principally engaged in the production and sale of zipper sliders and zipper chains, trading of textile raw and auxiliary materials used in zipper production and provision of zipper processing services.

Details of the subsidiaries of the Company are set out below:

Name	Country of incorporation	Principal activities	Effective equity held by the Company
			2025	2024
			%	%
Held by the Company
Jade Star Group Holdings Limited (“Jade Star”)	British Virgin Islands	Investment holding	100	100
Fuxing China Group Limited (HK) (“Fuxing HK”)	Hong Kong	Investment holding, to facilitate the application of the State-owned Land Use Right Certificate in respect of the Land Parcel	100	100
Held through Jade Star
Jinjiang Fookhing Zipper Co., Ltd. (“Fookhing Zipper”)	PRC	Production and sale of finished zippers and zipper chains	100	100
Jinjiang Fuxing Dress Co., Ltd. (“Fuxing Dress”)	PRC	Production and sale of zipper sliders	100	100
Fook Hing Group Trading Company Limited (“Fook Hing Trading”)	Hong Kong	Trading of textile raw and auxiliary materials for textile sector	100	100
Jinjiang Fulong Zipper and Weaving Co., Ltd. (“Fulong Zipper”)	PRC	Color dyeing of fabric tapes for zippers	100	100
* Jinjiang Jianxin Weaving Co., Ltd. (“Jianxin Weaving”)	PRC	Manufacturing and sales of dyed yarn	100	100
Jinjiang Fuxin Electroplating Co., Ltd. (“Fuxin Electroplating”)	PRC	Provision of electroplating services for zipper sliders	100	100
Xiamen Xinfuxing Industrial Co., Ltd. (“Xiamen Industrial”)	PRC	Real estate development	100	100
Held through Xiamen Industrial
Xiamen Xinfuxing Property Management Co., Ltd. (“Xiamen Property”)	PRC	To handle property management and realtor services for the Company’s Xiamen headquarters	80	80

* On July 31, 2025, the shareholders of Fuxing China approved the resolutions to dispose the entire equity interest held by the Company’s wholly owned subsidiary, Jade Star, in Jianxin Weaving.

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of operations and comprehensive income as an allocation of the total income for the year between non-controlling interest holders and the shareholders of the Company.

(c) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments, and contingencies. Actual results could vary from the estimates and assumptions that were used.

(d) Risks and uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the economy in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

The COVID-19 pandemic has brought about an unprecedented challenge for many entities, with increased uncertainty in the global economy. Although COVID-19 is no longer classified as a pandemic by the World Health Organization as of the date of this annual report, the Company is unable to provide a quantitative estimate of the potential impact of any resurgence COVID-19 may have on the Company in the future. The Company continues to monitor and evaluate any possible impact on the Company’s business and will consider implementation of various measures to mitigate the effects arising from COVID-19should they arise. Based on management’s latest assessment, there is no indicator that the going concern assumption used by the Company in preparing the financial statement is inappropriate.

(e) Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiaries are in Renminbi (“RMB”) except for Fuxing HK and Fook Hing Trading of which functional currency are in Hong Kong dollars (“HKD”).

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses). The shareholders’ equity accounts were stated at their historical rate. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

F-8

The value of foreign currencies, namely Renminbi and Hong Kong dollar, may fluctuate against the United States dollar. Any significant variations of the aforementioned currencies relative to the United States dollar may materially affect the Company’s financial condition in terms of reporting in RMB. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	As of March 31,
	2025	2024	2023
RMB to USD Year End	7.1782	7.0950	6.8676
RMB to USD Average Rate	7.1391	7.1080	6.8516
HKD to USD Year End	7.7785	7.8264	7.8499
HKD to USD Average Rate	7.7925	7.8238	7.8389

(f) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

•	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

•

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and other current assets, financial instruments, deferred financing costs, bank loans, accounts payable and accruals and are financial assets and liabilities. Cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and other currents, accounts payable and accruals are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for under as Level 3 under the above hierarchy. The Company accounts for bank loans at amortized cost and has elected NOT to account for them under the fair value hierarchy.

(g) Related parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

F-9

(i) Restricted cash

Restricted cash consists of bank deposits that are pledged to the bank as security for outstanding loans and bank borrowings. The outstanding balance for restricted cash was $3,000,000 and $5,033,000 as of March 31, 2025 and 2024, respectively.

(j) Accounts Receivable, net

Accounts receivable, net are stated at the original amount less an allowance for credit losses on such receivables. The allowance for credit losses is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Accounts receivable is recorded at the sales price of products sold to customers on trade credit terms. We establish a valuation allowance to reflect our best estimate of expected losses inherent in our accounts receivable balance. The allowance is based on our evaluation of the aging of the receivables, historical write-offs, the current economic environment and communications with the customer. We write off individual accounts against the allowance when we no longer believe that it is probable that we will collect the receivable because we become aware of a customer’s inability to meet its financial obligations.

(k) Advances to Suppliers

Advances to suppliers refer to advances for the purchase of materials or services, which are applied against accounts payable when the materials or services are received.

The Company reviews a supplier’s credit history and background information before advancing payment. If the financial condition of its suppliers were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Company would write off such amount in the period when it is considered impaired.

(l) Advances from Customers

Advances from customers refer to advances received from customers, which are applied against accounts receivable when products are sold.

(m) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average principle, and includes direct materials and, where applicable, direct labor costs and those overheads incurred in bringing them to their existing location and condition. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

(n) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Plant and machinery	5 to 10 years
Buildings	20 years
Motor vehicles	5 to 10 years
Office equipment	5 years

F-10

Expenditure for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditure for major renewals and betterment that substantially extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Work in progress in property, plant and equipment is in the course of construction for production or for its own use purposes. Work in progress is stated at cost less accumulated impairment losses. Cost includes all construction expenditure and other direct costs, including interest costs, attributable to such projects. Costs on completed construction works are transferred to the appropriate asset category. No depreciation is provided in respect of work in progress until it is completed and ready for its intended use.

(o) Intangible assets, net

The Company’s intangible assets are stated at cost less accumulated amortization and impairment, if any, and amortized on a straight-line basis over the estimated useful lives of the assets.

Category	Estimated useful lives
Patent	7 years
Software	5 years
Customer base	10 years
Operating license	22 years
Land use rights	23-35 years

(p) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of March 31, 2024 and 2025.

(q) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(r) Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company currently generates its revenue from the following main sources:

F-11

Revenue from goods sold and services provided

The Company is principally in the business of production and trading of zipper products and provision of related processing services. Revenue from contracts with its customers is recognized when or as the Company satisfies a performance obligation by transferring a promised good or service generated in the ordinary course of the Company’s activities to its customer, at a transaction price that reflects the consideration the Company expects to be entitled in exchange for the goods or service and that is allocated to that performance obligation. The goods or service is transferred when or as the customer obtains control of the goods or service. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied Purchase Order (“PO”).

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Sales of goods

We recognize revenue for our goods sold when we have satisfied a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation, which is the amount of the consideration in the contract to which our Company expects to be entitled in exchange for transferring the promised goods or services.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation.

Processing services

Revenue from processing services is recognized at a point in time when the end customer receives the service (i.e. when the service is performed in accordance with the applicable terms and conditions). A corresponding receivable is recognized for the consideration that is unconditional when only the passage of time is required before the payment is due.

Acting as a principal

A reporting company is the principal in a transaction with an end consumer if it obtains control of the specified good or service before it is transferred to the end consumer.

When another party is involved in providing goods or services to a customer, an entity that is a principal obtains control of any one of the following:

(s) Cost of revenue

Cost of revenue mainly consists of raw material costs, labor costs, sub-contracting costs and production overhead.

F-12

(t) Selling and marketing expenses

Selling expenses mainly consists of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(u) General and administrative expenses

General and administrative expenses mainly consist of staff-related cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, research and development expenses, other miscellaneous administrative expenses.

(v) Operating leases-lessor

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease unless another systematic basis is more representative of the time pattern in which use benefit derived from the leased asset is diminished. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the lease revenue.

(w) Operating leases-lessee

In evaluating whether an agreement constitutes a lease upon adoption of the new lease accounting standard ASC 842, the Company reviews the contractual terms to determine which party obtains both the economic benefits and control of the assets at the inception of the contract. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease at the commencement date of a lease. All the leases of the Company are operating leases. The Company also elected the short-term lease exemption for all contracts with an original lease term of 12 months or less. Lease payments on short-term leases are recognized as an expense on a straight-line basis over the lease term, not included in lease liabilities. The Company’s lease agreements do not contain any significant residual value guarantees or restricted covenants.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The discount rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”) or the rate implicit in the lease if available. The IBR is a hypothetical rate based on the Company’s understanding of what its credit rating would be to borrow and resulting interest the Company would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.

Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within operating lease liabilities on the consolidated balance sheets.

(x) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

F-13

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended March 31, 2024 and 2025. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(y) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(z) Comprehensive income/(loss)

Comprehensive income/(loss) is defined as the changes in shareholders’ equity during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income or loss is reported in the consolidated statements of comprehensive income/(loss). Accumulated other comprehensive income/(loss), as presented on the accompanying consolidated balance sheets, consists of accumulated foreign currency translation adjustments.

(aa) Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

(bb) Concentration of credit risks

Financial instruments that potentially expose the Company to credit concentration risks primarily include cash and cash equivalents, restricted cash, and notes receivable. The Company deposits its cash and cash equivalents with high-quality financial institutions.

The Company performs credit assessments of customers and generally does not require collateral or other security from them. The Company evaluates historical collection trends and aging balances to determine the necessity of an allowance for credit losses. Additionally, the Company conducts periodic reviews of customers’ financial conditions and payment practices to mitigate collection risks associated with accounts receivable.

F-14

Concentration of customers

The following customers accounted for 10% or more of total revenue for the fiscal years ended March 31, 2023, 2024 and 2025:

	For the years ended March 31,
	2025	2024	2023
Customer A	18%	13%	14%
Customer B	*	16%	13%
Customer C	*	11%	13%
Customer D	*	11%	*

The following customers accounted for 10% or more of the Company’s net accounts receivable as of March 31, 2024 and 2025:

	As of March 31,
	2025	2024
Customer A	33%	26%
Customer C	10%	16%
Customer D	12%	15%

Concentration of suppliers

The following suppliers accounted for 10% or more of total purchases for the fiscal years ended March 31, 2023, 2024 and 2025:

	For the years ended March 31,
	2025	2024	2023
Supplier A	22%	*	*
Supplier B	*	10%	*
Supplier C	10%	*	*
Supplier D	*	12%	10%
Supplier E	12%	*	*

* Represent percentage less than 10%

(cc) Statutory Reserves

In accordance with the Company Law of the People’s Republic of China (PRC) applicable to the subsidiaries located in mainland China, the subsidiary is required to make appropriation to a Statutory Reserve Fund (SRF). At least 10% of the statutory after-tax profits as determined in accordance with the applicable PRC accounting standards and regulations must be allocated to the SRF until the cumulative total of the reserve fund reaches 50% of the subsidiary’s registered capital. Subject to approval from the relevant PRC authorities, the SRF may be used to offset any accumulated losses or increase the registered capital of the subsidiary. The SRF is not available for dividend distribution to shareholders.

(dd) Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jump start Our Business Start-ups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

F-15

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires new disclosures to disaggregate prescribed natural expenses underlying any income statement caption. This ASU is effective for annual periods in fiscal years beginning after December 15, 2026, and interim periods thereafter. Early adoption is permitted. The ASU applies on a prospective basis for periods beginning after the effective date. However, retrospective application to any or all prior periods presented is permitted. The Company is currently evaluating the impact of adoption of this standard on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments,” which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments also clarify some specific applications of induced conversion guidance and that the guidance applies to a convertible debt instrument that is not currently convertible as long as it had a substantive conversion feature as of both its issuance date and the date the inducement offer is accepted. The new guidance is required to be applied either prospectively or retrospectively. This guidance is effective for the Company for the year ending March 31, 2027. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance.

In January 2025, the FASB issued ASU 2025-01, which clarifies the effective date of ASU 2024-03 (issued November 4, 2024) on expense disaggregation disclosures. ASU 2024-03 initially stated it would take effect for public entities in annual periods starting after December 15, 2026, and interim periods starting after December 15, 2027. However, non-calendar year-end entities (with fiscal years not ending December 31) faced ambiguity—interpreting the original guidance as requiring adoption in an interim period rather than an annual period. ASU 2025-01 clarifies the FASB’s intent: all public entities must first adopt the disclosure requirements in the first annual period starting after December 15, 2026, with interim adoption in periods starting after December 15, 2027. The Company does not expect this standard to impact its consolidated financial statements.

In January 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405) — Amendments Related to Classification and Disclosure of Certain Liabilities. This update revises the guidance on classifying and disclosing specific liabilities (e.g., obligations related to crypto assets, contingent liabilities arising from contractual commitments), aiming to enhance transparency about the nature, measurement, and risks of such liabilities. ASU 2025-02 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim periods within those annual periods. Early adoption is permitted. The Company is evaluating the impact of this update on its consolidated financial statements.

In May 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity,” which requires an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business to consider specific factors to determine the accounting acquirer and removes the requirement that the primary beneficiary always is the acquirer for certain transactions. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance is required to be applied prospectively to any acquisition transaction that occurs after the initial application date. This guidance is effective for the Company for the year ending March 31, 2028. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance.

F-16

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of March 31,
	2025	2024
	US$’000	US$’000
Accounts receivable	34,638	33,747
Less: allowance for credit losses	(5,776)	(6,025)
Accounts receivable, net	28,862	27,722

The movements in the allowance for credit loss for the years ended March 31, 2025, 2024 and 2023 were as follows:

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Balance at beginning of the period	6,025	7,574	9,754
Additions	2	81	-
Exchange difference on opening balance	(69)	(237)	(752)
Credit to profit or loss	(182)	(1,393)	(1,428)
Balance at end of the period	5,776	6,025	7,574

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

	As of March 31,
	2025	2024
	US$’000	US$’000
Current assets
Prepayment	9,300	12,682
Less: provision for allowance	(1,236)	(1,335)
	8,064	11,347
Notes receivable	58	1,073
Other receivables	2,460	3,551
	10,582	15,971
Non-current assets
Prepayment	2,698	2,730

F-17

Prepayments classified in current assets represent advance payments made for raw materials and for property, plant, and equipment.

Prepayment classified in non-current assets is the amount representing the down payment paid for one sewerage engineering project for the processing segment to improve the sewage water discharge process so as to comply with the stringent environmental laws. This was incurred in the ordinary course of business on normal commercial terms. Upon completion of the project, the amount will be charged to the profit and loss, thus the recoverability assessment is not applicable.

5. INVENTORY

	As of March 31,
	2025	2024
	US$’000	US$’000
Raw materials	5,041	7,133
Work-in-progress	1,754	1,369
Finished goods	4,214	4,915
	11,009	13,417

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	As of March 31,
	2025	2024
	US$’000	US$’000
Plant and machinery	40,081	38,652
Buildings	52,554	52,696
Motor vehicles	1,045	1,045
Office equipment	363	301
Work-in-progress	-	39
Subtotal	94,043	92,733
Less: accumulated depreciation	(50,851)	(45,748)
Property, plant and equipment, net	43,192	46,985

Depreciation expense was approximately US$5,955,000, US$5,849,000 and US$5,690,000 for the years ended March 31, 2023, 2024 and 2025, respectively.

Accumulated depreciation was translated at the exchange rate at each reporting period end date. Depreciation expense was translated at the average exchange rate during the reporting period. Therefore, depreciation expense will not necessarily agree with changes in the corresponding accumulated depreciation.

7. DEFERRED OFFERING COSTS

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed offering of the American depositary shares. Deferred offering costs related to the offering will offset proceeds recorded as equity if the transaction is completed or charged to expense if the offering is not completed. As of March 31, 2025 and 2024, deferred offering costs are US$1,943,744 and US$1,606,490, respectively.

F-18

8. INTANGIBLE ASSETS

The intangible assets are including (a) land use right and (b) others and details are as follows: -

8(a) Land Use Right

	As of March 31,
	2025	2024
	US$’000	US$’000
Cost
Opening balance	4,975	5,140
Exchange difference	(57)	(165)
	4,918	4,975
Accumulated amortization
Opening balance	1,721	1,647
Amortization	127	127
Exchange difference	(20)	(53)
	1,828	1,721

Net carrying amount	3,090	3,254

Amount to be amortized:
- Within one year	127	127
- Over one year but within five years	508	508
- Over five years	2,455	2,619
	3,090	3,254

The Company had land use rights over six plots (2024: Six plots) of state-owned land in The People’s Republic of China (“PRC”) where the Company’s manufacturing and storage facilities are located. The land use rights are not transferable and have remaining tenures of 22 years to 34 years (2024: 23 years to 35 years)

As of March 31, 2025, the land use rights of the Company with net carrying amount of US$3,090,000 (March 31, 2024: US$3,254,000) were pledged as security for the facilities of short-term bank loans (Note 9).

For the years ended March 31, 2023, 2024, and 2025, amortization expenses included in cost of sales, administrative expenses, and selling expenses were approximately US$0, US$132,000, and US$0; US$0, US$127,000, and US$0; and US$0, US$127,000, and US$0, respectively.

8 (b) Other intangible assets

	Software	Patent	Customer base	Operating licence	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Cost
At April 1, 2023	32	7,021	10,982	14,996	33,031
Additions	423	-	-	-	423
At March 31, 2024	455	7,021	10,982	14,996	33,454
Additions	-	-	-	-	-
At March 31, 2025	455	7,021	10,982	14,996	33,454

Accumulated amortization
At April 1, 2023	32	3,093	2,837	1,647	7,609
Amortization	7	-	-	-	7
At March 31, 2024	39	3,093	2,837	1,647	7,616
Amortization	84	-	-	-	84
Exchange difference	4	-	-	-	4
At March 31, 2025	127	3,093	2,837	1,647	7,704

Accumulated impairment
At April 1, 2023, March 31, 2024, and 2025	-	3,928	8,145	13,349	25,422

Net carrying amount
At March 31, 2024	416	-	-	-	416
At March 31, 2025	328	-	-	-	328

F-19

Customer base and operating license arose from business combinations in 2011. Except for software, all other intangible assets had been fully amortized or impaired as of March 31, 2022.

Software

The new software is a MES system, which was launched in March 2024. It is an integrated computerized system (encompassing both hardware and software) that offers a range of tools and methodologies for executing workshop production tasks. Its aim is to boost production efficiency, optimize resource allocation, and ultimately augment the financial performance of enterprises. The software’s amortization period is 5 years, with a remaining amortization period from 2025 to 2029.

Patent

This represents the patent right bought from the patent holder for the production of new Super Durable Zipper; hence it has been identified as an intangible asset from these acquisitions.

Customer base

The vast majority of the products by Fulong Zipper and Jianxin Weaving are transacted with existing customers whom the subsidiaries have long-term relationship with and repeated orders from these customers, hence it has been identified as an intangible asset arising from these acquisitions.

Operating license

The electroplating industry is regulated tightly in PRC due to its pollutive nature and there will be limited granting of such licenses to new entrants based on current legislation, hence it has been identified as an intangible asset arising from these acquisitions.

Amortization expense

The amortization of software, patent, customer base and operating license is included in the “Administrative expense” line items in profit or loss respectively.

Impairment loss recognized previously

In 2013, full impairment was recognized on the carrying amount of patent, customer base and operating license. Since then, the subsidiaries became and remained dormant.

F-20

9. BANK LOANS

The bank loans as of March 31, 2024 and 2025 are set out below:

Bank loans	Currency	Interest rate	Carrying amount	Current	Non-current
			US$’000	US$’000	US$’000
Bills payables to banks	RMB&HKD	2.60%	16,859	16,859	-
Secured bank loans	RMB&HKD	2.1% - 7.4%	14,827	14,827	-
At March 31, 2024			31,686	31,686	-

Bills payables to banks	RMB&HKD	2.60%	11,662	11,662	-
Secured bank loans	RMB&HKD	2.1% - 6.09%	13,653	13,653	-
At March 31, 2025			25,315	25,315	-

	As of March 31,
	2025	2024
	US$’000	US$’000
Bills payables to banks
Bill 1	5,597	6,624
Bill 2	279	-
Bill 3	-	2,819
Bill 4	5,786	7,416
	11,662	16,859
Secured bank loans
Loan 1	12,260	12,121
Loan 2	1,393	1,409
Loan 3	-	1,297
	13,653	14,827

Notes:

(1) The bill payable to bank (Bill 1) and short-term bank loan (Loan 1) are secured by:

●	Bank deposits of Fookhing Zipper;
●	Land use rights and buildings owned by Jianxin Weaving, located in Donghaian Development Zone, Shenhu Town, Jinjiang City, Fujian Province, the PRC;
●	Personal guarantees from related parties Mr. Qingliang Hong (Executive Chairman) and Ms. Meimei Shi (spouse of the Executive Chairman); and
●	Corporate guarantees from subsidiary Fuxing Dress and independent third party Jinjiang Yuanda Garment Weaving Co., Ltd.

F-21

(2) The bill payable to bank (Bill 2) and short-term bank loan (Loan 2) are secured by:

●	Land use rights and buildings owned by Fookhing Zipper, located in Hangbian Industrial Area, Longhu Town, Jinjiang City, Fujian Province, the PRC;
●	Personal guarantees from related parties Mr. Qingliang Hong (Executive Chairman) and Ms. Meimei Shi (spouse of the Executive Chairman); and
●	Corporate guarantee from subsidiary Fuxing Dress.

(3) The bill payable to bank (Bill 3) and short-term bank loan (Loan 3) are secured by:

●	Bank deposits of Fuxing Dress;
●	Land use rights and buildings owned by Fulong Zipper, located in Donghaian Comprehensive Development Zone, Shenhu Town, Jinjiang City, Fujian Province, the PRC; and
●	Personal guarantees from related parties Mr. Qingliang Hong (Executive Chairman) and Ms. Meimei Shi (spouse of the Executive Chairman).

(4) The bank-accepted bill (Bill 4) is secured by:

●	A mortgage over a property (Unit 13, 5th Floor) at Seapower Tower Concordia Plaza, No.1 Science Museum Road, Kowloon, owned by Goldplan Corporation Limited (wholly owned by Mr. Qingliang Hong);
●	Corporate guarantee from the Company; and
●	Personal guarantee from related party Mr. Qingliang Hong (Executive Chairman).

10. ACCRUALS AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consist of the following:

	As of March 31,
	2025	2024
	US$’000	US$’000
Payroll payable	936	866
Payable to other services	764	934
Advance from customers	5,606	4,595
	7,306	6,395

11. AMOUNT DUE TO A DIRECTOR

	As of March 31,
	2025	2024
	US$’000	US$’000
Amount due to a director	890	201

The amount is unsecured, interest-free loan and no specific repayment terms.

12. DEFERRED TAX LIABILITIES

	As of March 31,
	2025	2024
	US$’000	US$’000
Deferred tax liabilities	1,256	1,273

F-22

The following are the major deferred tax assets and liabilities recognized by the Company:

	Property, plant and equipment	Withholding tax on undistributed profits (1)	Total
	US$’000	US$’000	US$’000
As of March 31, 2023	1,316	-	1,316
Recognized in statements of income	(43)	-	(43)
As of March 31, 2024	1,273	-	1,273
Recognized in statements of income	(17)	-	(17)
As of March 31, 2025	1,256	-	1,256

(1)

On February 22, 2008, the State Administration of Taxation of China issued Circular [2008] No. 001, which states that dividends distributed after January 1, 2008, and derived from profits accumulated prior to January 1, 2008, will be exempt from withholding tax when distributed to foreign non-resident enterprise investors. As a result, there should be no deferred tax liabilities recognized for the undistributed profits accumulated by the Company’s PRC subsidiaries through December 31, 2007.

13. EQUITY

(a) Share capital

	2025		2024
	No. of shares	Value	No. of shares	Value
	‘000	US$’000	‘000	US$’000
At March 31	17,205	108,835	17,205	108,835

On December 23, 2024, the shareholders of the Company approved a capital reorganization to reduce the par value from S$5.00 per share to S$0.02 per share, and to increase the authorized share capital from 40,000,000 shares to 10,000,000,000 shares. This reorganization took effect on December 24, 2024. As of the date of this annual report, our authorized share capital is S$200,000,000 divided into 10,000,000,000 shares, par value of S$0.02 per share.

The holders of ordinary shares (except treasury shares) are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restrictions. No dividend was declared by the Company during the year ended March 31, 2025 and 2024, nor has any dividend been proposed since the end of the reporting period.

For the years ended March 31, 2025 and 2024, Xiamen Property paid US$6,619 and US$16,133, respectively, to non-controlling interests.

The Company does not have a formal dividend policy. The Company considers its operating results, financial position, working capital requirements, as well as any other pertinent factors deemed appropriate by the Board. The Board of the Company did not propose any dividend payments for the fiscal year ended March 31, 2024 and 2025. The Management intends to conserve cash for its operational needs.

(b) Treasury shares, at cost

	No. of shares	Par value	Additional paid in capital	Total
		USD	USD	USD

Treasury shares	277,720	977,887	(75,150)	902,737

Treasury shares relate to ordinary shares of the Company that are held by the Company.

F-23

Other reserves

(c) Statutory Reserve

In accordance with the Foreign Enterprise Law applicable to the subsidiaries in the People’s Republic of China (PRC), the subsidiary is required to make appropriation to a Statutory Reserve Fund (SRF). At least 10% of the statutory after-tax profits as determined in accordance with the applicable PRC accounting standards and regulations must be allocated to the SRF until the cumulative total of the reserve fund reaches 50% of the subsidiary’s registered capital. Subject to approval from the relevant PRC authorities, the SRF may be used to offset any accumulated losses or increase the registered capital of the subsidiary. The SRF is not available for dividend distribution to shareholders. For the years ended March 31, 2025 and 2024, the Company made appropriations to the statutory reserve of US$78,890 and US$120,046, respectively.

(d) Merger reserve

This represents the difference between the nominal value of shares issued by the Company in exchange for the nominal value of shares and capital reserve of subsidiaries acquired which is accounted for under “merger accounting”.

14. REVENUES BY PRODUCT AND GEOGRAPHY

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Sales of zipper chains and sliders	68,059	57,560	64,690
Trading of textile raw and auxiliary materials	29,660	40,300	46,957
Zipper processing services	8,281	8,468	9,147
Total	106,000	106,328	120,794

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has four operating segments as defined by ASC 280 as follow:

1.	Sales of zipper chains and zipper sliders

The zipper chain consists of 2 strips of fabric tapes, with parallel rows of specially shaped nylon, metal or plastic teeth, as the case may be, either weaved on or punched onto adjacent edges of a fabric tape, thereby interlocking with each other to provide a firm grip and resulting in a zipper chain.

The zipper slider consists of a zinc zipper head and zipper pull tab which is subsequently affixed on the zipper chain, such that it moves along the rows of teeth, allowing the teeth to be fastened or separated, depending on the direction of the movement.

F-24

2.	Trading of textile raw and auxiliary materials

The trading segment represents trading of textile raw and auxiliary materials, including rubber thread, nylon fabric and nylon yarn.

3.	Zipper processing services

Zipper processing services represent color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarns.

4.	Corporate

The corporate segment is involved in Group-level corporate services, which covers i) administrative functions, including human resources, legal services or compliance matters, communications and finance, and ii) treasury functions that manage the Company’s financial resources, in order to help meet the Company’s business objectives.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit/(loss), as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit/(loss) are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

Segment assets and liabilities are not disclosed as such separate financial information is not available but is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources to the operating segments.

In the following table, revenue is disaggregated by the geographical locations of customers and by the timing of revenue recognition.

	Revenue			Non-current assets
	For the years ended March 31,			As of March 31,
	2025	2024	2023	2025	2024
	US$’000	US$’000	US$’000	US$’000	US$’000
Mainland China	76,340	66,028	73,837	51,251	54,990
Hong Kong	29,660	40,300	46,957	19	1
	106,000	106,328	120,794	51,270	54,991

Non-current assets information presented above consist of property, plant and equipment, net, deferred offering cost, prepayment and intangible assets as presented in the statement of financial position.

F-25

Business segments

The following table presents revenue, results and other information regarding the Company’s business segments for the years ended March 31, 2023, 2024 and 2025

	Zipper chains and sliders	Trading	Processing	Corporate	Elimination	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
March 31, 2023
Revenue:
Sales to external customers	64,690	46,957	9,147	-	-	120,794
Inter-segment sales	3,556	-	3,291	-	(6,847)	-
Total revenue	68,246	46,957	12,438	-	(6,847)	120,794
Results:
Segment gross profit	4,977	1,024	1,234	-	-	7,235
Segment results	995	671	176	1,470	-	3,312
Interest income	147	-	2	3	-	152
Financial costs	(1,073)	(380)	(207)	-	-	(1,660)
Profit/ (loss) before income tax	69	291	(29)	1,473	-	1,804
Income tax expense	(95)	(27)	(19)	(70)	-	(211)
Net profit for the year	(26)	264	(48)	1,403	-	1,593
Total assets	96,952	13,903	25,827	9,428	-	146,110
Total liabilities	(34,373)	(8,683)	(9,064)	(1,455)	-	(53,575)

	Zipper chains and sliders	Trading	Processing	Corporate	Elimination	Total
	US$’000	US$’0000	US$’000	US$’000	US$’000	US$’000
March 31, 2024
Revenue:
Sales to external customers	57,560	40,300	8,468	-	-	106,328
Inter-segment sales	3,182	-	3,369	-	(6,551)	-
Total revenue	60,742	40,300	11,837	-	(6,551)	106,328
Results:
Segment gross profit	4,284	1,007	1,159	-	-	6,450
Segment results from operations	698	718	1,645	(308)	-	2,753
Interest income	105	1	1	2	-	109
Financial costs	(891)	(555)	(63)	-	-	(1,509)
Profit before income tax	(88)	164	1,583	(306)	-	1,353
Income tax expense	(205)	(14)	(61)	(17)	-	(297)
Net profit attributable to shareholders	(293)	150	1,522	(323)	-	1,056
Total Assets	90,782	11,276	22,017	10,010	-	134,085
Total liabilities	(30,022)	(7,431)	(4,572)	(1,121)	-	(43,146)

F-26

	Zipper chains and sliders	Trading	Processing	Corporate	Elimination	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
March 31, 2025
Revenue:
Sales to external customers	68,059	29,660	8,281	-	-	106,000
Inter-segment sales	2,374	-	6,203	-	(8,577)	-
Total revenue	70,433	29,660	14,484	-	(8,577)	106,000
Results:
Segment gross profit	6,256	795	(135)	-	-	6,916
Segment results from operations	1,381	639	(1,719)	191	-	492
Interest income	97	-	(2)	9	-	104
Financial costs	(875)	(387)	-	383	-	(879)
Loss before income tax	603	252	(1,721)	583	-	(283)
Income tax expense	(128)	(21)	(135)	(6)	-	(290)
Net loss attributable to shareholders	475	231	(1,856)	577	-	(573)
Total Assets	86,472	9,438	20,924	10,290	-	127,124
Total liabilities	(25,521)	(5,825)	(6,141)	(887)	-	(38,374)

The chief operating decision maker did not rely primarily on assets and liabilities to assess the performance of the segment and make decisions about resources to be allocated to the segment.

15. INCOME TAX EXPENSES

Bermuda and BVI

The Company and one of its subsidiaries, Jade Star, are domiciled in Bermuda and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and Jade Star do not accrue income taxes.

PRC

Pursuant to the Enterprise Income Tax Law of the PRC (the “EIT” Law) promulgated by the National People’s Congress on March 16, 2007 (effective from January 1, 2008), resident and non- resident enterprises deriving income from the PRC are subject to Enterprise Income Tax (“EIT”). Under the EIT Law, EIT applies to all enterprises, including foreign investment enterprises and domestic enterprises. The general applicable EIT tax rate in the PRC is 25%.

Fuxing Dress, Fulong Zipper, Jianxin Weaving, Fuxin Electroplating and Fookhing Zipper

Accordingly, Fuxing Dress, Fulong Zipper, Jianxin Weaving and Fuxin Electroplating are subject to EIT tax rate of 25% for the year ended March 31, 2025 (2024: 25%).

F-27

Fookhing Zipper

Fookhing Zipper holds the “New and High Technology Enterprise” certification (No. GR202235001433, issued on Dec 14, 2022, valid for 3 years), entitling it to a 15% preferential corporate tax rate. For the year ended March 31, 2025, its applicable EIT rate is 15% (2024: 15%).

Rental income from Xiamen Industrial is subjected to tax rate of 25% for the years ended March 31, 2025 (2024: 25%).

Fook Hing Trading and Fuxing HK

The statutory income tax applicable to Fook Hing Trading and Fuxing HK for the years ended March 31, 2025 is 16.5% (2024: 16.5%).

No provision for income tax has been made for Fuxing HK, as this company did not have any assessable profit during the years ended March 31, 2023, 2024 and 2025.

The income tax provision consists of the following components:

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Income tax:
Current year	290	297	211
Deferred tax:
Current year	-	-	-
	290	297	211

The income tax expense varied from the amount of income tax expense determined by applying the PRC income tax rate of 25% (2024: 25%) to profit before income tax as a result of the following differences:

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
(Loss) Profit before tax expenses:	(283)	1,353	1,804

Tax at the domestic income tax rate applicable to profits in the countries where the Company operates	(71)	596	429
Tax effect of non-taxable income	361	(299)	(218)
	290	297	211

16. Leases

16(a) Operating leases – as Lessee

The Company leases an office in Hong Kong for a term of two years (from November 1, 2024 to September 30, 2026), with a monthly rent of HK$8,000 (approximately US$1,022), payable in advance on the first day of each month. The lease term is determined without considering renewal options, as the Company is not reasonably certain to exercise them. Lease expense is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not capitalized on the balance sheet.

Right-of-use assets and lease liabilities relate to operating leases initiated in 2025. The future minimum lease payment of US$18,000 is calculated at a discount rate of 3.60%, with a present value of US$17,000, including US$1,000 in interest expenses.

F-28

As of March 31, 2025, the remaining lease term was 1.5 years (2024: Nil, as the lease commenced in November 2024), and the weighted average discount rate used to measure lease liabilities was 3.60% (2024: Nil). The discount rate is based on the Company’s incremental borrowing rate for similar-term bank loans.

Supplemental balance sheet information related to operating leases from the Company’s operations was as follows:

	As of March 31,
	2025	2024
	US$’000	US$’000
Operating Right-of-use assets	23	-
Less: Accumulated amortization	(5)	-
Right-of-use assets, net	18	-

Operating lease liabilities, current	12	-
Operating lease liabilities, non-current	6	-
Total lease liabilities	18	-

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.50	-
Weighted average discount rate	3.60%	-

The following table presents maturity of lease liabilities as of March 31, 2025:

Twelve months ending March 31,	As of March 31, 2025
US$’000
2026	12
2027	6
2028 and thereafter	-
Total future minimum lease payments	18
Less: imputed interest	(1)
Total	17

16(b) Operating leases – as Lessor

Operating lease income is recognized as a component of non-interest income on a straight-line basis over the lease term. Lease terms range from one to five years. Assets related to operating leases are included in property, plant and equipment (PPE). As of March 31, 2024 and 2025, the net book value of leased assets totaled US$7.4 million and US$7.2 million respectively.

	For the years ended March 31,
	2025	2024	2023
	US$’000	US$’000	US$’000
Operating lease income	709	895	437
Depreciation expense	213	422	206

F-29

The following schedule summarizes aggregate minimum lease payments to be received at March 31 2025:

For the years ended March 31,	As of March 31, 2025
US$’000
2026	654
2027	419
2028	45
2029	14
2030	-
Thereafter	-
Total	1,132

17. CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

18. COMMITMENTS AND CONTINGENCIES

Lease Commitment

The Company is committed under a lease agreement for office in Hong Kong. It was a month-to-month lease agreement at HK$8,000 (Approximately US$1,022) per month, payable in advance on the first day of each calendar month.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and through the issuance date of these consolidated financial statements.

19. SUBSEQUENT EVENTS

The Company has assessed all subsequent events from March 31, 2025, up to and including July 31, 2025, the date on which these consolidated financial statements were ready for issuance. There are no material subsequent events that necessitate disclosure in these consolidated financial statements.

F-30

Until [●], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,500,000 American Depositary Shares

FUXING CHINA GROUP LIMITED

Prospectus dated [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditor against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditor against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is given in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.

Our Amended and Restated Bye-laws provide that we shall indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by them in connection with the execution of their duty, or supposed duty, or in their respective offices or trusts, provided that such indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we had no share issuances.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)

to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

II-2

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

	(i)	if the issuer is relying on Rule 430B:

(A)

each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

	(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

	(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinjiang, Fujian Province, People’s Republic of China, on September 15, 2025.

Fuxing China Group Limited

By:	/s/ Shaolin Hong
Shaolin Hong
Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints Shaolin Hong as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of American depositary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qingliang Hong	Director and Chairman of the Board of Directors	September 15, 2025
Name: Qingliang Hong

/s/ Shaolin Hong	Chief Executive Officer (Principal Executive Officer)	September 15, 2025
Name: Shaolin Hong

/s/ Pengyou Hong	Director and Director of Finance and Administration (Principal Accounting and Financial Officer)	September 15, 2025
Name: Pengyou Hong

/s/ See Lien Low	Director	September 15, 2025
Name: See Lien Low

/s/ Ngo Yin Tsang	Director	September 15, 2025
Name: Ngo Yin Tsang

/s/ Boon Chiao Koh	Director	September 15, 2025
Name: Boon Chiao Koh

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 15, 2025.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

II-5

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Memorandum of Association of the Registrant

3.2*	Second Amended and Restated Bye-laws of the Registrant

4.1*	Specimen Certificate for Ordinary Shares

4.2*	Form of the Representative’s Warrants (included in Exhibit 1.1)

4.3*	Form of American Depositary Receipt (included in Exhibit 4.4)

4.4*	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the owners and holders of ADSs issued hereunder

5.1*	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Ordinary Shares represented by the ADSs being registered

5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Representative’s Warrants

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3*	English translation of Share Transfer Agreement by and between Jade Star Group Holdings Limited and Liansheng (Jinjiang) New Materials Group Co., Ltd., dated December 11, 2024

21.1*	Subsidiaries

23.1**	Consent of Onestop Assurance PAC

23.2*	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)

23.3*	Consent of Fujian Yimao Law Firm

23.4*	Consent of Dentons Hong Kong LLP

23.5*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)

24.1*	Powers of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Consent of Euromonitor International Ltd

107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

II-6